UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under § 240.14a-12

LAKE AREA CORN PROCESSORS, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

☐ No fee required.
☒ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LAKE AREA CORN PROCESSORS, LLC

46269 South Dakota Highway 34, P.O. Box 100
Wentworth, South Dakota 57075

NOTICE OF 2024 SPECIAL MEETING OF MEMBERS
To be held on Tuesday, October 22, 2024
To our members:

A special meeting of members (the "2024 Special Meeting") of Lake Area Corn Processors, LLC (the "Company") will be held on October 22, 2024 at Nicky's, 1407 NW 2nd St, Madison, SD 57042 at 10 AM CT. The Company's board of managers (the "Board") encourages you to attend the meeting or to submit your proxy card as soon as possible.

Your vote is important, the Board requests that you promptly sign, date and return the enclosed proxy card, which is solicited by the Board of Managers, whether or not you plan to attend the meeting. Proxy cards are available on the Company's website at http://dakotaethanol.com under the tab "LACP" and may be printed by the members. No personal information is required to print a proxy card. You may fax the proxy card to the Company at (605) 483-2681, mail it to us at P.O. Box 100, Wentworth, South Dakota 57075, or scan and e-mail the proxy card to investor-relations@dakotaethanol.com.

If you need directions to the meeting, please contact the Company using the information listed above.

IMPORTANT NOTICE REGARDING THE PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON OCTOBER 22, 2024:

◦This Proxy Statement, the exhibits to the Proxy Statement and the Proxy Card is expected to be mailed to our members on September 6, 2024. We encourage you to review this entire proxy statement, including its exhibits and all documents incorporated by reference before voting, including the Fourth Amended and Restated Operating Agreement of the Company.

◦The proxy statement, proxy card and annual report to members are available at http://www.dakotaethanol.com under the tab labeled "LACP" and are also available online at the SEC's website http://.sec.gov/edgar/search ("EDGAR"), by searching for the Company, Lake Area Corn Processors, LLC.

The purposes of the meeting are to:

•Amend the Existing Operating Agreement: Amend and restate the Third Amended and Restated Operating Agreement of Lake Area Corn Processors, LLC dated as of March 15, 2007, as amended by the First Amendment to the Third Amended and Restated Operating Agreement dated March 15, 2007, the Second Amendment to the Third Amended and Restated Operating Agreement dated July 12, 2011, and the Third Amendment to the Third Amended and Restated Operating Agreement dated January 9, 2018 (our "Existing Operating Agreement") to, among other things, change the voting rights of our Class A Units and to provide for three (3) new separate and distinct classes of units: Class B Units, Class C Units and Class D Units; and

•Reclassification and Deregistration: Vote on the reclassification of some of our current Class A Units into the newly created Class B, Class C or Class D for the purpose of discontinuing the registration of our current Class A Units under the Securities Act of 1934 ("Exchange Act").

Only members listed on the Company's records at the close of business on August 28, 2024 are entitled to notice of and to vote at the 2024 Special Meeting. For your proxy card to be valid, it must be RECEIVED by the Company no later than 11:59 p.m. local time on October 21, 2024 or must be presented in person at the 2024 Special Meeting.

All members are cordially invited to attend the 2024 Special Meeting in person. However, to assure the presence of a quorum, the Board requests that you promptly sign, date and return a proxy card as soon as possible, whether or not you plan to attend the meeting.

Your prompt attention would be greatly appreciated.

By order of the Board of Managers,
/s/ Todd Brown
Chairman of the Board
Wentworth, South Dakota
August 28, 2024

Exhibit No.	Exhibit
99.1	Third Amended and Restated Operating Agreement of LACP, as amended (the "Existing Operating Agreement").
99.2	Registrant's Form 10-K/A for the 2023 FYE filed with the commission on March 12, 2023.
99.3	Registrant's 10-Q for the fiscal quarter ended June 30, 2024, filed with the Commission on August 13, 2024.
APPENDIX A	FORM OF PROXY CARD
APPENDIX B	FORM OF FOURTH AMENDED AND RESTATED OPERATING AGREEMENT (THE "PROPOSED OPERATING AGREEMENT")

Lake Area Corn Processors, LLC
46269 South Dakota Highway 34
P.O. Box 100
Wentworth, South Dakota 57075

Proxy Statement 2024 Special Meeting of Members Tuesday, October 22, 2024

ABOUT THE SPECIAL MEETING

The proxy solicitation is being made by Lake Area Corn Processors, LLC (the "Company"). The proxy statement and proxy card were prepared by the board of managers (the "Board") of the Company for use at the special meeting of members of the Company to be held on Tuesday, October 22, 2024 (the "Special Meeting"), and at any adjournment thereof. The Special Meeting will be held at Nicky's, 1407 NW 2nd St, Madison, SD 57042. The Special Meeting will commence at approximately 10 AM CT local time. Distribution of this proxy statement and proxy card is scheduled to begin on or about August 28, 2024. This solicitation is being made by mail, however the Company may also use its officers, managers, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, email, facsimile or letter.

In this proxy statement, “Lake Area” “LACP,” “we,” “our,” “ours,” “us” and the “Company” refer to Lake Area Corn Processors, LLC, a South Dakota limited liability company.

“Reclassification” refers to the reclassification of some of our registered Class A Units into three (3) newly-created classes: Class B Units, Class C Units, and Class D Units. As a result, following the Reclassification (if completed), we would have four classes of units: Class A, Class B, Class C, and Class D. References to our “units” generally refers to our currently outstanding Class A Units; some of the Class A Units will remain Class A Units with different voting rights, while the remainder of our Class A Units will be reclassified into either Class B Units, Class C Units or Class D Units if the Reclassification is consummated.

Members who hold our current Class A Units are referred to in this Proxy Statement as "members" or "unit holders".

Date, Time and Place of the Special Meeting

The Board is asking for your proxy for use at the Special Meeting on Tuesday, October 22, 2024 at 10 AM CT at Nicky's, 1407 NW 2nd St, Madison, SD 57042.

Proposals to be Considered at the Special Meeting

The Board has authorized, and unanimously recommends for your approval at the Special Meeting, the following matters:

Item	Description	Board Voting Recommendation
No. 1	Approval of the Fourth Amended and Restated Operating Agreement (the "Proposed Operating Agreement")	For
No. 2	Reclassification of a Portion of the Company's Class A Units	For

Our members will vote on these matters separately. If Proposals one (1) and two (2) are not both approved, but Proposal one (1) or Proposal two (2) is approved, individually, the Board will not implement either:

•The adoption of the Fourth Amended and Restated Operating Agreement (the "Proposed Operating Agreement") (which would amend our Existing Operating Agreement to provide for, among other things, different voting rights for our Class A Units and the three (3) new classes of units, the Class B Units, the Class C Units and the Class D Units); or
•The Reclassification.

Our Board will have the discretion to determine if and when to make the Proposed Operating Agreement effective and when to effect the Reclassification, and reserves the right to abandon the Proposed Operating Agreement and the Reclassification, even if approved by the members. For example, if the number of record holders of Units changes such that the Reclassification would no longer accomplish our intended goal of discontinuing our reporting obligations owed to the Securities and Exchange Commission (the "SEC"), our Board may determine not to effect the Reclassification. No cash compensation will be given to any member due to the Reclassification.

Our Board is asking separately for the vote to approve the Fourth Amended and Restated Operating Agreement (the "Proposed Operating Agreement") which would amend our Existing Operating Agreement (Proposal 1) and the approval of the Reclassification of Units (Proposal 2), even though the approval of the Fourth Amended and Restated Operating Agreement and the Reclassification could be effected solely through the approval by the Board under our Existing Operating Agreement. The Board believes that the amendment and restatement to the Existing Operating Agreement and related Reclassification are important member matters and deserve separate and distinct attention, given the impacts on our members. The Company is not waiving any of the rights the Board has pursuant to the Existing Operating Agreement by presenting these items to the members. The Board, in the interest of fairness, want to make the impacts that the Proposed Operating Agreement will have on the Company and its members explicitly clear. The Proposed Operating Agreement and the Reclassification are conditioned on one another, unless the members vote in favor of both proposals, both will fail. For more information on the effect of the Reclassification of your units, please see the Section entitled "Effects of the Reclassification on Unit Holders of LACP."

We expect that if our members approve the Proposed Operating Agreement and the Reclassification and our Board elects to effect the Proposed Operating Agreement, the Reclassification will become effective on October 23, 2024.

No member proposals will be able to be made or acted upon at the Special Meeting, and no member action will otherwise be able to be taken at the Special Meeting, other than voting on the above proposals.

Note about this Proxy Statement; Availability of Proxy Materials

This document constitutes a proxy statement of LACP under Section 14(a) of the Exchange Act and a notice of meeting with respect to the Special Meeting. This proxy statement does not constitute the solicitation of a proxy in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

As permitted under the rules of the SEC, this proxy statement incorporates by reference important business and financial information about LACP from other documents filed with the SEC that are not included in or delivered with this proxy statement. You can obtain any of the documents incorporated by reference into this proxy statement from:

•The SEC's website, http://.sec.gov/edgar, by searching for the Company, Lake Area Corn Processors, LLC without charge;
•You may also obtain any of the documents incorporated by reference into this proxy statement from LACP without charge as follows:
◦(i) by calling our office at (605) 483-2676 or toll free at (888) 539-2676 to request documents;
◦(ii) by emailing Investor Relations at investor-relations@dakotaethanol.com to request documents; or
◦(iii) by filing out the contact information and request form on our website at http://www.dakotaethanol.com indicating which documents you are requesting under the tab "Contact Us". In order to receive timely delivery of requested documents in advance of the Special Meeting, your request should be received no later than five business days before the date of the Special Meeting, which means your request should be received no later than October 21, 2024, 2024. If you request any documents, LACP will mail them to you by first class mail, or another equally prompt means, after receipt of your request.

In the Sections titled "Summary Term Sheet" and "Questions and Answers About the Reclassification” below, selected information from this proxy statement is highlighted, but not all of the information that may be important to you is included. To better understand the Reclassification, and for a more complete description of its terms, you should carefully read this entire proxy statement including the Proposed Operating Agreement, a copy of which is attached hereto as an Exhibit, as well as the documents that are incorporated by reference into this proxy statement.

Record Date

Only members of record on the Record Date are entitled to notice of, and to vote at, the Special Meeting. You may vote at the Special Meeting if you were the record owner of Class A Units of the Company at the close of business on August 28, 2024, which is the Record Date. At the close of business on the Record Date, 29,620,000 Class A Units were issued and outstanding and held by approximately 1,064 unit holders of record. If you were a holder of any Class A Units of the Company on August 28, 2024, you are entitled to one (1) vote on each proposal considered and voted upon at the Special Meeting.

Quorum; Vote Required for Approval

Pursuant to Section 3.15 of our Existing Operating Agreement, ten percent (10%) of all members holding Class A Units, regardless of how many Class A Units such members hold, will constitute a quorum of the members for the Special Meeting. Since we had 1,064 members who held Class A Units as of the Record Date, at least 106 members need to be represented in person or by proxy at the Special Meeting in order for there to be a quorum.

Approval of the Proposed Operating Agreement, including the provisions to effect the Reclassification, requires the affirmative vote of a majority of all members. Pursuant to the Existing Operating Agreement, each member is entitled to one vote, regardless of the number of Class A Units the member owns. Since we had 1,064 members who held Current Units as of the Record Date, at least 533 members would need to vote in favor of Proposed Operating Agreement and the provisions to effect the Reclassification. If the Company does not obtain the consent of at least 533 members to approve the Proposed Operating Agreement and separately, the Reclassification, the Company will not amend the Existing Operating Agreement or effect the Reclassification.

Abstentions or proxies marked to “ABSTAIN” will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted as votes cast for or against the proposals to be voted upon at the Special Meeting.

Voting and Revocation of Proxies

To vote at the Special Meeting you may:

•Vote in person by attending the Special Meeting;
•Fax your completed proxy card to the Company at (605) 483-2681;
•Mail your completed proxy card to the Company at P.O. Box 100, Wentworth, South Dakota 57075; or
•Scan and e-mail the proxy card to investor-relations@dakotaethanol.com.

By executing and submitting your proxy card to the Company, you will be giving authority to the Company's Chief Executive Officer to vote on your behalf in the manner indicated in the proxy card. To assure that your vote is counted, you must return your proxy card to the Company, which must be received no later than 11:59 p.m. on October 21, 2024 for your vote to be valid. However, the Company reserves the right to accept proxies at any time prior to the closing of the polls at the Special Meeting. If a proxy card is submitted without instructions as to the two proposals, the proxies will be voted “FOR” Proposal one (1) to approve the Fourth Amended and Restated Operating Agreement and “FOR” Proposal two (2) of the Reclassification of a Portion of the Company's Class A Units.

A member who returns a proxy card to the Company before the Special Meeting but wants to change the member's vote, can do so at any time by; (i) delivering a written revocation and/or completing and delivering a new proxy card to the Company's CFO, Rob Buchholtz, at the Company's principal office at 46269 South Dakota Highway 34, P.O. Box 100, Wentworth, South Dakota 57075 which is RECEIVED prior to the start of the Special Meeting, or (ii) attending the Special Meeting and delivering a written revocation to the Company's CFO, Rob Buchholtz, at the commencement of the Special Meeting.

If your Class A Units are held in the name of your brokerage firm, bank, fiduciary, trustee, custodian or other nominee, you are considered the beneficial owner of the Class A Units held in your name. If you are the beneficial owner of your Class A Units and not the holder of record, you will need to contact your brokerage firm, bank, fiduciary, trustee, custodian or other nominee to revoke any prior voting instructions or bring with you a legal proxy from your brokerage firm, bank, fiduciary, trustee, custodian or other nominee authorizing you to vote the Class A Units.

Solicitation of Proxies; Expenses of Solicitation

The proxy materials are being provided to you by the Company and proxies will be solicited on behalf of the Company by our managers, officers and employees. The original solicitation of proxies will be made primarily by mail, and may be supplemented by solicitations by our managers, officers and employees by telephone, electronic or other means to request members return their proxy cards or attend the Special Meeting. No additional compensation for these services will be paid to our managers, officers and employees, but they will be reimbursed for any transaction expenses they incurred. The Company does not expect at this time to engage or hire any unaffiliated entity or person to solicit any member proxies.

The Company will bear the expenses in connection with this solicitation of proxies. Copies of the proxy materials and any other solicitation materials will be provided to brokerage firms, banks, fiduciaries, trustees, custodians or other nominees holding Units in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. We will reimburse brokerage firms, banks, fiduciaries, trustees, custodians or other nominees, for the reasonable out-of-pocket expenses incurred by them in connection with forwarding the proxy materials or any other solicitation materials. The Company has not employed any third party to solicit proxies for the Special Meeting.

We expect to mail the proxy materials to our members on or about September 6, 2024.

Forward Looking Statements

Statements contained herein that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. We caution you not to place undo reliance on any forward-looking statements made by, or on behalf us in this proxy statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause our results to differ materially from those contemplated by forward-looking statements is included in our current and subsequent filings with the SEC. See the subsection entitled “Where You Can Find More Information” under the section "Other Matters" below.

SUMMARY TERM SHEET
RECLASSIFICATION TRANSACTION TO EFFECT DEREGISTRATION

The Company has put together this section, the "Summary Term Sheet" to help give a short overview of the transaction that the Board wishes for the members to vote on at the Special Meeting on Tuesday, October 22, 2024. This is an abbreviated summary only and is not a substitute for reading through all of the provisions of this Proxy Statement, its exhibits, annexes, information and documents incorporated by reference, including but not limited to, the Company’s 10-K/A filed with the SEC on March 12, 2024 and the Proposed Operating Agreement, for more information on the deregistration transaction. All members of the Company should read through all such documents in their entirety to make an informed decision to vote for the proposals to be voted on at the Special Meeting.

a.The members of Lake Area Corn Processors, LLC, (the “Issuer” or "LACP") are being asked by LACP to vote on an amendment and restatement to LACP's current operating agreement (the "Proposed Operating Agreement") to affect a re-classification of LACP’s current equity interests, their Class A Units (the "Current Units").

b.The reason for the re-classification is to enable LACP to discontinue its reporting obligations owed to the Securities and Exchange Commission (the “SEC”). This is sometimes referred to as a "going dark" transaction.

c.The Proposed Operating Agreement of LACP would change the voting rights of the Current Units, the Class A Units and also provide for three (3) new classes of units, the Class B Units, the Class C Units and the Class D Units.

d.Some of LACP’s Current Units will remain Class A Units with different voting rights than previously held while the remainder of the other Current Units will be reclassified on the basis of one Class B, Class C, or Class D Unit for each Current Unit held, as follows:

i.Holders of 50,000 or more of LACP's Current Units will remain as Class A Units with different voting rights than previously held;
ii.Holders of between 49,999 and 20,001 of LACP's Current Units will have their units reclassified into Class B Units;
iii.Holders of exactly 20,000 of LACP's Current Units will have their Units reclassified into Class C Units; and
iv.Holders of less than 20,000 of LACP's Current Units will have their Units reclassified into Class D Units.

No cash consideration will be paid for your units as a result of the Reclassification.

This is the "Reclassification". The Reclassification and Proposed Operating Agreement will change the governance rights of all of LACP's Current Units, but will not change any distribution rights. The Board of Managers may block transfers that would require the Company to re-register a class of Units with the SEC.

e.Approval of the Proposed Operating Agreement, including the provisions to affect the Reclassification, could be effected solely through the consent of the Company’s Board of Managers. However, the Board is requesting the vote of the members because the Board of Manager believes that this is an important member matter.

f.Since the vote of the members is being requested, the affirmative vote of a majority of all of the Issuer’s members will be required. The Company had 1,064 members as of the Record Date, so, at least 533 members would need to vote in favor of the Proposed Operating Agreement and the Reclassification.

g.If the applicable vote can be achieved, it is likely that LACP will deregister from the SEC and will stop filing periodic reports required to be made with the SEC. This will allow the Company to stop needing to publicly file sensitive business information with the SEC, which our competitors currently have access to.

h.The following table sets forth a comparison of the proposed features of each of the Class A, Class B, Class C and Class D Units provided in the Proposed Operating Agreement:

	One Vote Allocated for each Unit Owned	Ability to Vote on Operating Agreement Amendments	Ability to Vote on a Sale of the Company	Ability to Vote on the Company's Voluntary Dissolution	Ability to Elect or Remove Managers
Class A	☑	☑	☑	☑	☑
Class B	☑	☑	☑	☒	☑
Class C	☑	Only amendments to the Operating Agreement which would uniquely adversely affect the Class C Unit holders and not all Unit holders as a whole	☑	☑	☑
Class D	☑	☒	☒	☒	☒

QUESTIONS AND ANSWERS ABOUT THE RECLASSIFICATION

This summary provides an overview of material information about the proposed Reclassification and the proposed amendments to the Existing Operating Agreement, by adopting the proposed Fourth Amended and Restated Operating Agreement. However, it is a summary only. To better understand the Reclassification and for a more complete description of its terms, we encourage you to carefully read this entire document and the documents to which it refers before voting.

Q:    What is the Reclassification?

A:    We are proposing that our members amend and restate our Third Amended and Restated Operating Agreement dated as of March 15, 2007, as amended by the First Amendment to the Third Amended and Restated Operating Agreement dated March 15, 2007, the Second Amendment to the Third Amended and Restated Operating Agreement dated July 12, 2011, and the Third Amendment to the Third Amended and Restated Operating Agreement dated January 9, 2018 (our "Existing Operating Agreement") by adopting the proposed Fourth Amended and Restated Operating Agreement (the "Proposed Operating Agreement"). If the Proposed Operating Agreement is adopted, it will, among other things, provide for four separate classes of units: Class A, Class B, Class C, and Class D Units. Currently, all of our membership units are Class A Units. Some of our outstanding Class A Units will remain Class A Units with different voting rights than previously held while the remainder of our other Class A Units will be reclassified on the basis of one Class B, Class C, or Class D Unit for each Class A Unit held, as follows:

◦Holders of 50,000 or more of our Class A Units will remain as Class A Units with different voting rights than previously held;
◦Holders of between 49,999 and 20,001 of our Class A Units will have their Units reclassified into Class B Units;
◦Holders of exactly 20,000 of our Class A Units will have their Units reclassified into Class C Units; and
◦Holders of less than 20,000 of our Class A Units will have their Units reclassified into Class D Units.

No cash consideration will be paid for your units as a result of the Reclassification.

The adoption of the Proposed Operating Agreement and the Reclassification must both be approved to effect the Reclassification. For more information about the terms of the Reclassification and the Proposed Operating Agreement, please refer to “SPECIAL FACTORS RELATED TO THE RECLASSIFICATION” and “THE FOURTH AMENDED AND RESTATED OPERATING AGREEMENT.”

Neither the SEC nor any state securities commission has approved or disapproved the Proposed Operating Agreement or the Reclassification, passed upon the merits or fairness of the Reclassification or upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

Q:    What is the purpose and structure of the Reclassification?

A:    The purpose of the Reclassification is to allow us to suspend our SEC reporting obligations (known as a "going private transaction" or "going private"). The primary effect of the Reclassification will be to reduce the total number of unit holders of record of our Class A Units to below 300 unit holders by reducing the number of Class A Units outstanding and by reclassifying some of our Class A Units into three (3) different classes: Class B, Class C or Class D Units. This will allow us to suspend our registration under the Exchange Act and relieve us of the costs of preparing and filing public reports and other documents. It will also allow our management and employees to shift time spent on complying with SEC reporting obligations to our operational and business goals. Further, we will be able to keep some sensitive business information that the SEC requires to be publicly filed, confidential.

The Reclassification is being effected at the unit holder level. This means that we use the number of Class A Units registered in the name of each holder to determine how that holder’s Class A Units will be reclassified. On August 28, 2024, the Company sent a letter to its members notifying them that they had until October 15, 2024 to make transfers of Units before the Reclassification. The purpose of this letter was to allow our members the opportunity to make transfers (subject to our Existing Operating Agreement and applicable laws) before the Reclassification so that they could own the requisite number of Class A Units to be in their desired class. We have restricted transfers after October 15, 2024 to allow the Company to determine the number of Class A, Class B, Class C, and Class D members that would result from the Reclassification before providing our members with proxy materials.

Q:    What will be the effects of the Reclassification?

A:    The Reclassification is a “going private transaction,” meaning that it will allow us to deregister with the SEC, and we will no longer be subject to reporting obligations under federal securities laws. As a result of the Reclassification:

•The Class A Units currently registered under the Exchange Act will be reduced from 29,620,000 Class A Units to approximately 11,422,346 Class A Units and the number of unit holders of the currently-registered Class A Units will decrease from 1,064 holders to approximately 120 holders;

•The newly-created Class B Units will correspondingly increase to approximately 6,525,797 Class B Units, held by approximately 189 holders;

•The newly-created Class C Units will correspondingly increase to approximately 9,180,000 Class C Units held by approximately 459 holders;

•The newly-created Class D Units will correspondingly increase to approximately 2,491,857 Class D Units held by approximately 296 holders;

•The percentage of beneficial ownership held by managers and executive officers of LACP as a group is approximately 4.68% of the Class A Units. If the Proposed Operating Agreement is adopted and the Reclassification is approved, the percentage of beneficial ownership held by the managers and officers of LACP is expected to be approximately 11.84% of the Class A Units, 0.44% of the Class B Units, 0 of the Class C Units and 0.24% of the Class D Units which will not materially change their collective ability to control the Company in their capacity as members;

•Though certain holders of our Class A Units will remain holders of Class A Units, the remainder of the holders of our Class A Units will receive one Class B, Class C or Class D Unit (as applicable) for each Class A Unit that they held immediately before the Reclassification. All unit holders of LACP will continue to have an equity interest in LACP, share in our profits and losses and may be entitled to realize any future value received in the event of any sale of the Company;

•After the Reclassification, the Company will no longer recognize the Class A Units that will be re-classified as Class B Units, Class C Units or Class D Units as equity interests and all unit certificates previously issued will no longer be valid. Holders of the re-classified Class A Units will not receive any consideration in exchange for the re-classified Class A Units (other than the Units received in the Reclassification);

•Because the number of record unit holders of our Class A Units currently registered under the Exchange Act will be reduced to less than 300 and our new Class B, Class C and Class D Units will be held by less than 500 holders of record for each class, we will be allowed to suspend our status as an SEC reporting company;

•The Board of Managers has the right under the Current Operating Agreement to block transfers of Class A Units at anytime within their sole discretion. Going forward, the Board of Managers may use this power to block transfers of Units that would require the Company to re-register a class of Units with the SEC.

•The Class A Unit Holders' rights will be modified in the following ways:

◦Per Unit Vote Structure. The Company's unit holders currently vote on the limited matters that come to a vote of the unit holders. Under Section 3.9(a) of the Existing Operating Agreement, current unit holders vote on matters on a per-unit holder/member basis, rather than a per-unit basis which is customary. As part of the re-classification, the Class A unit holders would have one (1) vote for each Class A Unit that they hold, giving those unit holders who have invested more capital into LACP, more votes.

◦Votes on Amendments to the Operating Agreement. Currently, no unit holder of LACP has a right to approve any amendments to the Existing Operating Agreement, unless such unit holder is a Manager of LACP, since that power is reserved for the Board under Section 14.11 of the Existing Operating Agreement. The Reclassification would give the holders of the new Class A Units the right to vote on any amendments to the operating agreement of LACP, then in effect. Any changes to the operating agreement then in effect would require the affirmative vote of the members holding at least a majority of all of the then outstanding Class A Units and Class B Units voting as a single class (and potentially a vote of the holders of the Class C Units, described below).

•The Class A Unit Holders' rights will be unchanged in the following material ways:

◦Distributions. The holders of Class A Units will continue to be eligible for distributions from LACP pro-rata with the holders of the Class B Units, Class C Units and Class D Units.

◦Transferability. The holders of Class A Units will not have any differing transferability restrictions than they did previously under the Existing Operating Agreement. However, the Board may block transfers of Class A Units in order to keep the record number of holders to less than 300.

◦Consent to Sale. The holders of Class A Units will continue to have a vote on (i) any merger or consolidation of LACP into another business entity or the exchange of interests in LACP with another business entity; and (ii) the sale, lease, exchange or other disposition of substantially all of the Company's assets These transactions would require the affirmative vote of the members holding a majority of the Class A Units, the Class B Units and the Class C Units, voting as a single class.

◦Consent to Voluntary Dissolution. The holders of Class A Units will continue to have a vote on the voluntary dissolution of the Company. A voluntary dissolution of the Company would require the affirmative vote of the members holding a majority of the Class A Units and the Class C Units, voting as a single class.

◦Board of Managers. The Class A Units would continue to be able to elect and remove members of the Board of Managers and any election or removal would require the affirmative vote of the Members who hold a majority of the Class A Units, Class B Units and Class C Units who are present at a duly called meeting where a quorum is present. The quorum requirement for a meeting of Members in which a Manager is to be elected or removed is the Members holding a majority of all outstanding Class A Units, Class B Units and Class C Units, taken together as a single class.

•The Class B Unit Holders' rights will be modified in the following ways:

◦Per Unit Vote Structure. The Company's unit holders currently vote on the limited matters that come to a vote of the unit holders. Under Section 3.9(a) of the Existing Operating Agreement, current unit holders vote on matters on a per-unit holder/member basis, rather than a per-unit basis which is customary. As part of the re-classification, the Class B unit holders would have one (1) vote for each Class B Unit that they hold, giving those unit holders who have invested more capital into LACP, more votes.

◦Votes on Amendments to the Operating Agreement. Currently, no unit holder of LACP has a right to approve any amendments to the Existing Operating Agreement, unless such unit holder is a Manager of LACP, since that power is reserved for the Board under Section 14.11 of the Existing Operating Agreement. The Reclassification would give the holders of the new Class B Units the right to vote on any amendments to the operating agreement of LACP, then in effect. Any changes to the operating agreement then in effect would require the affirmative vote of members holding at least a majority of all of the then outstanding Class A Units and Class B Units voting as a single class (and potentially a separate vote of the Class C Units as described below).

◦Consent to Voluntary Dissolution. The holders of Class B Units will lose their right to vote on the voluntary dissolution of the Company. A voluntary dissolution of the Company would require only the affirmative vote of the members holding a majority of the Class A Units and the Class C Units, voting as a single class.

•The Class B Unit Holders' rights will be unchanged in the following material ways:

◦Distributions. The holders of Class B Units will continue to be eligible for distributions from LACP pro-rata with the holders of the Class A Units, Class C Units and Class D Units.

◦Consent to Sale. The holders of Class B Units will continue to have a vote on (i) any merger or consolidation of LACP into another business entity or the exchange of interests in LACP with another business entity; and (ii) the sale, lease, exchange or other disposition of substantially all of the Company's assets (other than pursuant to a dissolution or liquidation). These transactions would require the affirmative vote of the members holding a majority of the Class A Units, the Class B Units and the Class C Units, voting as a single class.

◦Transferability. The holders of Class B Units will not have any differing transferability restrictions than they did previously under the Existing Operating Agreement. However, the Board may block transfers of Class B Units in order to keep the record number of holders to less than 500.

◦Board of Managers. The Class B Units would continue to be able to elect and remove members of the Board of Managers and any election or removal would require the affirmative vote of the Members who hold a majority of the Class A Units, Class B Units and Class C Units who are present at a duly called meeting where a quorum is present. The quorum requirement for a meeting of Members in which a Manager is to be elected or removed is the Members holding a majority of all outstanding Class A Units, Class B Units and Class C Units, taken together as a single class.

•The Class C Unit Holders' rights will be modified in the following ways:

◦Per Unit Vote Structure. The Company's unit holders currently vote on the limited matters that come to a vote of the unit holders. Under Section 3.9(a) of the Existing Operating Agreement, current unit holders vote on matters on a per-unit holder/member basis, rather than a per-unit basis which is customary. As part of the re-classification, the Class C unit holders would have one (1) vote for each Class C Unit that they hold, giving those unit holders who have invested more capital into LACP, more votes.

◦Votes on Amendments to the Operating Agreement. Currently, no unit holder of LACP has a right to approve any amendments to the Existing Operating Agreement, unless such unit holder is a Manager of LACP, since such power is reserved for the Board under Section 14.11 of the Existing Operating Agreement. The Reclassification would give the holders of the new Class C Units the limited right to vote on any amendments to the operating agreement of LACP which would uniquely affect the Class C Units adversely and which would not affect all other classes of Units similarly. In such a case, the operating agreement amendment would require the affirmative vote of the members holding at least a majority of all of the then outstanding Class A Units and Class B Units, voting as a single class and, separately, the affirmative vote of the members holding at least a majority of the then outstanding Class C Units voting as separate class to become effective.

•The Class C Unit Holders' rights will be unchanged in the following material ways:

◦Distributions. The holders of Class C Units will continue to be eligible for distributions from LACP pro-rata with the holders of the Class A Units, Class B Units and Class D Units.

◦Consent to Sale and Dissolution. The holders of Class C Units will continue to have a vote on (i) any merger or consolidation of LACP into another business entity or the exchange of interests in LACP with another business entity; and (ii) the sale, lease, exchange or other disposition of substantially all of the Company's assets. These transactions would require the affirmative vote of the members holding a majority of the Class A Units, the Class B Units and the Class C Units, voting as a single class.

◦Consent to Voluntary Dissolution. The holders of Class A Units will continue to have a vote on the voluntary dissolution of the Company. A voluntary dissolution of the Company would require the affirmative vote of the members holding a majority of the Class A Units and the Class C Units, voting as a single class.
◦Transferability. The holders of Class C Units will not have any differing transferability restrictions than they did previously under the Existing Operating Agreement. However, the Board may block transfers of Class C Units in order to keep the record number of holders to less than 500.

◦Board of Managers. The Class C Units would continue to be able to elect and remove members of the Board of Managers and any election or removal would require the affirmative vote of the

Members who hold a majority of the Class A Units, Class B Units and Class C Units who are present at a duly called meeting where a quorum is present. The quorum requirement for a meeting of Members in which a Manager is to be elected or removed is the Members holding a majority of all outstanding Class A Units, Class B Units and Class C Units, taken together as a single class.

•The Class D Unit Holders' rights will be modified in the following ways:

◦Per Unit Vote Structure. The Company's unit holders currently vote on the limited matters that come to a vote of the unit holders. Under Section 3.9(a) of the Existing Operating Agreement, current unit holders vote on matters on a per-unit holder/member basis, rather than a per-unit basis which is customary. As part of the re-classification, the Class D unit holders would have one (1) vote for each Class D Unit that they hold, giving those unit holders who have invested more capital into LACP, more votes.

◦Consent to Sale and Dissolution. The holders of Class D Units will lose their right to a vote on (i) any merger or consolidation of LACP into another business entity or the exchange of interests in LACP with another business entity; and (ii) the sale, lease, exchange or other disposition of substantially all of the Company's assets. These transactions would only require the affirmative vote of the members holding a majority of the Class A Units, the Class B Units and the Class C Units, voting as a single class.

◦Consent to Voluntary Dissolution. The holders of Class D Units will lose their right to vote on the voluntary dissolution of the Company. A voluntary dissolution of the Company would require only the affirmative vote of the members holding a majority of the Class A Units and the Class C Units, voting as a single class.

◦Board of Managers. The holders of Class D Units will lose their right to vote on the election and removal of Managers.

•The Class D Unit Holders' rights will be unchanged in the following material ways:

◦Distributions. The holders of Class D Units will continue to be eligible for distributions from LACP pro-rata with the holders of the Class A Units, Class B Units and Class C Units.

◦Transferability. The holders of Class D Units will not have any differing transferability restrictions than they did previously under the Existing Operating Agreement. However, the Board may block transfers of Class D Units in order to keep the record number of holders to less than 500.

For more information, please refer to the subsections titled "Effects of the Reclassification on LACP" and "Effects of the Reclassification on Unit Holders of LACP" under the section titled "SPECIAL FACTORS RELATED TO THE RECLASSIFICATION."

Q:    What does it mean for LACP and our members that LACP will no longer be subject to federal securities laws reporting obligations?

A:    We will no longer be required to file annual, quarterly and current reports with the SEC. These reports contain important sensitive information about LACP’ business and financial condition, which will no longer be publicly available. However, under the Proposed Operating Agreement, our members will be allowed to inspect and copy, upon reasonable request, LACP's books and records. Additionally, LACP intends to make available to the members an annual report containing LACP's audited financial statements and quarterly reports containing LACP's unaudited financial statements. These financial statements and annual and quarterly reports; however, may not be the same as those required for reporting companies, and we will no longer be subject to the regulations for reporting companies. The liquidity of the Units you hold in LACP may be reduced since there will be no public information available about LACP and all of our Units will only be tradable in privately-negotiated transactions, or through the availability of a qualified-matching service. We will also no longer be directly subject to the provisions of SOX applicable to public-reporting companies, which, among other things, requires our CEO and CFO to certify as to the accuracy of our financial statements and internal controls over financial reporting.

Q:    Why are you proposing the Reclassification?

A:    Our reasons for the Reclassification are based on:

•As a reporting company, we must disclose important sensitive business information to the public, including: financial information, public filing of our material contracts, information that may be helpful to actual or potential competitors in challenging our business operations and taking market share, employees, and customers away from us. Suspending our reporting obligations will help to protect sensitive information from disclosure and avoid the competitive disadvantages we experience as a result of the public disclosures regarding our business.

•Operating as a private company will reduce the administrative burden on our management and employees from increasingly stringent SEC-reporting requirements, We expect that this will allow us to reallocate our resources and permit management to focus more of its attention directly on our business operations to potentially provide more financial value to our members.

•Management will have increased flexibility to consider and initiate actions that may produce long-term benefits and growth, such as a merger or sale of the Company, without being required to file proxy materials with the SEC and otherwise comply with proxy rules under the Exchange Act. Currently, with the requirement to file annual and quarterly financial information, Management may feel obligated to focus on short-term earnings rather than long-term benefits.

•We anticipate the one time expense of a going private transaction will be less than the cumulative future expenses of complying with continued SEC reporting obligations and SOX compliance.

•While we must disclose sensitive business information which is available to our competitors, our members receive limited benefit from our status as an SEC reporting company because of our small size and the limited trading of our units as we are not listed on the NYSE or NASDAQ and receive little to no analyst coverage, especially when compared to the disadvantages of disclosure pursuant to SEC requirements and related costs.

•We have been able to structure our going private transaction to allow all of our members to retain an equity interest in the Company where they may continue to receive distributions from the Company and none of our members would be forced out.

We considered that some of our members may prefer that we continue as an SEC reporting company, which is a factor weighing against the Reclassification. However, we believe that the disadvantages and direct and indirect costs of continuing our SEC reporting obligations outweigh this advantage. The Board considered several positive and negative factors affecting members who will hold our Class A Units, as well as those members whose Units will be reclassified into Class B, Class C or Class D Units in making its determination, as discussed throughout this proxy statement.

Based on a careful review of the facts related to the Reclassification, the Board has unanimously concluded that the terms of the Reclassification are substantively and procedurally fair to our members. The Board unanimously approved the Reclassification. Please see the subsections titled "Reasons for the Reclassification," "Fairness of the Reclassification" and "Board Recommendation” under the section titled “SPECIAL FACTORS RELATED TO THE RECLASSIFICATION."

Q:    What changes to our Existing Operating Agreement are being proposed by the Board?

A:    The Board has proposed amending and restating our Existing Operating Agreement by adopting the Proposed Operating Agreement, primarily to reclassify our Units and to expand and restrict the voting rights of some classes.

For more information, please refer to the information under “THE FOURTH AMENDED AND RESTATED OPERATING AGREEMENT.” To review all of the proposed changes to our Existing Operating Agreement, please see APPENDIX B, “Fourth Amended and Restated Operating Agreement of Lake Area Corn Processors, LLC.”

Q:    What is the Board’s recommendation regarding the Reclassification?

A:    The Board has determined that the Reclassification is in the best interests of our members. The Board unanimously approved the Reclassification and recommends that our members vote “FOR” Proposal one (1) to approve the Fourth Amended and Restated Operating Agreement and “FOR” Proposal two (2) of the Reclassification of a Portion of the Company's Class A Units.

Q:    What will I receive in the Reclassification?

A:    If you are the record holder of 50,000 or more of our existing Class A Units, on the date of the Reclassification, your Units will continue to be Class A Units, however your Class A Units will have different voting rights than before as described in the Proposed Operating Agreement. If you are the record holder of between 20,001 and 49,999 of our Class A Units on the date of the Reclassification, your Units will automatically be converted into an equal number of Class B Units. If you are the record holder of exactly 20,000 Class A Units on the date of the Reclassification, your Class A Units will automatically be converted into an equal number of Class C Units. If you are the record holder of less than 20,000 of our Class A Units on the date of the Reclassification, your Class A Units will automatically be converted into an equal number of Class D Units. No cash payment will be received.

If the Reclassification is adopted and you retain Class A Units or receive Class B, Class C or Class D Units:

•Your rights to distributions from LACP will not change;
•You will receive no other consideration for your Units when they are reclassified;
•The Class D unit holders will have limited voting rights and thus may hold Units with less value;
•You will receive Units with limited transferability rights, which may be even less liquid than the Units you currently hold; and
•You will lose the benefits of holding securities registered under Section 12 of the Exchange Act.

Q:    Will I receive any cash payment for my existing units in the Reclassification?

A:    No cash consideration will be paid for your units as a result of the Reclassification.

Q:    What are the material differences between the Class A, Class B, Class C and Class D Units?

A:    Generally, the material differences between the Class A, Class B, Class C and Class D Units are as described below. However, the Company urges all of its unit holders to read the Proposed Operating Agreement in full as the Proposed Operating Agreement contains a full picture of the differences of the Class A, Class B, Class C and Class D Units.

	One Vote Allocated for each Unit Owned	Ability to Vote on Operating Agreement Amendments	Ability to Vote on a Sale of the Company	Ability to Vote on the Company's Voluntary Dissolution	Ability to Elect or Remove Managers
Class A	☑	☑	☑	☑	☑
Class B	☑	☑	☑	☒	☑
Class C	☑	Only amendments to the Operating Agreement which would uniquely adversely affect the Class C Unit holders and not all Unit holders as a whole	☑	☑	☑
Class D	☑	☒	☒	☒	☒

Please refer to the section entitled “THE FOURTH AMENDED AND RESTATED OPERATING AGREEMENT” below for more detailed information.

Q:    Why are 50,000 or more Class A Units, between 49,999 and 20,001 Units, exactly 20,000 Units, and less than 20,000 Units the thresholds for determining who will retain Class A Units and who will receive Class B, Class C or Class D Units?

A:    The purpose of the Reclassification is to reduce the number of record holders of our currently registered Class A Units to less than 300 and to have less than 500 holders of each of our Class B, Class C, and Class D Units, which will allow us to deregister as an SEC reporting company. The Board selected the respective threshold numbers to enhance the probability that we will achieve the applicable unit holder numbers for each class after the Reclassification, if approved.

Q:    When is the Reclassification expected to be completed?

A:    If the Reclassification is approved at the Special Meeting, we expect to complete it as soon as practicable.

Q:    What if the Reclassification is not approved or is not later implemented?

A:    The Reclassification will not be completed if less than a majority of the members of LACP vote in favor of the Reclassification and the adoption of the Proposed Operating Agreement. Additionally, the Board will have the discretion to determine if and when to effect the Proposed Operating Agreement and the Reclassification if approved, and may abandon them, even if approved by the members. For example, if the number of record holders of Units changes such that the Reclassification would no longer accomplish our intended goal of discontinuing our SEC reporting obligations, the Board may determine not to effect the Reclassification.

If the Reclassification is not completed, we will continue our current operations under our Existing Operating Agreement, and we will continue to be subject to SEC reporting requirements.

Q:    What will happen if LACP gains additional unit holders in the future?

A:    We are currently subject to the reporting obligations under the Exchange Act because we have more than 300 unit holders of record of our Class A Units. If the unit holders approve the Reclassification, our currently-registered Class A Units will be held by less than 300 unit holders of record. We may then suspend the registration of those Units and the obligation to file periodic reports. Therefore, if we ever have 300 or more holders of our Class A Units, or 500 or more holders of our Class B, Class C, or Class D units at the end of our fiscal year, then we will again be required to register that Class of Units and will be responsible for filing reports with the SEC.

Q:    Following the Reclassification Date, can Class A Units, Class B Units, Class C Units, or Class D Units be converted to other classes?
A:    No. After the date the Reclassification is implemented, the classification of each unit, whether Class A, Class B, Class C, or Class D, will remain in effect permanently unless our Proposed Operating Agreement is subsequently amended. This means, for example, that if someone acquired five (5) Class A Units at a later date without owning any other units, those units would remain Class A Units in the hands of the acquirer even though the acquirer owns less than 50,000 units total.

Q:    If the Reclassification is approved, will LACP continue to have its annual financial statements audited and will I continue to receive information about LACP?

A:    Even if we terminate our registration with the SEC, we will continue to make available to our members an annual report containing audited financial statements. In addition, we will continue to make available to our members quarterly reports containing unaudited financial statements. Members, however, will not receive the same level of disclosure as before the Reclassification, because the financial information will not be subject to the disclosure requirements of the SEC.

Q:    Will I have appraisal rights in connection with the Reclassification?

A:    Under South Dakota law and our Existing Operating Agreement, you do not have appraisal or dissenter’s rights in connection with the Reclassification. However, other rights or actions besides appraisal and dissenter’s rights may exist under South Dakota law or federal securities laws for members who can demonstrate that they have been damaged by the Reclassification.

Q:    What are the tax consequences of the Reclassification?

A:    We anticipate the Reclassification, if approved and completed, will have the following federal income tax consequences:

•The Reclassification will likely not result in any material federal income tax consequences to LACP;
•Those members continuing to hold our Class A Units will likely not recognize any gain or loss in connection with the Reclassification;
•Those members receiving Class B, Class C or Class D Units will likely not recognize any gain or loss in connection with the Reclassification. Their adjusted tax basis in their Class B, Class C or Class D Units held immediately after the Reclassification will likely equal their adjusted tax basis in their Units held immediately before the Reclassification, as long as their share of Company liabilities does not change as part of the Reclassification, which there is no expectation of any such change, and the holding period for their Class B, Class C and Class D Units will most likely include the holding period during which their original Units were held; and
•The Reclassification will likely have no effect on your ability to use otherwise suspended passive activity losses or net operating loss carry forwards.

Please refer to "Material Federal Income Tax Consequences of the Reclassification" under the heading "SPECIAL FACTORS RELATED TO THE RECLASSIFICATION." The tax consequences of the Reclassification are complicated and may depend on your particular circumstances. Please consult your tax advisor to determine how the Reclassification will affect you.

Q:    Should I send in my unit certificates now?

A:    No. If the Reclassification is approved, the unit certificates issued prior to the Reclassification will no longer be valid and the Company has elected not to reissue unit certificates after the Reclassification. The Company's unit ownership will instead be tracked on the Company's member registry.

Q:    Do LACP's managers and officers have different interests in the Reclassification?

A:    The Board and executive officers have interests in the Reclassification that may present actual or potential, or the appearance of actual or potential, conflicts of interest in connection with the Reclassification. Please refer to "Interests of Certain persons in the Reclassification" under the heading "SPECIAL FACTORS RELATED TO THE RECLASSIFICATION."

We expect that our managers who own Units will own Class A Units, Class B Units, and Class D Units at the effective time of the Reclassification. Because there will be fewer of our existing Units which will continue to be Class A Units and LACP will be switching to a per-unit vote structure instead of a per-member vote structure, the managers and officers will own a larger percentage of the voting interest in the Company than they currently have.

As of the record date, our managers and executive officers collectively own and have voting power over 1,386,750 Units, or 4.68% of all of our Units. After the Reclassification, we estimate the managers and executive officers will beneficially hold and have voting power over 11.84% of our Class A Units, 0.44% of our Class B Units and 0.24% of our Class D Units. This is a potential conflict of interest because our managers approved the Reclassification and the Proposed Operating Agreement and recommend that you approve such proposals even though they will have more voting power if the Reclassification and Proposed Operating Agreement are approved. Despite the potential conflict of interest, the Board believes the Reclassification is fair to unaffiliated members who will receive Class A Units with different rights than previously held, unaffiliated members who will receive Class B Units and unaffiliated members who will receive Class C Units, and unaffiliated members who will receive Class D Units. The Board and the Officers individually, or collectively, will not be able to approve any action requiring the consent of the members without unaffiliated member consent and a majority of such consent would require the consent of the unaffiliated members. This is particularly true since most actions that require approval of the members after the Proposed Operating Agreement is adopted will require either (i) the consent of a majority of the Class A and Class B unit holders voting as a single class or (ii) the consent of a majority of the Class A, Class B and Class C unit holders voting as a single class and the managers and officers will only hold only 7.73% of the outstanding Class A Units and Class B Units and just 5.11% of the outstanding Class A Units, Class B Units and Class C Units. Further, the Board will be giving up their power to amend the operating agreement of the Company without member approval.

The Company publicly announced at its annual meeting that they intend to proceed with the Reclassification, and since that date, several of our managers have indicated that they will be transferring Units, which have been reported on Form 4 and publicly filed with the SEC. Other than as mentioned above, none of our executive officers or managers who beneficially own an aggregate of 50,000 or more units has indicated to us that he or she intends to sell units between the public announcement of the Reclassification and the effective date of the Reclassification. In addition, none of these individuals has indicated his or her intention to divide units among different record holders so that fewer than 50,000 units are held in each account to receive Class B, Class C Units or Class D Units.

Q:    How is LACP financing the Reclassification?

A:    We estimate that the Reclassification will cost approximately $74,000 consisting of professional fees and other expenses related to the Reclassification. See "Fees and Expenses" for a breakdown of the expenses of the Reclassification. We intend to pay these expenses using working capital. The Board has attempted to balance the interests of reducing our expenses in transitioning to a non-SEC reporting company, while at the same time, affording all unit holders the opportunity to retain an equity ownership interest in the Company.

Q:    Where can I find more information about LACP?

A:    Information about us is available at our website at https://www.dakotaethanol.com, under the tab “LACP,” which includes links to reports we have filed with the SEC. The contents of our website are not incorporated by reference in this Proxy Statement.

Q:    Who can help answer my questions?

A:    If you have questions about the Reclassification or need assistance in voting your Units, you should contact the Company's Chief Financial Officer, Rob Buchholtz at (605) 483-4257 or email him at investor-relations@dakotaethanol.com. The company’s name is "Lake Area Corn Processors, LLC" and address is: 46269 South Dakota Highway 34, P.O. Box 100, Wentworth, South Dakota 57075.

Q:    What is the voting requirement for approval of the Reclassification?

A:    The voting requirement for approval of the Reclassification is the approval of a majority of the members, voting either in person at the Special Meeting or by proxy by sending in a proxy card to LACP. Currently 533 members must approve the Proposal to Adopt the Fourth Amended and Restated Operating Agreement (Proposal #1) and the Reclassification Proposal (Proposal #2). You may vote your Units in person by attending the Special Meeting, or by mailing us your completed proxy card. You must return your proxy card to the Company, which must be received no later than 11:59 p.m. on October 21, 2024 for your vote to be valid if you do not plan to attend the meeting in person however, the Company reserves the right to accept proxy cards until the polls close on the vote.

Our Board is asking separately for the vote to approve the Fourth Amended and Restated Operating Agreement (the "Proposed Operating Agreement") which would amend our Existing Operating Agreement (Proposal 1) and the approval of the Reclassification of a Portion of the Class A Units (Proposal 2), even though the approval of the Fourth Amended and Restated Operating Agreement and the Reclassification of a Portion of the Class A Units could be effected solely through the approval by the Board under our Existing Operating Agreement. The Board believes that the amendment and restatement to the Existing Operating Agreement and related Reclassification are important unit holder matters and deserve separate and distinct attention, given the impacts on our unit holders. The Board, in the interest of fairness, want to make the impacts that the Proposed Operating Agreement will have on the Company and its members explicitly clear. The Proposed Operating Agreement and the Reclassification are conditioned on one another, unless the unit holders vote in favor of both proposals, both will fail. For more information on the effect of the Reclassification of your units, please see the Section entitled "Effects of the Reclassification on Unit Holders of LACP."

Q:    Who will count the votes?

A:    Votes will be tabulated by Rob Buchholtz, the Company's Chief Financial Officer, who will separately tabulate affirmative and negative votes and abstentions.

Q:    What will happen if the Company does not obtain the required number of votes to approve the Proposed Operating Agreement or the Reclassification?

A:    If the Company does not obtain the consent of at least 533 members to approve the Proposed Operating Agreement and separately, the Reclassification, the Company will not amend the Existing Operating Agreement or effect the Reclassification.

Q:    What other changes besides the provisions to effect the Reclassification will be made to the Company's Existing Operating Agreement in the Proposed Operating Agreement?

A:    The Company is looking at the Existing Operating Agreement wholesale to update its terms to become more in-line with the way that the Company currently conducts business. In order to update the Existing Operating Agreement, the Proposed Operating Agreement will:

•Remove the requirement that members execute a Corn Delivery Agreement with the Company to become a member in the Company.
•Update the general quorum requirement for a meeting of the Members to be the Members holding at least ten percent (10%) of all outstanding Class A Units, Class B Units and Class C Units, treated as a single class, represented in person or by proxy. However, certain larger transactions such as voluntary dissolution or amendment to the Proposed Operating Agreement have different quorum requirements (as stated in Section 5.7 of the Proposed Operating Agreement).
•Update the Company's confidentiality obligations of the members (as stated in Section 12 of the Proposed Operating Agreement).
•Clarify the staggered nature of the elections to the Board of Managers, as is currently in place with the Company (as stated in Section 6.2(b) of the Proposed Operating Agreement).
•Add the member's ability to adjourn a meeting until a later date (as stated in Section 5.7 of the Proposed Operating Agreement).
•Clarify that any meetings of the members may be by remote participation (as stated in Section 5.5 of the Proposed Operating Agreement).
•Update the right of the Company to redeem any Units that were transferred which would require re-registration of that class of Units with the SEC (as stated in Section 10.3 of the Proposed Operating Agreement).
•Update the Partnership Representative Matters language to be in compliance with applicable law (as stated in Section 9.12 of the Proposed Operating Agreement) and adding a claw-back of any deficiencies for taxes imposed on any member which is paid by the Company.
•Allow the Company to provide notice to the members electronically (as stated in Section 17.11 of the Proposed Operating Agreement).
•Provide for the cancellation of any physical stock certificates of the Company in lieu of a written notation on the books of the Company indicating the amount of Units that each member holds.
•Provide for a Manager to be elected as Chairman of the Board of Managers, in line with the Company's practice (as stated in Section 6.2(c) of the Proposed Operating Agreement).

•Provide that the price at which the Company can redeem Units in the events stated in Section 4.3 of the Existing Operating Agreement will be 20% of the of the average price per Unit over the previous six months from the date of redemption, rather than $0.20 per Unit.
•Provide that Units can only be transferred in blocks of 500 Units, in line with the Company's current practice of approving transfers (as stated in Section 10.2(a) of the Proposed Operating Agreement).

The members are urged to read the entire Proposed Operating Agreement to fully understand the changes before voting on the Reclassification. The information above is a summary only.

FINANCIAL INFORMATION

Pro Forma Information

Due to the fact that the preparation of Pro Forma financial information would likely just show a decrease in the Company’s general expenses, management believes that the pro forma financial statements would not be material for the Company’s members who will be asked to vote on the Reclassification and the Proposed Operating Agreement. The Company estimates that the Reclassification will save the Company $296,605, annually, which represents approximately .6% of the Company's annual net income for Fiscal Year 2023 (the Company's most recent fiscal year results) and approximately 12.6% of the Company's net income for its first fiscal quarter of Fiscal Year 2024 (the Company's most recent interim period).

SUMMARY FINANCIAL INFORMATION

The following tables set forth certain selected financial data derived from our financial statements for the periods and as of the dates presented. Members are encouraged to read the Company’s audited balance sheets as of December 31, 2023 and 2022, and the related statements of operations, changes in members’ equity, and cash flows for each of the years in the two-year period ended December 31, 2023, all of which are incorporated herein by reference to such financial statements included in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023, beginning on page 34 of the Form 10-K/A filed with the SEC on March 13, 2024. Members should also read the unaudited balance sheets as of June 30, 2024 and 2023, and the related statement of operations and statement of cash flows for the three and six months ended June 30, 2024 and 2023, which are incorporated herein by reference to such unaudited financial statements included in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2024, filed with the SEC on August 13, 2024.

Income Statement Data:

	2023	2022
	Audited	Audited
REVENUES	$280,440,962	$282,564,697

COSTS OF REVENUES	244,726,671	255,710,981

GROSS PROFIT	35,714,291	26,853,716

OPERATING EXPENSES	5,832,995	4,954,621

INCOME FROM OPERATIONS	29,881,296	21,899,095

OTHER INCOME (EXPENSE)
Interest and other income	3,606,734	1,789,976
Equity in net income of investments	9,105,895	3,703,767
Interest expense	(212,532)	(90,881)
Total other income (expense)	12,500,097	5,402,862

NET INCOME	$42,381,393	$27,301,957

BASIC AND DILUTED EARNINGS PER UNIT	$1.43	$0.92

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING	29,620,000	29,620,000

DISTRIBUTIONS DECLARED PER UNIT	$0.50	$1.11

	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023

REVENUES	$49,439,857	$74,179,247	$96,087,538	$152,020,353

COSTS OF REVENUES	41,547,581	68,348,239	85,609,240	142,290,751

GROSS PROFIT	7,892,276	5,831,008	10,478,298	9,729,602

OPERATING EXPENSES	1,359,416	1,303,144	2,631,669	2,754,646

INCOME FROM OPERATIONS	6,532,860	4,527,864	7,846,629	6,974,956

OTHER INCOME (EXPENSE)
Interest and other income	34,421	2,578,911	177,809	2,775,376
Equity in net income of investments	6,094,749	1,593,161	7,081,015	2,456,956
Interest expense	(247,331)	(71,150)	(333,100)	(161,442)
Total other income	5,881,839	4,100,922	6,925,724	5,070,890

NET INCOME	$12,414,699	$8,628,786	$14,772,353	$12,045,846

BASIC AND DILUTED EARNINGS PER UNIT	$0.42	$0.29	$0.50	$0.41

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING	29,620,000	29,620,000	29,620,000	29,620,000

DISTRIBUTIONS DECLARED PER UNIT	$—	$0.10	$0.30	$0.10

Balance Sheet Data:

	June 30, 2024	December 31, 2023	December 31, 2022
	Unaudited	Audited	Audited

Cash and cash equivalents	$4,619,884	$36,773,989	$27,004,205
Total assets	$162,174,214	$193,384,154	$156,406,527
Total liabilities	$21,065,632	$57,990,725	$48,458,521
Total member's equity	$141,108,582	$135,393,429	$107,948,006
Book Value per unit	$4.76	$4.57	$3.64

SPECIAL FACTORS RELATED TO THE RECLASSIFICATION

Overview

This proxy statement is furnished in connection with the solicitation of proxies by the Board at the Special Meeting at which our members will be asked to consider and vote upon amending our Third Amended and Restated Operating Agreement dated as of March 15, 2007, as amended by the First Amendment to the Third Amended and Restated Operating Agreement dated March 15, 2007, the Second Amendment to the Third Amended and Restated Operating Agreement dated July 12, 2011, and the Third Amendment to the Third Amended and Restated Operating Agreement dated January 9, 2018 (our "Existing Operating Agreement") to, among other things, provide for four (4) separate and distinct classes of units: Class A Units, Class B Units, Class C Units and Class D Units. LACP currently only has one class of units, the Class A Units which are currently registered with the SEC. We intend, as soon as practicable following the Reclassification, to terminate the registration of our Class A Units with the SEC and suspend further reporting under the Exchange Act as soon as practicable.

As of August 28, 2024, we had 29,620,000 total Class A Units issued and outstanding. These Class A Units were held by approximately 1,064 total holders of record. Of those unit holders, approximately 120 or 38.56% held 50,000 or more Class A Units each, approximately 189, or 22.03%, held between 49,999 - 20,001 Class A Units each, approximately 459 or 30.99%, held exactly 20,000 Class A Units each, and approximately 296 or 8.41% held less than 20,000 Class A Units each. If our members approve the Reclassification at the Special Meeting and the Board implements it, the Reclassification will generally affect our members as follows:

POSITION BEFORE THE RECLASSIFICATION	EFFECT OF THE RECLASSIFICATION
Record holders of 50,000 or more Class A Units	Unit holders will continue to hold the same number of Class A Units held before the Reclassification but the Class A Units will have different rights than previously held.
Record holders of 49,999 - 20,001 Class A Units	Unit holders will hold the same number of Units held before the Reclassification but such units will be reclassified as Class B Units.
Record holders of 20,000 Class A Units	Unit holders will hold the same number of Units held before the Reclassification but such units will be reclassified as Class C Units.
Record holders of less than 20,000 Class A Units	Unit holders will hold the same number of Units held before the Reclassification but such units will be reclassified as Class D Units.
Unit holders holding units in "street name" through a nominee (such as a bank or broker)	The Reclassification will be effected at the unit holder level. If your Class A Units are held through a nominee, please refer to “Units Held in a Brokerage or Custodial Account” below.

No cash consideration will be paid for your units as a result of the Reclassification.

Background

As an SEC reporting company, we must prepare and file with the SEC, among other items: annual reports on Form 10-K; quarterly reports on Form 10-Q; Current Reports on Form 8-K; and proxy statements on Form 14A. Our management and several of our employees spend considerable time and resources preparing and filing these reports, and we believe that we could beneficially use such time and resources for directly operating our business. Also, as a reporting company, we must disclose information to the public that may be helpful to our actual or potential competitors in challenging our business operations and taking market share, employees and customers away from us. Furthermore, we believe that we would have greater flexibility to consider and initiate actions that may produce long-term benefits and growth for our Company if we were not an SEC reporting company due to potential decreased pressure on short-term earnings that SEC regulations require to be publicly disclosed. Though the Company is unable to quantify these "indirect costs" of SEC reporting obligations, the Board believes that they present substantial detriments to the Company.

There are also certain quantifiable costs associated with our reporting obligations, including counsel fees, auditor fees, special board meeting fees, costs of printing and mailing documents, and word processing and filing costs, all which must be spent at least at regular quarterly intervals. We could avoid these costs if we were a non-SEC reporting company. Our registration and reporting-related costs have increased and continue to increase due to the requirements of the Sarbanes-Oxley Act of 2002 ("SOX") and more stringent regulations. For example, Section 404 of SOX requires us to include our management’s report on, and assessment of, the effectiveness of our internal controls over financial reporting in our annual reports on Form 10-K.

We estimate that our costs and expenses in connection with SEC reporting for 2023 were approximately $296,605. Becoming a non-SEC reporting company will allow us to avoid these costs and expenses going forward. In addition, once our SEC reporting obligations are suspended, we will not be directly subject to the provisions of SOX that apply to reporting companies or the liability provisions of the Exchange Act. Further, our officers will not be required to certify the accuracy of our financial statements under SEC rules.

Additionally, the impending decision by the SEC to impose changes to Regulation S-K and Regulation S-X to require disclosure of, among other things, climate-related risks that have had or are reasonably likely to have a material impact on business strategy, results of operations or financial condition along with the assessment, management, board oversight and mitigation of these risks, continues to concern Company management. The Company operates within the energy space and is unsure of how the impact of these regulations will change the time and resources necessary to continue to comply with the SEC's ever-changing reporting obligations. The Company believes it is reasonable to assume that these regulations will significantly increase the costs of the Company's reporting obligations.

There can be many advantages to being a public company, possibly including a higher value for our Class A Units, a more active trading market and the enhanced ability to raise capital or make acquisitions. However, to avoid being taxed as a corporation under the publicly-traded partnership rules, our Class A Units cannot be traded on an established securities market or be readily tradable in a secondary market, which means there is a limited market for our Class A Units, regardless of whether we are a public company. Based on the limited number of Class A Units available and the trading restrictions we must observe, we believe it is highly unlikely that our Class A Units would ever achieve an active and liquid market comprised of many buyers and sellers. In addition, because of our limited trading market and our status as a limited liability company, we are unlikely to be positioned to use our public company status to raise capital through sales of additional securities in a public offering or to acquire other business entities using our Class A Units as consideration. Therefore, we have not been able to effectively take advantage of the benefits of being a public company.

The Board considered and approved the various aspects of the reclassification and deregistration process over the course of several board meetings. The Board considered the reclassification and deregistration process and decided that the benefits of being an SEC reporting company are substantially outweighed by the competitive disadvantages we experience as a result of the public disclosures we must make regarding our business, the burden on management, and the limits on the Company’s ability to explore long-term strategies while being a public reporting company. In addition, we would experience direct and indirect cost savings going forward by suspending our SEC reporting obligations. The Board concluded that becoming a non-SEC reporting company would allow us to avoid these negatives aspects and would be beneficial to the Company.

At these meetings, the Board also considered the requirements and alternatives for a going private transaction, including a reverse unit split, self-tender offer whereby members owning less than a certain number of Class A Units would be “cashed out,” and a reclassification of our Class A Units to reduce our number of record holders to below 300. Because we believe many of our members feel strongly about retaining their equity interest in the Company, the Board found the prospect of effecting a going private transaction by reclassifying some of our Class A Units an attractive option.

The Board discussed that each class would have different voting rights. Additionally, the Board discussed the business considerations for engaging in a going private transaction, highlighting the advantages and disadvantages and issues raised in a going private transaction, as discussed below.

The Board also discussed the process and mechanism for going private at the meeting. The Board discussed the possibility of forming an independent special committee to evaluate the Reclassification. However, because our managers would be treated the same as the other members and no consideration was given to the Unit ownership of the board members in determining the Unit cutoff number, the Board concluded that a special committee for the Reclassification was not needed. The Board also discussed requiring approval of the transaction by a majority of unaffiliated members and considered the fact that the interests of the members receiving Class B, Class C or Class D Units are different from the interests of the members continuing to own existing Class A Units which would have different rights than previously held and may create actual or potential conflicts of interest in connection with the Reclassification. However, because affiliated and unaffiliated members would be treated identically in terms of the approval process of the Reclassification, the Board believed a special vote was not necessary and was satisfied with allowing the members to vote on the Proposed Operating Agreement and the Reclassification through a simple majority vote of the members as is contemplated by the Existing Operating Agreement, though the Board could effect the Reclassification without member approval under the Existing Operating Agreement.

In particular, the Board took the following actions:

•At the Board's meeting on January 9, 2024 the Company's legal counsel discussed a memorandum prepared regarding the Company's options with respect to a deregistration transaction.
•At the Board's meeting on March 5, 2024, the Company's legal counsel presented options for a deregistration transaction and answered questions from the Board regarding the structure of a deregistration transaction.

•Prior to the Board's meeting on April 16, 2024, the Company's legal counsel prepared analysis which was presented to the Board regarding the mechanics of a proposed deregistration transaction.
•At the Board's meeting on June 17, 2024, the Board considered an initial draft of the preliminary proxy statement for a proposed deregistration transaction and approved the change to the per-unit voting structure.
•On July 25, 2024, the Board executed an action by written consent confirming their approval of the Preliminary Proxy Statement, the Schedule 13E-3, and the Proposed Operating Agreement.

Reasons for the Reclassification

We are undertaking the Reclassification to suspend our SEC reporting obligations, which will allow us and our unit holders to avoid the burden of being a reporting company. The specific factors the Board considered in electing to undertake the Reclassification and suspend our reporting obligations are as follows. In view of the wide variety of factors considered in evaluating the Reclassification, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

•As a reporting company, we must disclose detailed sensitive business information to the public which may be helpful to our competitors in challenging our business operations. Some of this information includes disclosure of material agreements affecting our business, the development of new technology, product research and development, known market trends and contingencies that may impact our operating results. Competitors can use that information to take market share, employees, and customers away from us. Suspending our reporting obligations will help to protect sensitive information from disclosure and avoid putting us at a competitive disadvantage.

•We expect that suspending our reporting obligations will reduce the burden on our management and employees from the stringent SEC reporting requirements and allow them to focus more of their attention on our business objectives and other long term strategies.

•We expect that suspending our reporting obligations will increase management’s flexibility to consider and initiate actions that may benefit the Company without being required to file a preliminary proxy statement with the SEC and otherwise comply with Regulation 14A of the Exchange Act.

•We estimate that by suspending our reporting obligations, we will be able to to reallocate resources and eliminate anticipated costs of approximately $296,605 annually starting in our fiscal year ending December 31, 2024. These estimated annual expenses include reduced accounting and audit expenses ($84,605); reduced legal expenses ($64,000); XBRL Edgarization reporting compliance ($6,000); staff and executive time not included in other categories ($117,000); and internal control testing and SOX compliance ($25,000). These amounts represent estimated savings after considering the legal, accounting and auditing expenses expected to continue after the going private transaction. For example, we will continue to incur some accounting and auditing expenses to maintain our books and records in accordance with GAAP and make available annual and quarterly reports to our members.

•We expect to continue to make available to our members financial information annually and quarterly, but these reports will not be required to comply with many of the information requirements applicable to SEC periodic reports and will not generally include that information. Therefore, we anticipate that the costs of these reports will be substantially less than the costs we currently incur and would otherwise incur in the future in connection with our periodic filings with the SEC.

•Our members receive limited benefit from being an SEC reporting company because of our small size and limited trading of our Units. In the Board’s judgment, little or no justification exists for the continuing direct and indirect costs of SEC reporting, especially because there is a low trading volume in our Class A Units.

•We expect that any need to raise capital or enter into other financing or business consolidation arrangements will likely not involve raising capital in the public market. If we need to raise additional capital, we believe that there are comparable sources of additional capital available through borrowing, private sales of equity or debt securities, or alternative business consolidation transactions. Additionally, our ability to explore, secure and structure such transactions may be more successful without the requirement of public reporting such negotiations and transactions. However, we recognize that we may not be able to raise additional capital or finalize a transaction with a third party when required, or that the cost of additional capital or the results of any such transactions will be attractive.

•To avoid being taxed as a corporation under the publicly-traded partnership rules under the Internal Revenue Code, our Class A Units are not listed on an exchange. Although trading of our Class A Units is facilitated through a qualified matching service, we do not enjoy sufficient market liquidity to enable our members to trade their Class A Units easily, like other like shareholders or equity members whose shares are traded on an exchange. In addition, our Class A Units are subject to transferability restrictions, requiring the consent of the Board in most instances. We also do not have sufficient liquidity in our Class A Units to use it as potential currency in an acquisition. As a result, we do not believe that registration of our Units under the Exchange Act has benefited our members in proportion to the costs we have incurred and expect to incur.

•The Reclassification proposal allows our members to retain an equity interest in LACP and to continue to share in our profits and losses and distributions.

•We expect that suspending our reporting obligations may reduce the expectation to produce short-term per Unit earnings and may increase management’s flexibility to consider and balance actions between short-term and long-term growth objectives.

We considered that some of our members may prefer to continue as members of an SEC reporting company, which is a factor weighing against the Reclassification. The Board also considered the following potential negative consequences of the Reclassification:

•Our members will lose the benefits of registered securities, such as access to information about the Company required to be disclosed to the level of specificity as required in periodic reports to the SEC.

•Our members will lose certain statutory safeguards since we will no longer be subject to SOX requirements that require our CEO and CFO to certify as to the Company’s (i) financial statements, (ii) internal controls over financial reporting and (iii) as to the accuracy of our reports filed with the SEC.

•The value and liquidity of our Units may be reduced as a result of the Company no longer being a public company and because of the differing terms among the reclassified Units.

•We have incurred and will incur costs, in terms of time and dollars, in connection with going private.

•Our officers and managers may have potential liability due to the “interested” nature of the transaction.

•Due to the restrictions involved in the private sale of securities, we may have increased difficulty in raising equity capital in the future, potentially limiting our ability to expand.

However, we believe that the disadvantages of remaining a public company subject to the registration and reporting requirements of the SEC outweigh its advantages, as described above.

We also considered various alternatives to accomplish the proposed transaction, including a tender offer, a unit repurchase on the open market or a reverse unit split whereby unit holders owning less than a certain number of units would be “cashed out.” Ultimately, we elected to proceed with the Reclassification because these alternatives could be more costly, might not have effectively reduced the number of members below 300, and would not allow all members to retain an equity interest in LACP. We have not received any proposal from third parties for any business combination transactions, such as a merger, consolidation or sale of all or substantially all of our assets. The Board did not seek any such proposal in connection with the Reclassification because these types of transactions are inconsistent with the narrower purpose of the proposed transaction, which is to discontinue our SEC reporting obligations.

We are engaging in this Reclassification in order to avoid the disadvantages we experience as a result of our status of an SEC reporting company as explained herein, including but not limited to, costs savings and the ability to keep our sensitive business information confidential. We do not have any other purpose for engaging in the Reclassification at this particular time.

Fairness of the Reclassification

Based on a careful review of the facts and circumstances relating to the Reclassification, the Board has unanimously concluded that the Proposed Operating Agreement and the going private transaction, including the terms of the Reclassification, are substantively and procedurally fair to all of our members, including unaffiliated members which will be affected by the Reclassification. The Board unanimously approved the Reclassification and recommends that our members vote “FOR” the Reclassification of a Portion of our Class A Units (Proposal 2) and “FOR” the adoption of the Fourth Amended and Restated Operating Agreement the ("Proposed Operating Agreement") (Proposal 1).

In its consideration of both the procedural and substantive fairness of the transaction, the Board considered the potential effect of the transaction as it relates to all unaffiliated members generally, including the impacts to liquidity of all classes of the units, to members who will continue to own existing Class A Units, though with different voting rights, and to members receiving Class B, Class C or Class D Units.

Substantive Fairness

The factors that the Board considered positive for our unaffiliated members include the following:

•Our unaffiliated members will continue to have an equity interest in LACP and participate equally in future profit and loss allocations and distributions on a per Unit basis.

•Our affiliated members will be treated in the same manner in the Reclassification as our unaffiliated members and will be reclassified according to the same standards.

•Our unaffiliated members are not being “cashed out” in connection with the Reclassification.

•Our unaffiliated members who prefer to become Class A or Class B Unit holders had notice that they had until October 15, 2024 to acquire sufficient Units to hold 20,001 or more Units in their own names before the Reclassification. The limited market for our Units may have made acquiring Units difficult, and there may have been acquisition costs beyond the purchase price of such Units. However, we believe that acquiring additional Units was an option available to our unaffiliated members, and our unaffiliated members were able to weigh the costs and benefits of acquiring additional Units. We have restricted transfers after October 15, 2024 to allow the Company to determine definitively the number of Class A, Class B, Class C and Class D members that would result from the Reclassification.

•Beneficial owners who hold their Units in “street name,” who would retain Class A Units or receive Class B, Class C or Class D Units if they were record owners instead of beneficial owners, and who wished to retain Class A Units or receive Class B, Class C or Class D Units as if they were record owners instead of beneficial owners, had notice that they had until October 15, 2024 to transfer their Units so that they could retain Class A Units or receive Class B, Class C or Class D Units.

•Our unaffiliated members receive little benefit from LACP being an SEC reporting company because of our small size, the lack of analyst coverage and the limited trading of our Units, especially when compared to the associated costs of reporting.

•Our unaffiliated members will realize the potential benefits of termination of registration of our Class A Units, including reduced expenses as a result of no longer being required to comply with the SEC reporting requirements which may increase the value of their units and the Board's ability to issue distributions.

•We do not expect that the Reclassification will result in a taxable event for any of our unaffiliated members.

•No brokerage or transaction costs are expected to be incurred by our members in connection with the Reclassification.

•A majority of our members will have the ability to vote on any amendments to our operating agreement in the future, a right that such members did not previously have.

•Our members will have the exact same rights to distributions of LACP that they previously had.

•Our members will now vote on matters on a per-unit basis rather than a per-member basis which allows those members who have invested more capital into LACP to have more votes which is customary and the Board believes, more in line with fairness.

The Board is aware of, and has considered, the impact of certain potentially countervailing factors on the substantive fairness of the Reclassification to our unaffiliated members retaining Class A Units or receiving Class B, Class C or Class D Units. The factors that the Board considered as potentially negative for those members retaining Class A Units or receiving Class B, Class C or Class D Units included:

•For all unit holders after the Reclassification, the Proposed Operating Agreement would institute a per-unit voting structure, rather than the per-member voting structure that the Existing Operating Agreement has. This new voting structure could be seen as unfair to members who hold a small number of our Units, since those members who own more Units would now have more voting power.

•The Class A and the Class B Units will have the ability to now vote on any amendments to the operating agreement of LACP while Class C would only have the right to vote on amendments that uniquely affect the Class C Units (however, no unit holder before the Reclassification had the ability to vote on any amendment to the Existing Operating Agreement).

•The voting rights of the Class B members will be reduced in that they will no longer be able to vote on the voluntary dissolution of the Company, if such event were to occur. This reduction in voting rights may result in a decreased value of the Class B Units.

•The voting rights of Class D unaffiliated members will be limited to the right to vote on matters that would require the vote of the Class D unaffiliated members as may be required by South Dakota Law. Due to this limitation, the Class D unaffiliated members will lose the ability to vote to elect or remove Managers of LACP, any sale of the Company or the Company's voluntary dissolution. Such limitations may result in decreased value of the Class D Units.

•All members will have reduced access to our financial information once we are no longer an SEC reporting company, although we do intend to continue to make available to all unit holders an annual report containing audited financial statements and quarterly reports containing unaudited financial statements.

•Once our SEC reporting obligations are suspended, we will not be directly subject to the provisions of SOX applicable to reporting companies or the liability provisions of Exchange Act. Further, our officers will not be required to certify the accuracy of our financial statements under the SEC rules.

•Unaffiliated members who do not believe that the Reclassification is fair to them do not have the right to dissent from the Reclassification. Unaffiliated unit holders also do not have appraisal rights due to the Reclassification under South Dakota Law.

•Until the Reclassification is completed (or rejected by the members), transfers of our Units will be prohibited. If the Reclassification is not approved by our members, transfers made in accordance with our Existing Operating Agreement will be allowed to resume as soon as reasonably practicable after the Special Meeting.

The Board believes that these potentially countervailing factors did not, individually or in the aggregate, outweigh the overall substantive fairness of the Reclassification to our unaffiliated members and that the foregoing factors are outweighed by the positive factors previously described.

Procedural Fairness

We believe the Reclassification is procedurally fair to our unaffiliated members, including those that will continue to hold our Class A Units with different voting rights, and those that will be reclassified as Class B, Class C or Class D Units. In concluding that the Reclassification is procedurally fair to our unaffiliated members, the Board considered several factors. The factors that the Board considered positive for our unaffiliated members included the following:

•Though the Existing Operating Agreement does not require a vote of any of the members to effect the Reclassification, the Board is submitting the matter to the members for approval. The adoption of the Reclassification and the Proposed Operating Agreement will require the consent of a majority of the unit holders of record on October 15, 2024.

•The Reclassification is being effected in accordance with the applicable requirements of South Dakota law.

•The Board discussed the possibility of forming an independent special committee to evaluate the Reclassification. However, because our managers would be treated the same as the other members and no consideration was given to the unit ownership of the board members in determining the Class A Unit cutoff number to determine the relevant new classes, the Board concluded that a special committee for the Reclassification was not needed, as the Board was able to adequately balance the competing interests of the unaffiliated members in accordance with their fiduciary duties.

•The Board retained and received advice from legal counsel in evaluating the terms of the Reclassification as provided in the Proposed Operating Agreement including the balancing of the rights of unaffiliated and affiliated Class A members, Class B members, Class C members and Class D members.

•The Board considered alternative methods of effecting a transaction that would result in our becoming a non-SEC reporting company, including (i) a reverse unit split and repurchase by LACP of any fractional units and (ii) a self-tender offer in which LACP would conduct an offer to repurchase units from its members. Each of these alternatives was determined to be impractical, more expensive than the Reclassification, involving a cash-out of members, or potentially ineffective in achieving the goals of allowing members to retain an equity ownership in the Company while at the same time eliminating the costs and burdens of being a public reporting company.

•Unaffiliated members were given notice that they had until October 15, 2024 to acquire or sell sufficient Class A Units to determine whether such members will retain Class A Units or have their Class A Units reclassified into either Class B, Class C or Class D Units after the Reclassification.

The Board considered each of the foregoing factors to weigh in favor of the procedural fairness of the Reclassification to all of our unaffiliated members.

The Board is aware of, and has considered, the impact of certain potentially countervailing factors on the procedural fairness of the Reclassification to all of our unaffiliated members:

•Although the interests of holders receiving Class B, Class C or Class D Units are different from the interests of holders owning Class A Units and may create conflicts of interest, neither the Board nor any of the managers retained an independent, unaffiliated representative to act solely on behalf of the unaffiliated members receiving Class B, Class C or Class D Units to negotiate the terms of the Reclassification or prepare a report concerning the fairness of the Reclassification. However, our board members will be treated the same as the unaffiliated members in the proposed transaction.

•The transaction is not structured to require approval of at least a majority of unaffiliated members, although due to the Board's decision to submit the transaction to the members, the Managers and Officers of LACP will only hold less than 0.85% of the votes needed to approve the transaction.

•We did not solicit any outside expressions of interest in acquiring the Company.

•We did not receive a report, opinion, or appraisal from an outside party as to the value of our Units, the fairness of the transaction to those members receiving Class A Units that will have different rights than previously held, the Class B, Class C or Class D Units or the fairness of the transaction to LACP.

The Board believes that these potentially countervailing factors did not, individually or in the aggregate, outweigh the overall procedural fairness of the Reclassification to our unaffiliated members and that the foregoing factors are outweighed by the procedural safeguards previously described. In particular, the Board felt that: (i) the consideration and approval of the transaction by the full board, whose conflict of interest is a relatively insignificant increase in aggregate voting Class A Unit ownership following the Reclassification and (ii) the submittal of the transaction to the vote of a majority of the members, together are sufficient procedural safeguards that made it unnecessary to form a special committee or retain an independent fairness advisor.

We have not made any provision in connection with the Reclassification to grant our unaffiliated members access to LACP's files beyond that granted generally under our Existing Operating Agreement and South Dakota law, or to obtain counsel or appraisal services at our expense. With respect to our unaffiliated members’ access to our files, the Board determined that this proxy statement, together with our other SEC filings and information they may obtain under our Existing Operating Agreement, provide adequate information for our unaffiliated members. Under our Existing Operating Agreement, subject to compliance with our safety, security and confidentiality procedures and guidelines, our members generally have rights to review lists of our members and Board, copies of our Articles of Organization, Operating Agreement and financial statements for the six most recent fiscal years. Any member or its designated representative shall have reasonable access during normal business hours to such information and documents. With respect to obtaining counsel or appraisal services at our expense, the Board did not consider these actions necessary or customary. In deciding not to adopt these additional procedures, the Board also took into account factors such as LACP's size and the cost of such procedures.

Factors Not Considered Material

In reaching its conclusion that the Reclassification is fair to our unaffiliated members, whether they will continue to hold Class A Units with different voting rights or will receive Class B, Class C or Class D Units, the Board did not consider the following factors to be material:

•The current or historical market price of the Class A Units because the Class A Units are not traded on a public market, and instead are traded in privately negotiated transactions in which the market price may or may not be determinate. Any effect that the Reclassification has on the market price will be the same for our unaffiliated members and affiliated members.

•Our going concern value because the going concern value will be determined by the market at the time of a sale, merger or other business combination. We expect that the Reclassification will have an insignificant effect on the

Company’s value on a going forward basis (an estimated $296,605 per year savings) and will not be determinate of the going concern value.

•Our net book value because the Reclassification and subsequent deregistration will have an insignificant effect on the net book value of our Units.

•The liquidation value of our assets because LACP believes the Reclassification will not have a material effect on the liquidation value of our assets or Units. Under the Proposed Operating Agreement all of our members, regardless of if they own Class A Units, Class B Units, Class C Units or Class D Units will be afforded the right to continue to share equally in the liquidation of the Company’s assets and in any residual funds allocated to our members.

Additionally, the Board believes that several of the above factors are immaterial because our members are not being “cashed out” in connection with the Reclassification, and our Units will have the same material economic rights and preferences. As a result, our smaller members will continue to hold an equity interest in LACP as Class B, Class C or Class D members and will therefore participate equally, and on the same basis that they would participate in our profits, losses and the receipt of distributions. Moreover, unaffiliated holders will be treated the same as affiliated holders. Accordingly, we did not request or receive any reports, opinions or appraisals from any outside party relating to the Reclassification or the monetary value of the Class A, Class B, Class C or Class D Units.

Instead of the foregoing factors, and as described in detail above, the Board subjectively considered the collective advantages of the Class, A, Class B, Class C or Class D Units, including the right of our Class A, Class B, and Class C units to collectively elect managers, and the ability of our Class A and Class B Units to have a vote on amendments to our operating agreement. The Board also subjectively considered the relative disadvantages of the three newly-created classes, including limits on voting and decision-making in the case of Class C, and D Units. In addition, the Board evaluated the benefits shared by all classes of Units, such as the ability to benefit from the cost savings associated with the Reclassification and the opportunity to share in our future growth and earnings.

Board Recommendation

As a result of the analysis described above, the Board has unanimously concluded that the Reclassification is substantively and procedurally fair to all members, including our unaffiliated members continuing to hold our Class A Units with different voting rights or receiving Class B, Class C or Class D Units. In reaching this determination, we have not assigned specific weight to particular factors, and we considered all factors as a whole. None of the factors considered led us to believe that the Reclassification is unfair to any of our members.

The board unanimously approved the Reclassification and recommends that our members vote “FOR” the Reclassification of a Portion of our Class A Units (Proposal 2) and “FOR” The adoption of the Fourth Amended and Restated Operating Agreement (the "Proposed Operating Agreement") (Proposal 1).

Purpose and Structure of the Reclassification

The primary purposes of the Reclassification are to:

•Consolidate ownership of our registered Class A Units to less than 300 members of record, which will suspend our SEC reporting requirements and thereby achieve direct and indirect cost savings.

•Help protect sensitive business information from disclosure that might benefit our competitors.

•Allow our management and employees to refocus time spent on SEC reporting obligations and members administrative duties to our core business.

•Reduce the expectation to produce short-term per Unit earnings, thereby increasing management’s flexibility to consider and balance actions between short-term and long-term growth objectives.

The structure of the Reclassification will give all of our members the opportunity to retain an equity interest in LACP and therefore to participate in any future growth and earnings of the Company. Because we are not cashing out any of our members, this structure minimizes the costs of becoming a non-SEC reporting company while achieving the goals outlined in this proxy statement.

The Board elected to structure the transaction to take effect at the members level, meaning that we use the number of Class A Units registered in the name of each holder to determine how that holder’s Class A Units will be reclassified, if at all. The

Board chose this structure in part because it determined that this method would provide us with the best understanding at the effective time of the Reclassification of how many members would receive each class of Units. In addition, on August 28, 2024, the Company notified members that they had until October 15, 2024 to make transfers of Class A Units before the Reclassification. The purpose of this letter was to allow members the opportunity to make transfers before the Reclassification so that they could own the requisite number of Units to be in their desired class, which the Board felt would enhance the substantive fairness of the transaction to all members. Overall, the Board determined that the structure would be the most efficient and cost-effective way to achieve its goals of deregistration, notwithstanding any uncertainty that may have been created by giving members the flexibility to transfer their holdings until October 15, 2024. We have restricted transfers on and after October 15, 2024 to allow the Company to determine definitively the number of Class A, Class B, Class C and Class D members that would result from the Reclassification.

The Reclassification will be effected solely through the member's approval of the Fourth Amended and Restated Operating Agreement (the "Proposed Operating Agreement") which would amend our Existing Operating Agreement (Proposal 1) and the approval of the Reclassification of a Portion of our Units (Proposal 2), After approval of the two (2) proposals have been obtained, the Board expects to have the Reclassification effectuated immediately and the Proposed Operating Agreement put in place. Holders of less than 50,000 of our Units will automatically have their Units re-classified into the relevant new classes as described in the Section entitled "Effect of the Proposed Transaction on Our Outstanding Units", below with the rights, preferences and limitations stated in the Proposed Operating Agreement.

Provided that the Proposed Operating Agreement and the Reclassification are approved, we anticipate that the Company's Class A Units will be eligible for termination of registration under Section 12(g)(4) of the Exchange Act and the Company expects to file a Form 15 to terminate the registration of the Company's Class A Units. Further, the Company expects that their obligation to file reports under Section 15(d) of the Exchange Act will be suspended.

Effects of the Reclassification on LACP

The Board expects the Reclassification will have various positive and negative effects on LACP as described below.

Effect of the Proposed Transaction on Our Outstanding Units

As of the record date, the number of total outstanding Class A Units was 29,620,000. The Proposed Operating Agreement will authorize the issuance of four separate and distinct classes of units, Class A, Class B, Class C, and Class D Units. Based upon our best estimates, if the Reclassification had been consummated as of the Record Date, approximately 11,422,346 units would remain Class A Units with different voting rights with the total number of unit holders in this class reduced from approximately 1,064 to approximately 120. Additionally, 6,525,797 Class A Units would be reclassified as Class B Units, 9,180,000 Class A Units would be reclassified as Class C Units, and approximately 2,491,857 Class A Units would be reclassified as Class D units. We have no other current plans, arrangements or understandings to issue any Units as of the date of this proxy statement. No cash consideration will be paid to the unit holders as a result of the Reclassification.

Suspension of Exchange Act Registration and Reporting Requirements

Upon the completion of the Reclassification, we expect that our current outstanding Class A Units will be held by fewer than 300 record members, and our newly-created Class B, Class C and Class D Units will each be held by fewer than 500 members. Accordingly, our obligation to continue to file periodic reports with the SEC will be suspended under Rule 12h-3 of the Exchange Act.

The suspension of the filing requirements will substantially reduce the information that we are required to furnish to our members and the SEC. Therefore, we anticipate that we will eliminate costs of these filing requirements of approximately $296,605 annually, as follows:

Reduction in Accounting and Auditing Expenses	$84,605.00
SEC Counsel	$64,000.00
Staff and Executive Time (to the extent not otherwise reflected in other categories)	$117,000.00
XBRL Edgarization Reporting Compliance	$6,000.00
SOX compliance / internal control testing	$25,000.00
Total	$296,605.00

We currently expect to apply for suspension of the registration of our Class A Units and suspension of our SEC reporting obligations as soon as practicable following completion of the Reclassification.

Potential Registration of the Units

After the Reclassification, we anticipate that there will be approximately 120 Class A, 189 Class B, 459 Class C, and 296 Class D members of record. If the number of record holders of the Class A Units is at or exceeds 300 on the last day of any fiscal year, or if the number of record holders of the Class B, C or D Units is at or exceeds 500 on the last day of any fiscal year, LACP will be required to register such class under Section 12(g) of the Exchange Act. As a result, we would again be subject to all of the reporting and disclosure obligations under the Exchange Act. For this reason, the Proposed Operating Agreement includes a provision that gives the Board the authority to disallow transfers of Class A, Class B, Class C, and Class D Units if it believes that a transfer will result in the applicable class being held by 300 or more respective holders for Class A Units or 500 or more respective holders of either Class B Units, Class C Units or Class D Units. We do not expect any significant change in the number of record holders of four classes in the near term that will obligate us to register any class of Units.

Effect on Trading of Units

Our units are not traded on an exchange and are not otherwise actively traded, although we have engaged a third-party to manage a "qualified matching service" in order to facilitate trading among our members. Please refer to "MARKET PRICE OF UNITS AND DISTRIBUTION INFORMATION."

Financial Effects of the Reclassification

We expect that the professional fees and other expenses related to the Reclassification of approximately $74,000 will not have any material adverse effect on our liquidity, results of operations or cash flow.

Effect on Conduct of Business after the Transaction

We expect our business and operations to continue as they are currently being conducted and, except as otherwise discussed in the proxy statement with regard to diverting resources that would otherwise be used for SEC reporting obligations, the transaction is not anticipated to affect the conduct of our business.

Effect on Our managers and Executive Officers

It is not anticipated that the Reclassification will affect our Board and executive officers, other than with respect to their relative Unit ownership and voting power and as described in this proxy statement respect to affiliated members. The annual compensation paid by us to our officers and Board will not increase as a result of the Reclassification, nor will the Reclassification result in any material alterations to existing employment agreements with our officers.

Plans or Proposals

Other than as described with respect to the Reclassification, neither we nor our management have any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation, to sell or transfer any material amount of our assets, to change the Board or management, to change materially our indebtedness or capitalization or otherwise to effect any material change in our corporate structure or business. As stated throughout this proxy statement, we believe there are significant advantages in effecting the Reclassification and becoming a non-reporting company. Although our management does not presently have any intention to enter into any transaction described above, management continues to consider all opportunities to increase liquidity, including through additional debt or equity financing and joint ventures or other arrangements with strategic business partners.

Effects of the Reclassification on Unit Holders of LACP

The general effects of the Reclassification on the members of LACP are described below.

Effects of the Reclassification on Class A Members

The Reclassification will have both beneficial and detrimental effects on the Class A members. All of these changes will affect affiliated and unaffiliated members in the same way. The Board considered each of the following effects in determining to approve the Reclassification.

Benefits	Detriments
Due to the Reclassification, Class A members will:
•Realize the potential benefits of termination of registration of our Class A Units, including reduced expenses from no longer being required to comply with reporting requirements under the Exchange Act;
•Be able to vote on all amendments to the operating agreement of the Company, which was not available prior to the Reclassification, and continue to be entitled to vote on all matters brought before the members of LACP, except as otherwise provided by the Proposed Operating Agreement or South Dakota law;
•Have enhanced voting control over LACP in comparison to other classes of units due to the change to a per-unit vote structure instead of a per-member vote structure;
•Continue to be able to vote on any sale of LACP and any voluntary dissolution as stated in the Proposed Operating Agreement;
•Continue to be able to vote on the election and removal of our Managers, together with the unit holders holding Class B and Class C Units; and
•Continue to hold an equity interest in LACP, share in our distributions on the same basis as our Class B, Class C, and Class D members, and equally share in liquidation distributions equal Class B, Class C, and Class D members.

Due to the Reclassification, Class A members will:
•Hold unregistered securities and therefore lose the benefits of holding registered securities, such as access to information concerning LACP required to be contained in the Company’s periodic reports; and the requirement that our officers certify the accuracy of our financial statements;
•Hold restricted securities which will require an appropriate exemption from registration to be eligible for transfer; and
•Bear the risk of a decrease in the market value and liquidity of the Class A Units due to the reduction in public information concerning the Company.

Effects of the Reclassification on Class B Members

The Reclassification will have both beneficial and detrimental effects on the Class B members. All of these changes will affect affiliated and unaffiliated members in the same way. The Board considered each of the following effects in determining to approve the Reclassification. The managers understand the Reclassification will restrict the transferability rights of the Class B, without providing those unit holders with any additional compensation. However, the managers believe that the Class B Units may be indirectly compensated through the potential increase to the value of their units due to: (i) the decreased direct and indirect expenses of the Company from deregistering with the SEC; (ii) the potential for our employees to focus on long-term, rather than short-term, goals which may expand our business; (iii) our ability to use the information that we previously disclosed to our competitive advantage, rather than our competitors having access to this information; and (iv) the potential increase in voting power for each Class B Unit.

Benefits	Detriments
Due to the Reclassification, Class B members will:
•Realize the potential benefits of termination of registration of our Units, including reduced expenses from no longer being required to comply with reporting requirements under the Exchange Act;
•Have enhanced voting control over LACP in comparison to other classes of units due to the change from a per-unit vote structure instead of a per-member vote structure;
•Be able to vote on all amendments to the operating agreement of the Company, which was not available prior to the Reclassification, and continue to be entitled to vote on all matters brought before the members of LACP, except as otherwise provided by the Proposed Operating Agreement or South Dakota law;
•Continue to be able to vote on any sale of LACP as stated in the Proposed Operating Agreement;
•Continue to be able to vote on the election and removal of our Managers, together with the unit holders holding Class A and Class C Units; and
•Continue to hold an equity interest in LACP, share in our distributions on the same basis as our Class A, Class C, and Class D members, and equally share in liquidation distributions with Class A, Class C, and Class D members.

Due to the Reclassification, Class B members will:
•Be required to have their Units reclassified into Class B Units, for which they will receive no additional consideration;
•Lose some voting power due to the change from a per-member voting structure to a per-unit voting structure, allowing those members with more Units more votes;
•Lose the ability to vote on a voluntary dissolution of the Company;
•Hold restricted securities which will require an appropriate exemption from registration to be eligible for transfer and approval by the Board;
•Hold unregistered securities and therefore lose the benefits of holding registered securities, such as access to information concerning LACP required to be contained in the Company’s periodic reports; and the requirement that our officers certify the accuracy of our financial statements; and
•Bear the risk of a decrease in the market value and liquidity of the Class B Units due to the reduction in public information concerning the Company.

Effects of the Reclassification on Class C Members

The Reclassification will have both beneficial and detrimental effects on the Class C members. All of these changes will affect affiliated and unaffiliated Class C members in the same way. The Board considered each of the following effects in determining to approve the Reclassification. The Board understands the Reclassification will restrict the transferability rights of the Class C members without providing those unit holders with any additional compensation. However, the Board believes that the Class C Units may be indirectly compensated through the potential increase to the value of their units due to: (i) the decreased direct and indirect expenses of the Company from deregistering with the SEC; (ii) the potential for our employees to focus on long-term, rather than short-term, goals which may expand our business; (iii) our ability to use the information that we previously disclosed to our competitive advantage, rather than our competitors having access to this information; and (iv) the potential increase in voting power per Class C Unit.

Benefits	Detriments
Due to the Reclassification, Class C members will:
•Realize the potential benefits of termination of registration of our Units, including reduced expenses from no longer being required to comply with reporting requirements under the Exchange Act;
•Continue to be able to vote on any sale of LACP and any voluntary dissolution as stated in the Proposed Operating Agreement;
•Continue to be able to vote on the election and removal of our Board, together with the unit holders holding Class A and Class B Units; and
•Continue to hold an equity interest in LACP, share in our distributions on the same basis as our Class A, Class B, and Class D members, and share equally in liquidation distributions with the Class A, Class B, and Class D.

Due to the Reclassification, Class C members will:
•Be required to have their Units reclassified into Class C Units, for which they will receive no additional consideration;
•Lose some voting power due to the change from a per-member voting structure to a per-unit voting structure, allowing those members with more Units more votes;
•Hold restricted securities which will require an appropriate exemption from registration to be eligible for transfer and approval by the Board;
•Hold unregistered securities and therefore lose the benefits of holding registered securities, such as access to information concerning LACP required to be contained in the Company’s periodic reports; and the requirement that our officers certify the accuracy of our financial statements; and
•Bear the risk of a decrease in the market value and liquidity of the Class C Units due to the reduction in public information concerning the Company.

Effects of the Reclassification on Class D Members

The Reclassification will have both beneficial and detrimental effects on the Class D members. The Board recognizes that on balance, the Reclassification's effect will be to expand the rights of the Class A, Class B and Class C Units, while restricting the rights of the Class D Units. However, all of these changes will affect affiliated and unaffiliated Class D members in the same way and the Board has given time to the members who would receive Class D Units to obtain additional Class A Units if they desire to be reclassified into a different class. The Class D Units right to distributions will also not change. The Board considered each of the following effects in determining to approve the Reclassification. The Board understands the Reclassification will restrict the transferability and voting rights of the Class D Units without providing those unit holders with any additional compensation. However, the Board believes that the Class D Units may be indirectly compensated through the potential increase to the value of their units due to: (i) the decreased direct and indirect expenses of the Company from deregistering with the SEC; (ii) the potential for our employees to focus on long-term, rather than short-term, goals which may expand our business; and (iii) our ability to use the information that we previously disclosed to our competitive advantage, rather than our competitors having access to this information.

Benefits	Detriments
Due to the Reclassification, Class D members will:
•Realize the potential benefits of termination of registration of our Units, including reduced expenses from no longer being required to comply with reporting requirements under the Exchange Act; and
•Continue to hold an equity interest in LACP, share in our distributions on the same basis as our Class A, Class B, and Class C members, and share equally in liquidation distributions with Class A, Class B, and Class C members.

Due to the Reclassification, Class D members will:
•Be required to have their Units reclassified into Class D Units, for which they will receive no additional consideration;
•Lose the ability to vote on the election or removal of any Mangers, any sale of the LACP or any voluntary dissolution, as stated in the Proposed Operating Agreement;
•Lose some voting power due to the change from a per-member voting structure to a per-unit voting structure, allowing those members with more Units more votes;
•Hold restricted securities which will require an appropriate exemption from registration to be eligible for transfer and approval by the Board;
•Hold unregistered securities and therefore lose the benefits of holding registered securities, such as access to information concerning LACP required to be contained in the Company’s periodic reports; and the requirement that our officers certify the accuracy of our financial statements; and
•Bear the risk of a decrease in the market value and liquidity of the Class D Units due to the reduction in public information concerning the Company.

Effects of the Reclassification on Affiliated Members

The Reclassification will have some additional effects on our executive officers and Board. As used in this proxy statement, the term “affiliated members” means any member who is a manager or executive officer of LACP and the term “unaffiliated member” means any member other than an affiliated member. As a result of the Reclassification:

•Our affiliated members will no longer be subject to Exchange Act reporting requirements and restrictions, and information about their compensation and unit ownership will not be publicly available; and
•Our affiliated members will lose the availability of the Rule 144 safe harbor for transfers. Because our units will not be registered under the Exchange Act after the Reclassification and we will no longer be required to furnish publicly available periodic reports, our executive officers and the Board will lose the ability to dispose of their units under Rule 144 of the Securities Act of 1933, which provides a safe harbor for resales of securities by affiliates of an issuer.

Units Held in a Brokerage or Custodial Account

Members must understand how Class A Units that they hold in “street name” will be treated for purposes of the Reclassification. Members who have transferred their Class A Units into a brokerage or custodial account (including into an IRA) are no longer shown on our membership register as the record holder of these Class A Units. Instead, the brokerage firms or custodians typically hold all Units that its clients have deposited with it through a single nominee; this is what is meant by “street name.” If that single nominee is the holder of record of 50,000 or more Class A Units, then all Class A Units registered in that nominee’s name will be remain Class A Units (though with different rights than previously held). If that single nominee is the holder of 49,999 to 20,001 Class A Units, then all Class A Units registered in that nominee's name will be reclassified into Class B Units. If that single nominee is the holder of 20,000 Class A Units, then all Class A Units registered in that nominee's name will be reclassified into Class C Units. If that single nominee is the holder of less than 20,000 Class A Units, then all Class A Units registered in that nominee's name will be reclassified into Class D Units. At the end of the Reclassification, the beneficial owners will continue to beneficially own the same number of units as before the transaction. If you hold your Class A Units in “street name,” you should talk to your broker, nominee or agent to determine how they expect the Reclassification to affect you. Because other “street name” holders who hold through your broker, agent or nominee may have adjusted their holdings before the Reclassification, you may have no way of knowing how your Class A Units will be reclassified, if at all.

Interests of Certain Persons in the Reclassification

Our executive officers and Board members who are also members will participate in the Reclassification in the same manner as our other members. We anticipate that a majority of our Board who own our Class A Units will continue to own Class A Units, if the Reclassification is approved. Because of the change to a per-unit voting structure (as opposed to the current per-member voting structure), these Board members will experience a larger relative percentage of voting power than they previously held. This represents a potential conflict of interest because our Board unanimously approved the Reclassification and are recommending that you approve it. Despite this potential conflict of interest, the Board believes the Reclassification is fair to all of our members for the reasons discussed in this proxy statement.

The Board’s relative voting rights were not a consideration in the Board’s decision to approve the Reclassification or in deciding its terms, including setting the 50,000 Class A Unit threshold. In addition, the Board determined that any potential conflict of interest created by the managers’ ownership of our Class A Units is relatively insignificant. The Board did not set the 50,000 Class A Unit threshold to avoid exchanging the Class A Units of any managers. In addition, the percentage of beneficial ownership of and voting power held by managers and executive officers of LACP as a group will increase from approximately 4.68% of the current Class A Units to approximately 11.84% of the all of the outstanding Class A Units after the Reclassification. However, most decisions coming to a vote of the members will require either: (i) the vote of the Class A Units and the Class B Units, voting together as a single class, of which and the managers and officers will only hold 7.73% of such class or (ii) the vote of the Class A Units, the Class B Units and the Class C Units, voting as a single class and the managers and officers will hold just 5.11% of such class. Further, the Board will be giving up their power to amend the operating agreement of the Company without member approval.

The Board was aware of the actual or potential conflicts of interest discussed above and considered them along with the other matters that have been described in this proxy statement.

The Company publicly announced at its annual meeting that they intend to proceed with the Reclassification, and since that date, several of our managers have indicated that they will be transferring Units, which have been reported on Form 4. Other than as mentioned above, none of our executive officers or managers who beneficially own an aggregate of 50,000 or more units has indicated to us that he or she intends to sell units between the public announcement of the Reclassification and the effective date of the Reclassification. In addition, none of these individuals has indicated his or her intention to divide units among different record holders so that fewer than 50,000 units are held in each account to receive Class B, Class C Units or Class D Units.

Material Federal Income Tax Consequences of the Reclassification

The following is a summary of the anticipated material United States federal income tax consequences of the Reclassification. This discussion does not consider the particular facts or circumstances of any members. This discussion assumes that you hold, and will continue to hold, your Units as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code.” The federal income tax laws are complex and the tax consequences of the Reclassification may vary depending upon your individual circumstances or tax status. Accordingly, this description is not a complete description of all of the potential tax consequences of the Reclassification and, in particular, may not address United States federal income tax considerations that may affect the treatment of holders of Units subject to special treatment under United States federal income tax law (including, for example, foreign persons, financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, holders who acquired their Units pursuant to the exercise of an employee unit option or right or otherwise as compensation and holders who hold units as part of a “hedge,” “straddle” or “conversion transaction”).

This discussion is based upon the Code, regulations promulgated by the United States Treasury Department, court cases and administrative rulings, all as in effect as of the date hereof, and all of which are subject to change at any time, possibly with retroactive effect. No assurance can be given that, after any such change, this discussion would not be different. Furthermore, we have not and will not seek or obtain an opinion of counsel or ruling from the Internal Revenue Service (IRS) with respect to the tax consequences of the Reclassification, and the conclusions contained in this summary are not binding on the IRS. Accordingly, the IRS or ultimately the courts could disagree with the following discussion.

Federal Income Tax Consequences to LACP

The Reclassification will likely be treated as a tax-free “recapitalization” for federal income tax purposes. As a result, we believe that the Reclassification will not have any material federal income tax consequences to LACP.

Federal Income Tax Consequences to Members

We expect that members receiving Class A Units with different rights than previously held, Class B, Class C or D Units in exchange for their existing Class A Units will not recognize any gain or loss in the Reclassification. We anticipate that you will have the same adjusted tax basis and holding period in your Class A, Class B, Class C or Class D Units as you had in your Units immediately before the Reclassification. Adjusted tax basis would change if your share of Company liabilities as part of the Reclassification, although such liability sharing is not expected to change. Further, we anticipate that the Reclassification will have no effect on your ability to use otherwise suspended passive activity losses or net operating loss carry forwards. If a member's share of Company's liabilities changes, this could create gain if the amount of the share decreases by more than a member's basis in the Units, however this is not currently anticipated to happen in connection with the Reclassification.

The above discussion of anticipated material United States federal income tax consequences of the Reclassification is based upon present law, which is subject to change possibly with retroactive effect. You should consult your tax advisor as to the particular federal, state, local, foreign and other tax consequences of the Reclassification, in light of your specific circumstances.

Appraisal and Dissenters’ Rights

Under South Dakota law, you do not have appraisal rights in connection with the Reclassification. Moreover, under our Existing Operating Agreement, you have waived any dissenter's rights that may have otherwise been available. Other rights or actions under South Dakota law or federal or state securities laws may exist for members who can demonstrate that they have been damaged by the Reclassification. Although the nature and extent of these rights or actions are uncertain and may vary depending upon facts or circumstances, member challenges to actions of the Company in general are related to the fiduciary responsibilities of limited liability company officers and Board and to the fairness of limited liability company transactions.

Regulatory Requirements

In connection with the Reclassification, we will be required to make several filings with, and obtain several approvals from, various federal and state governmental agencies, including complying with federal and state securities laws, which includes filing this proxy statement on Schedule 14A and a transaction statement on Schedule 13E-3 with the SEC.

Fees and Expenses; Financing of the Reclassification

We will be responsible for paying the Reclassification-related fees and expenses, consisting primarily of fees and expenses of our attorneys, and other related charges. We intend to pay the expenses of the Reclassification with working capital. We estimate that our expenses will total approximately $74,000, assuming the Reclassification is completed. This amount consists of the following estimated fees:

Description	Estimated Amount
Legal fees and expenses	$50,000.00
Printing and Mailing Fees	$12,000.00
SEC Filing Fees	$12,000.00
Total	$74,000.00

MARKET PRICE OF UNITS AND DISTRIBUTION INFORMATION

Market Information

There is no public trading market for our units. To facilitate trading, we have engaged Variable Investment Advisors, Inc., doing business as AgStock Trade, an alternative trading system ("ATS"). The ATS is designed to comply with federal tax laws and IRS regulations for establishing a “qualified matching service” (QMS) as well as state and federal securities laws. There are detailed timelines and procedures that must be followed under the ATS rules with respect to offers and sales of units. All transactions must comply with the ATS rules and our Existing Operating Agreement and are subject to approval by the Board. We do not become involved in purchase or sale negotiations arising from the ATS. We do not characterize ourselves as being a broker or dealer in an exchange or give advice regarding the merits or shortcomings of any particular transaction. We do not receive, transfer or hold funds or securities associated with the ATS. We have no role in effecting the transactions beyond approval required under our Existing Operating Agreement.

Below is a table that states the range of high and low bid quotations for our Units on the ATS for each quarter during the past two (2) years.

	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
	2022	2022	2023	2023	2023	2023	2024	2024
High Bid Range	$3.90	$3.95	$4.47	$4.47	$4.49	$6.08	$6.06	$6.50
Low Bid Range	$3.61	$3.90	$4.25	$4.24	$4.49	$6.00	$6.00	$6.10

If the Reclassification is approved at the Special Meeting, we anticipate continuing to use the ATS.

Unit Holders

As of August 28, 2024 (the record date), 29,620,000 Units were issued and outstanding held by approximately 1,064 unit holders of record.

Distributions

On August 13, 2024, the Company declared a distribution to its members of $0.30 per Unit, to members of record as of July 1, 2024.We paid a distribution of $0.30 per Unit in March of 2024. We paid distributions totaling $0.50 per Unit during our 2023 fiscal year. We paid a distribution of $1.11 per Unit during our 2022 fiscal year, and we paid distributions totaling $0.30 per Unit during our 2021 fiscal year.

We do not anticipate that the Reclassification will affect our ability to declare and pay distributions to our unit holders, nor will the terms of the Class A, B, C and D Units differ with respect to the rights of members to receive distributions from the Company. Distributions are restricted by certain loan covenants in our credit agreements with Farm Credit.

Equity Compensation Plans

We do not have any equity compensation plans under which our units are authorized for issuance.

Sale of Unregistered Securities

We did not sell any units during our 2023 or 2022 fiscal years.

Repurchases of Equity Securities

Neither we, nor anyone acting on our behalf has repurchased any of our outstanding Units during the past two years.

THE FOURTH AMENDED AND RESTATED OPERATING AGREEMENT

We are governed by our Existing Operating Agreement, which is attached to this proxy statement as Exhibit 99.1. In connection with the Reclassification, we are proposing amending and restating our Existing Operating Agreement as set forth in the Proposed Operating Agreement, which is attached as APPENDIX B. The Proposed Operating Agreement includes several changes, including provisions to change the voting rights of the Class A Units and to create three new classes of Units, Class B Units, Class C Units and Class D Units with different voting rights and transfer restrictions than our Class A Units.

The Reclassification

The Proposed Operating Agreement provides for four separate classes of units: Class A, Class B, Class C and Class D Units. Class A Units, if applicable, will be reclassified on the basis of one Class B, Class C or Class D Unit for each Class A Unit currently held by such members. Unless otherwise elected by the Board as described in this proxy statement, we anticipate that the Reclassification will be effective upon the approval of the Proposed Operating Agreement by our members.

Our Board is asking separately for the vote to approve the Fourth Amended and Restated Operating Agreement (the "Proposed Operating Agreement") which would amend our Existing Operating Agreement (Proposal 1) and the approval of the Reclassification of a Portion of our Units (Proposal 2), even though the approval of the Fourth Amended and Restated Operating Agreement and the Reclassification could be effected solely through the approval by the Board under our Existing Operating Agreement. The Board believes that the amendment and restatement to the Existing Operating Agreement and related Reclassification are important unit holder matters and deserve separate and distinct attention, given the impacts on our unit holders. The Board, in the interest of fairness, want to make the impacts that the Proposed Operating Agreement will have on the Company and its members explicitly clear. The Proposed Operating Agreement and the Reclassification are conditioned on one another, unless the unit holders vote in favor of both proposals, both will fail. For more information on the effect of the Reclassification of your units, please see the Section entitled "Effects of the Reclassification on Unit Holders of LACP."

Description of Class A Units

General

As of August 28, 2024, we had 29,620,000 total Class A Units issued and outstanding. These Class A Units were held by approximately 1,064 total holders of record. Of those unit holders, approximately 120 or 38.56% held 50,000 or more Class A Units each, approximately 189, or 22.03%, held between 49,999 - 20,001 Class A Units each, approximately 459 or 30.99%, held exactly 20,000 Class A Units each, and approximately 296 or 8.41% held less than 20,000 Class A Units each. The exact number of Class A, Class B, Class C and Class D Units following the Reclassification will depend on the number of Units held by each member on the effective date of the Reclassification. All Units when fully paid are nonassignable and are not subject to redemption or conversion. Generally, the rights and obligations of our members are governed by the South Dakota Uniform Limited Liability Company Act and our Existing Operating Agreement.

Our Class A Units represent an ownership interest in the Company. Upon purchasing Class A Units, our members enter into our Existing Operating Agreement and become members of the Company. Each member has the right to: a share of our profits and losses; receive distributions of our assets when declared by the Board; participate in the distribution of our assets if we dissolve; and access and copy certain information concerning our business, each as set forth in the Existing Operating Agreement.

Comparison of Features of New Class A, B, C and D Units

The following table sets forth a comparison of the proposed features of each of the Class A, Class B, Class C and Class D Units provided in the Proposed Operating Agreement. Section references are to sections in the Proposed Operating Agreement.

	One Vote Allocated for each Unit Owned	Ability to Vote on Operating Agreement Amendments	Ability to Vote on a Sale of the Company	Ability to Vote on Company's Voluntary Dissolution	Ability to Elect or Remove managers	Allocated Profits and Losses of LACP Pro-Rata with all other Unit Holders	Share in regular and liquidating Distributions of LACP Pro-Rata with all other Unit Holders	Redemption Rights	Preemptive Rights
Class A	☑	☑	☑	☑	☑	☑	☑	☒	☒
Class B	☑	☑	☑	☒	☑	☑	☑	☒	☒
Class C	☑	Only amendments to the Operating Agreement which would uniquely adversely affect the Class C Unit holders.	☑	☑	☑	☑	☑	☒	☒
Class D	☑	☒	☒	☒	☒	☑	☑	☒	☒

Note, that the rights of holders of the Class A, Class B, Class C and Class D Units may change in the future upon the amendment to the then current operating agreement of the Company. Such amendment would require the consent of the holders of a majority of the Class A, Class B and likely Class C Units voting as a single class as described in the Proposed Operating

Agreement. None of the Company's Units (including before the Reclassification) had any redemption rights or preemptive rights. Those rights are included in this table solely to comply with the SEC's proxy disclosure rules.

Changes to the Existing Operating Agreement not related to the Reclassification.

In addition to the changes to the Existing Operating Agreement to effect the Reclassification, the Company is looking at the Existing Operating Agreement wholesale to update its terms to become more in-line with the way that the Company currently conducts business. In order to update the Existing Operating Agreement, the Proposed Operating Agreement will:

•Remove the requirement that members execute a Corn Delivery Agreement with the Company to become a member in the Company.
•Update the general quorum requirement for a meeting of the Members to be the Members holding at least ten percent (10%) of all outstanding Class A Units, Class B Units and Class C Units, treated as a single class, represented in person or by proxy. However, certain larger transactions such as voluntary dissolution or amendment to the Proposed Operating Agreement have different quorum requirements (as stated in Section 5.7 of the Proposed Operating Agreement).
•Update the Company's confidentiality obligations of the members (as stated in Section 12 of the Proposed Operating Agreement).
•Clarify the staggered nature of the elections to the Board of Managers, as is currently in place with the Company (as stated in Section 6.2(b) of the Proposed Operating Agreement).
•Add the member's ability to adjourn a meeting until a later date (as stated in Section 5.7 of the Proposed Operating Agreement).
•Clarify that any meetings of the members may be by remote participation (as stated in Section 5.5 of the Proposed Operating Agreement).
•Update the right of the Company to redeem any Units that were transferred which would require re-registration of that class of Units with the SEC (as stated in Section 10.3 of the Proposed Operating Agreement).
•Update the Partnership Representative Matters language to be in compliance with applicable law (as stated in Section 9.12 of the Proposed Operating Agreement) and adding a claw-back of any deficiencies for taxes imposed on any member which is paid by the Company.
•Allow the Company to provide notice to the members electronically (as stated in Section 17.11 of the Proposed Operating Agreement).
•Provide for the cancellation of any physical stock certificates of the Company in lieu of a written notation on the books of the Company indicating the amount of Units that each member holds.
•Provide for a Manager to be elected as Chairman of the Board of Managers, in line with the Company's practice (as stated in Section 6.2(c) of the Proposed Operating Agreement).
•Provide that the price at which the Company can redeem Units in the events stated in Section 4.3 of the Existing Operating Agreement will be 20% of the of the average price per Unit over the previous six months from the date of redemption, rather than $0.20 per Unit.
•Provide that Units can only be transferred in blocks of 500 Units, in line with the Company's current practice of approving transfers (as stated in Section 10.2(a) of the Proposed Operating Agreement).

The members are urged to read the entire Proposed Operating Agreement to fully understand the changes before voting on the Reclassification and the Proposed Operating Agreement. The information above is a summary only.

IDENTITY AND BACKGROUND OF FILING PERSONS

Lake Area Corn Processors, LLC, (the "Company") is a South Dakota limited liability company, is the filing person for this preliminary proxy statement and is the subject company. The Company owns and manages Dakota Ethanol, LLC, a South Dakota limited liability company ("Dakota Ethanol"), a 100 million-gallon (annual nameplate capacity) ethanol plant, located near Wentworth, South Dakota. Dakota Ethanol sells ethanol and related products to customers located in North America. The Company's business address is 46269 South Dakota Highway 34, P.O. Box 100Wentworth, South Dakota 57075 and their business telephone number is: 1-888-539-CORN(2676).

Set forth below are the (i) name, (ii) age, (iii) current principal occupation or employment, and (iv) material occupations, positions, offices or employment during the past five years, of each of our managers and executive officers. Each person identified in such section is a United States citizen. Unless otherwise noted, (a) all managers are U.S. citizens; (b) all managers have been employed in the principal occupations noted below for the past five years or more, and (c) the principal business address of each person identified is 46269 South Dakota Highway 34, P.O. Box 100 Wentworth, South Dakota 57075.

During the last five years, neither the Company nor its managers or officers have been convicted in a criminal proceeding and have not been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining it from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

Board of LACP

All of LACP's managers satisfy the definition of independence under NASDAQ Rule 5605(a)(2). We determined the independence of our non-nominee managers by looking at their business, familial and social relationships as they relate to the Company, including any contracts or other agreements that the managers may have with the Company. Each of the Company's non-nominee managers can be reached at the address of the Company: 46269 South Dakota Highway 34, P.O. Box 100, Wentworth, South Dakota 57075.

Rick Kasperson, Vice-Chairman and Manager - Age 67. Mr. Kasperson is retired from farming in the Sinai, South Dakota area. The farming operation consisted of corn and soybeans. Mr. Kasperson graduated from South Dakota State University in May of 1979 with a degree in in Ag Engineering. Mr. Kasperson was a director of the South Dakota Corn Growers Association. He served as president for one year and as chairman of the board for two years. Mr. Kasperson was first elected to the Board at our 2007 annual meeting. Mr. Kasperson will continue to serve as Vice-Chairman at the pleasure of the Board or until his earlier resignation or removal. Mr. Kasperson also serves on the board of managers of Dakota Ethanol. Mr. Kasperson serves on our audit committee. Mr. Kasperson's term as a manager expires in 2025.

Dave Wolles, Treasurer and Manager - Age 61. Since 1984, Mr. Wolles has been self-employed as a farmer in Dell Rapids, South Dakota. Mr. Wolles graduated from Dell Rapids St. Mary's High School in 1980 and South Dakota State University in 1984. Mr. Wolles is also the financial secretary for the local Catholic Order of Foresters and the treasurer of Burk Township in Minnehaha County. Mr. Wolles was first elected to the Board at our 2010 annual meeting. Mr. Wolles also serves on the board of managers of Dakota Ethanol. Mr. Wolles serves on our audit committee and will serve as Treasurer at the pleasure of the Board or until his earlier resignation or removal. Mr. Wolles' term as a manager expires in 2025.

Wayne Backus, Manager - Age 72. Mr. Backus owns Wayne's Repair, a repair shop in Wentworth, South Dakota where he currently works . Mr. Backus graduated from Chester High School. Mr. Backus and his wife Bonnie have three grown children and twelve grandchildren. Mr. Backus is a member of Our Savior Lutheran Church where he is a trustee. Mr. Backus is also the Secretary and Treasurer of the Wentworth Development Corp., and he was involved in the steering committee that worked to bring Dakota Ethanol to the area. Mr. Backus is also a former member of the Wentworth Fire Department and has been certified as a state fire service instructor since 1985. Mr. Backus has been a member of the Board since our 2014 annual meeting. Mr. Backus serves on our audit and compensation committees. Mr. Backus also serves on the board of managers of Dakota Ethanol. Mr. Backus' term as a manager expires in 2026.

Todd Brown, Manager and Chairman - Age 58. Since 1983, Mr. Brown has been the owner/operator of a farming operation in Dell Rapids, South Dakota. Mr. Brown oversees the day-to-day business of the farm. Mr. Brown graduated from St. Mary's High School in Dell Rapids, South Dakota in 1983. Mr. Brown was employed by Sweetman Construction in 1982 and LG Everist in 1983. Mr. Brown and his wife Michelle have three children: Eric, Chelsey, and Mitchell. Mr. Brown is an active volunteer at St. Mary's School and St. Mary's Catholic Church and is an officer of the St. Mary's 400 Club. Mr. Brown's farming operation consists of a corn and soybean rotation as well as hay production for his cow calf operation. Mr. Brown is a member of the American Corn Growers Association, National Farmers Organization, the South Dakota Cattlemen's Association and the American Coalition for Ethanol. Mr. Brown has been a member of the Board since our inception. Mr. Brown serves on our audit and compensation committees. Mr. Brown serves as Chairman at the pleasure of the Board or until his earlier resignation or removal. Mr. Brown also serves on the board of managers of Dakota Ethanol. Mr. Brown's term as a manager expires in 2026.

    Marty Thompson, Manager - Age 49. Since 2002, Mr. Thompson has been self-employed as a farmer and a Pioneer Seed salesman since 2003. Prior to commencing his career in farming and seed sales, Mr. Thompson was in the United States Army. Mr. Thompson attended Dakota State University where he graduated with a Bachelor of Business in Management Information Systems. Mr. Thompson has served on various boards since completing his college education. Mr. Thompson has been a member of the Board since our 2014 annual meeting. Mr. Thompson serves on our audit and compensation committees. Mr. Thompson also serves on the board of managers of Dakota Ethanol. Mr. Thompson's term as a manager expires in 2026.

Ronald Alverson, Manager - Age 72. Mr. Alverson graduated from Chester High School in 1970 and from South Dakota State University in 1974 with a Bachelor of Science degree in agronomy. He farmed near Chester after college graduation and retired in 2016. Mr. Alverson was a founding member and past president of the South Dakota Corn Grower's

Association and a past board member of the National Corn Grower's Association. He is also a past President of the American Coalition for Ethanol and currently serves as its Secretary. Mr. Alverson has served on the Board since our inception and is currently on the audit committee. Mr. Alverson also serves on the board of managers of Dakota Ethanol. Mr. Alverson's term as a manager expires in 2027.

    Randy Hansen, Secretary, Manager - Age 65. Since 1980, Mr. Hansen has been a partner in Longacre Farms, Inc., a 1,800 acre farm producing corn, soybeans and hay located at 46094 239th St Wentworth, SD, 57075. Mr. Hansen also manages a background to finish feedlot . Mr. Hansen graduated from South Dakota State University in 1980 with a Bachelor of Science degree in Agriculture Engineering. Mr. Hansen was elected to the Chester Area school board in 1986 where he served 15 years. Mr. Hansen was first elected to the Board at our 2006 annual meeting. Mr. Hansen serves on our audit and nominating committees. Mr. Hansen has served as our Secretary since 2007, and he will continue to serve as Secretary at the pleasure of the Board or until his earlier resignation or removal. Mr. Hansen also serves on the board of managers of Dakota Ethanol. Mr. Hansen's term as a manager expires in 2027.

Executive Officers of LACP

Our officers will hold their positions indefinitely at the pleasure of the Board until their earlier resignation or removal. Each of the executive officers can be reached at the Company's address, 46269 South Dakota Highway 34, P.O. Box 100, Wentworth, South Dakota 57075.

Scott Mundt, Chief Executive Officer - Age 62. Mr. Mundt has been the General Manager of Dakota Ethanol since 2006 and was employed by Dakota Ethanol as a transition coordinator in 2005. Mr. Mundt has been our Chief Executive Officer since August 2007. Prior to his positions with Dakota Ethanol, Mr. Mundt was the Vice President of Manufacturing for Fey Industries. Mr. Mundt managed the day-to-day operations of Fey Industries and approximately 200 employees. Mr. Mundt currently serves on the board of directors of our ethanol marketer Renewable Products Marketing Group, LLC, a private company, Guardian Energy Management, LLC, a private company, and Guardian Hankinson, LLC, representing the Company's investment, Ring-neck Energy & Feeds, LLC, a private company, and the Renewable Fuels Association. Mr. Mundt is employed by Dakota Ethanol pursuant to an employment agreement. The employment agreement with Mr. Mundt is for "at will" employment and may be terminated by either party at any time.

Rob Buchholtz, Chief Financial Officer - Age 53. Mr. Buchholtz has been employed as the Controller of Dakota Ethanol, L.L.C., our wholly-owned subsidiary, since 2001. Mr. Buchholtz has been our Chief Financial Officer since August 2007. Prior to his employment with Dakota Ethanol, Mr. Buchholtz worked in public accounting for 8 years. Mr. Buchholtz does not have an employment agreement. Mr. Buchholtz will continue his employment with the Company until his earlier resignation or removal.

    Paul Geraets, Commodity Manager - Age 53. Mr. Geraets has been employed as the Commodity Manager of Dakota Ethanol, L.L.C., our wholly-owned subsidiary, since 2001. Prior to his employment with Dakota Ethanol, Mr. Geraets worked for Cargill as an elevator and agronomy facility manager for 8 years. Mr. Geraets does not have an employment agreement. Mr. Geraets will continue his employment with the Company until his earlier resignation or removal.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC"). Except as indicated by footnote, a person in the table below has sole voting and sole investment power for all Class A Units beneficially owned by that person. In addition, unless otherwise indicated, all persons named below can be reached at the following address: 46269 South Dakota Highway 34, P.O. Box 100 Wentworth, South Dakota 57075.

Recent Transactions

On March 14, 2024, Randall Lloyd Hansen, one of our Managers, entered into a contract to purchase 7,500 of our Class A Units through AgStockTrade, our QMS System for a purchase price of $6 per unit. The trade became effective on April 1, 2024. This purchase was intended to satisfy the affirmative defense conditions of a non-rule 10b5-1 trading arrangement.

On December 29, 2023, Paul Geraets' IRA sold 5,000 Units for a purchase price of $6 per unit through AgStockTrade, our QMS System. The trade became effective on April 1, 2024. This purchase was intended to satisfy the affirmative defense conditions of a non-rule 10b5-1 trading arrangement. The Form 4 required to be filed for this transaction was late and filed on May 21, 2024.

Effective July 1, 2024, the Rick and Kay Kasperson Living Trust, of which one of our Managers, Rick Kasperson, is a beneficial owner of, gifted 5,000 of our units to the South Dakota State University Foundation. This purchase was intended to satisfy the affirmative defense conditions of a non-rule 10b5-1 trading arrangement.

Beneficial Ownership

The following table sets forth the current beneficial ownership of our capital units as of August 28, 2024, both in terms of equity and voting interests, by members of the Board and our executive officers. No person, including any group, is known to be the beneficial owner of more than 5% of our capital units. Except as indicated by footnote, a person named in the table below has sole voting and sole investment power for all units beneficially owned by that person.

Title of Class	Name and Address(1) of Beneficial Owner	Amount and Nature of Beneficial Ownership (Units)	Equity Percent of Class	Voting Percent of Class
Class A Units	Ronald Alverson, Manager	338,250	1.1%	*
Class A Units	Wayne Backus, Manager(2)	92,000	*	*
Class A Units	Todd Brown, Chairman and Manager(3)	422,000	1.4%	*
Class A Units	Rob Buchholtz, CFO	—	—	—
Class A Units	Paul Geraets, Commodity Manager(4)	6,000	*	*
Class A Units	Randy Hansen, Manager	100,000	*	*
Class A Units	Rick Kasperson, Manager(5)	170,000	*	*
Class A Units	Scott Mundt, CEO(6)	90,000	*	*
Class A Units	Marty Thompson, Manager	28,500	*	*
Class A Units	Dave Wolles, Manager	140,000	*	*
	All managers and officers as a group	1,386,750	4.68%	*
* Equals less than 1% of the class.
(1) The Address all of the managers and officers is: 46269 South Dakota Highway 34, P.O. Box 100 Wentworth, South Dakota 57075.
(2) Mr. Backus owns these 92,000 units jointly with his wife, with shared investment and voting power.
(3) Mr. Brown owns 412,000 units jointly with his wife, with shared investment and voting power. Mr. Brown beneficially owns 10,000 units which are owned by his wife individually.
(4) Mr. Geraets beneficially owns the 6,000 units through an IRA.
(5) Mr. Kasperson owns these 170,000 units jointly with his wife through the Rick and Kay Kasperson Living Trust, with shared investment and voting power.
(6) Mr. Mundt owns these 90,000 units jointly with his wife, with shared investment and voting power.

BOARD OF MANAGERS' MEETINGS AND COMMITTEES

The Board generally meets on a bi-monthly schedule. The Board held seven regular meetings and five special meetings during the fiscal year ended December 31, 2023. Each manager attended at least 75% of the meetings of the Board during the fiscal year ended December 31, 2023.

The Board has held six regular meetings and three special meetings during our 2024 fiscal year. Each manager attended at least 75% of such meetings.

The Board does not have a formalized process for holders of units to send communications to the Board. The Board believes this is reasonable given the accessibility of our managers. members who wish to communicate with the Board are free to do so by contacting a manager via our website, fax, phone or in writing. The names of our managers are listed on our website at http://www.dakotaethanol.com under the tab "LACP". members may also use the tab "Contact Us" to contact LACP.

The Board does not have a policy with regard to manager attendance at annual meetings. Last year, all of the managers attended the Company's annual meeting. Due to this high attendance record, it is the view of the Board that such a policy is unnecessary.

Manager Independence
As of August 28, 2024 we believed that all of our managers are independent, as defined by NASDAQ Rule 5605(a)(2). In evaluating the independence of our managers, we considered the following factors as set forth in NASDAQ Rule 5605(a)(2): (i) the business relationships of our managers; (ii) positions our managers hold with other companies; (iii) family relationships between our managers and other individuals involved with the Company; (iv) transactions between our managers and the Company; and (v) compensation arrangements between our managers and the Company.

Policy Regarding Employee, Officer and manager Hedging

We do not have a policy prohibiting our managers, officers or employees from purchasing financial instruments that are designed to hedge or offset any decrease in the market value of the Company's membership units held by such persons. As a limited liability company, we are required to restrict the transfers of our membership units in order to preserve our partnership tax status. Our membership units may not be traded on any established securities market or readily traded on a secondary market (or the substantial equivalent thereof). Because there is no public market for our units, it is the view of the Board that such a policy is unnecessary.

Board Leadership Structure and Role In Risk Oversight

The Company is managed by a management team which oversees each area of our operations in which such manager has expertise. Our management team consists of our President/Chief Executive Officer, Chief Financial Officer and Commodities Manager. The Chairman of our Board is separate from our Chief Executive Officer and is responsible for coordinating the management efforts of our managers. The Board has determined that its leadership structure is effective to create checks and balances between the executive officers of the Company and the Board. The Board is actively involved in overseeing all material risks that face the Company, including risks related to changes in commodity prices. The Board administers its oversight functions by reviewing the operations of the Company, by overseeing the executive officers' management of the Company, and through its risk management committee.

Insider Trading Policies

The Company has adopted insider trading policies and procedures governing the purchase, sale and/or other dispositions managers, officers and employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations.

Code of Ethics

The Board has adopted a Code of Ethics that sets forth standards regarding matters such as honest and ethical conduct, compliance with the law, and full, fair, accurate, and timely disclosure in reports and documents that we file with the SEC and in other public communications. The Code of Ethics applies to all of our employees, officers, and managers, including our Chief Executive Officer and Chief Financial Officer. The Code of Ethics is available free of charge on written request to the Company's CFO, Rob Buchholtz.

Audit Committee

The Board has a standing audit committee which includes each of the Company's managers. The primary duties and responsibilities of the audit committee are to: (i) monitor the integrity of our financial reporting process and systems of internal controls regarding finance, accounting, legal and regulatory compliance; (ii) appoint, compensate, retain and monitor the independence and qualifications of our independent registered public accounting firm; (iii) monitor the performance of our internal audit function and independent registered public accounting firm; and (iv) prepare an audit committee report to be included in our annual information statement.

The audit committee of the Board operates under a charter adopted by the Board, a copy of which is posted on our website at http://www.dakotaethanol.com under the tab "LACP". Under the charter, the audit committee must have at least three members. The Board appointed Ronald Alverson, Wayne Backus, Todd Brown, Randy Hansen, Rick Kasperson, Marty Thompson, and Dave Wolles to serve on the audit committee. The chairperson of the audit committee is Mr. Alverson. The audit committee has held two meetings din 2024 so far with over 75% of the members in attendance.

The audit committee is exempt from the independence listing standards because our securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, we believe each member of our audit committee is independent within the definition of independence provided by NASDAQ rules 5605(a)(2) and 5605(c)(2).

The Board has determined that we do not currently have an audit committee financial expert serving on our audit committee. We do not have an audit committee financial expert serving on our audit committee because no member of the Board has the requisite experience and education to qualify as an audit committee financial expert as defined in Item 401 of Regulation S-K, and the Board has not yet created a new manager position expressly for this purpose. The Board intends to consider such qualifications in future nominations to the Board and appointments to the audit committee.

Nominating Committee

The nominating committee oversees the identification, evaluation and recommendation of individuals qualified to be managers. The major responsibilities of the nominating committee are to:

•Develop a nomination process for candidates for the Board;
•Establish criteria and qualifications for membership on the Board;
•Identify candidates to fill positions on the Board;
•Recommend candidates for vacancies on the Board; and
•Recommend to the Board candidates for election or reelection.

The nominating committee operates under a charter adopted by the Board, a copy of which can be found on our website at www.dakotaethanol.com under the tab "LACP". The nominating committee did not meet during the 2023 fiscal year. The nominating committee is currently comprised of two of our members and one non-member, one of whom currently serves on the Board. Currently, the nominating committee consists of Paul Geraets, Rob Buchholtz, and Dave Wolles. The nominating committee is exempt from the independence listing standards because our securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, each member of the nominating committee is independent pursuant to NASDAQ Rule 5605(a)(2). The Board approves and accepts the nominations that are made by the nominating committee.

Nomination Process

The nominating committee generally identifies potential candidates to the Board using two methods. First, the nominating committee solicits Class A members annually to submit nominations to the nominating committee. Second, the nominating committee attempts to solicit individuals whom it believes would make good candidates in light of specific qualities, skills or needs of the Board.

Before the nominating committee approves and recommends any person for nomination, the person must meet certain minimum qualifications. The person must have no criminal record or disciplinary history pertaining to certain specified acts or events; the person must be "independent" as defined by the SEC and NASDAQ, except that a person is not prohibited from serving if he or she receives payment from us for the delivery and sale of corn; the person must satisfactorily complete a nomination application that requests certain personal background information, including employment history, educational background and community or organization involvement; and the person must possess certain general qualities including superb ethics, loyalty and commitment, a willingness to act on and be accountable for decisions, an ability to analyze and communicate effectively, and an ability to work well with others. The nominating committee does not have a formal process for considering diversity in making nominations for the manager election. The nominating committee believes this is reasonable because the members are involved in choosing the individuals who will be considered by the nominating committee.

Compensation Committee

    Our compensation committee is comprised of Marty Thompson (Chairman), Wayne Backus, and Todd Brown. The compensation committee is exempt from the independence listing standards because our securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, each member of the compensation committee is independent pursuant to NASDAQ Rule 5605(a)(2). Our compensation committee has not yet held a meeting for the 2024 fiscal year. Our compensation committee makes compensation decisions related to the compensation of our Chief Executive Officer, Scott Mundt. The compensation committee reviews the compensation of our Chief Executive Officer annually. Our compensation committee delegates the responsibility for setting the compensation of our other employees, including Rob Buchholtz, our Chief Financial Officer, to Mr. Mundt. The compensation committee does not use compensation consultants or other persons in setting the compensation of our executive officers.

Our compensation committee operates under a charter. A copy of the compensation committee charter is posted on our website at www.dakotaethanol.com under the tab "LACP".

Compensation Committee Interlocks and Insider Participation

    None of the members of the executive compensation committee is or has been an employee of the Company. There are no interlocking relationships between our Company and other entities that might affect the determination of the compensation of our executive officers.

MEMBER PROPOSALS FOR THE 2025 ANNUAL MEETING

Annual Meeting Proposals

We currently anticipate holding the 2025 annual meeting of members in April of 2025. At that time, we may or may not continue to be registered with the SEC. The Company is not required to consider any proposal or manager nomination petition that does not meet the requirements of the SEC (if still registered) and our then existing operating agreement, therefore, any member who wishes to submit a proposal or manager nomination petition is encouraged to seek independent counsel.

Manager nominations must be made on a Manager Nomination Petition and submitted to us by January 1, 2025, unless we notify the members of a different deadline. We suggest that proposals for the 2025 annual meeting of members and manager nominations be submitted by certified mail-return receipt requested.

Members who intend to present a proposal at the 2025 annual meeting of members without including such proposal in our information statement, must provide us notice of such proposal no later than January 13, 2025. We reserve the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

In addition, if we are still registered with the SEC, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for inclusion of member proposals in company-sponsored proxy materials. Our managers will review proposals submitted by members for inclusion at our next annual meeting of members and will make recommendations to our managers an appropriate response to such proposals. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included in our proxy materials.

Effect on Member Proposals and Manager Nominations if Reclassification is Implemented

If the Reclassification and Proposed Operating Agreement are implemented, we do not expect to be subject to the proxy rules at the time of the 2025 Annual Meeting, and, therefore, member proposals would be governed by our Proposed Operating Agreement rather than as set forth above. Additionally, if the Reclassification and Proposed Operating Agreement are implemented, the manager nomination procedures would remain the same.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the individual managers to the Board or executive officers, in the past two years, have entered into, or currently anticipate entering into, any contractual or other transactions between themselves, Dakota Ethanol or the Company, except for corn delivery agreements identical to those provided to other members.

    Pursuant to the Existing Operating Agreement, we may enter into relationships and agreements with certain related parties so long as a majority of disinterested managers approve the relationship or agreement. The Existing Operating Agreement requires any agreements we have with our members to be on terms no less favorable than we could receive from a disinterested third party. We have no formal written policy concerning related party transactions other than the Existing Operating Agreement, however, we adhere to the requirements of the Existing Operating Agreement when approving all transactions, including those involving certain parties covered by Item 404 of Regulation S-K. This procedure would be followed for all contractual relationships we enter into, including employment agreements, purchase and sale agreements, and compensation agreements.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, managers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, managers and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from our officers and managers, all Section 16(a) filings were made during the Company's 2024 fiscal year except the following:

On December, 29th 2023, Paul Geraets' IRA sold 5,000 Units for a purchase price of $6 per unit through AgStockTrade, our QMS System. The trade became effective on April 1, 2024. This purchase was intended to satisfy the affirmative defense conditions of a non-rule 10b5-1 trading arrangement. The Form 4 required to be filed for this transaction was late and filed on May 21, 2024.

OTHER MATTERS

Reports, Opinions, Appraisals and Negotiations

We have not received any report, opinion or appraisal from an outside party that is materially related to the Reclassification.

Compensation of Named Executive Officers; Golden Parachutes

No named executive officer of the Company will be paid any additional compensation based on, or otherwise relating to, the Reclassification.

Other Matters of the Special Meeting

As of the date of this proxy statement, the only business that our management expects to be presented at the meeting is that set forth above. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

Where You Can Find More Information

LACP files annual, quarterly and current reports, proxy statements, and other information with the SEC. LACP will make these materials available for inspection and copying by any member at LACP's executive offices during regular business hours. These SEC filings, and other reports, proxies, information statements and other information regarding LACP, are all also available to the public from the SEC’s website at http://www.sec.gov/edgar/search by searching for "Lake Area Corn Processors, LLC". Information on or accessible through these websites is not incorporated by reference into this proxy statement and does not constitute a part of this proxy statement unless LACP specifically so designates and files such information with the SEC.

The SEC allows LACP to “incorporate by reference” information into this proxy statement, which means that LACP can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement. This proxy statement incorporates by reference the documents and reports listed below:

LACP SEC FILINGS:

•Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023 filed with the SEC on March 12, 2024.

•Quarterly Report on Form 10-Q for the period ended June 30, 2024, filed with the SEC on August 13, 2024.

Because LACP is trying to effect a “going private” transaction with respect to the Reclassification, LACP is concurrently filing with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Reclassification. The Schedule 13E-3, including any amendments and exhibits filed as a part of it, is available for inspection on the SEC's website at http://www.sec.gov/edgar/search by searching for "Lake Area Corn Processors, LLC". The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC with respect to the Reclassification and any such information contained in a document filed with the SEC after the date of this information statement will not automatically be incorporated into the Schedule 13E-3.

You may also obtain any of the documents incorporated by reference into this proxy statement from LACP without charge as follows: (i) by calling our office at (605) 483-2676 or toll free at (888) 539-2676 to request documents, (ii) by emailing Investor Relations at investor-relations@dakotaethanol.com to request documents or (iii) by filing out the contact information and request form on our website at http://www.dakotaethanol.com indicating which documents you are requesting under the tab "Contact Us". In order to receive timely delivery of requested documents in advance of the Special Meeting, your request should be received no later than five business days before the date of the Special Meeting, which means your request should be received no later than October 21, 2024. If you request any documents, LACP will mail them to you by first class mail, or another equally prompt means, after receipt of your request.

PROPOSAL ONE (1) - APPROVE THE FOURTH AMENDED AND RESTATED OPERATING AGREEMENT

Overview

We are asking our members to approve and adopt the Fourth Amended and Restated Operating Agreement (the "Proposed Operating Agreement"). Our members should carefully read this proxy statement in its entirety for more detailed information on the Proposed Operating Agreement, a copy of which is exhibited to this proxy statement as APPENDIX B. Please also see the section above entitled "The Fourth Amended and Restated Operating Agreement" for additional information and a summary of certain terms of the Proposed Operating Agreement. You are urged to read carefully the Proposed Operating Agreement in its entirety before voting on this proposal.

If the Proposed Operating Agreement is approved by the members, the Company's Class A Units will be reclassified as follows:

◦Holders of 50,000 or more of our Class A Units will remain as Class A Units with different voting rights than previously held;
◦Holders of between 49,999 and 20,001 of our Class A Units will have their Units reclassified into Class B Units;
◦Holders of exactly 20,000 of our Class A Units will have their Units reclassified into Class C Units; and
◦Holders of less than 20,000 of our Class A Units will have their Units reclassified into Class D Units.

No cash consideration will be paid for your units as a result of the Reclassification.

	Existing Operating Agreement	Proposed Operating Agreement
Number of Classes of Units	The Existing Operating Agreement provides that the Company's Units are of a single class, the "Class A Units".
The Proposed Operating Agreement provides that the Company's Units are divided into four (4) classes. Class A Units, Class B Units, Class C Units and Class D Units. Holders of 50,000 or more of our Class A Units will remain as Class A Units; Holders of between 49,999 and 20,001 of our Class A Units will have their Units reclassified into Class B Units, Holders of exactly 20,000 of our Class A Units will have their Units reclassified into Class C Units; and Holders of less than 20,000 of our Class A Units will have their Units reclassified into Class D Units.

	See Section 3.9 of the Existing Operating Agreement	See Section 4.1 of the Proposed Operating Agreement.

Voting Restrictions
The Existing Operating Agreement provides that:
•the members "shall only be entitled to vote on the following matters: (i) the merger or consolidation of the Company with another business entity or the exchange of interests in the Company for interests in another company; (ii) the sale, lease, exchange or other disposition of substantially all of the Company's assets; (iii) voluntary dissolution of the Company; and (iv) the election and removal of individuals serving on the Board of Managers).
•"Amendments to this Operating Agreement and/or the Articles may only be made by the Board of Managers..."

The Proposed Operating Agreement would:
•Only allow the members holding Class A Units, Class B Units and Class C Units, voting together as a single class to vote on: the election of Managers, or a merger, consolidation or asset sale.
•Only allow the members holding Class A Units and Class C Units, voting together as a single class to vote on the voluntary dissolution of the Company.
•Allow the members holding Class A Units and Class B Units, voting together as a single class, to approve any amendments to the then current operating agreement of the Company.

	See Sections 3.9(b) and 14.11 of the Existing Operating Agreement.	See Section 4.2 of the Proposed Operating Agreement.
Manner of Voting
The Existing Operating Agreement provides that:
•"The Class A members may cast only one vote on each matter brought to a vote of the Class A members, regardless of the number of Class A [Capital] Units owned".
The Proposed Operating Agreement would: •Allow each member one (1) vote for each Unit (regardless of class) that they own.
	See Section 3.9(a) of the Existing Operating Agreement	See Section 4.2 of the Proposed Operating Agreement.
Transferability Restrictions
The Existing Operating Agreement provides that:
•"No Disposition of [Class A] Units shall be valid except as specifically provided in this Article 4". Article 4 generally requires that the Board of Managers must approve of any transfer of the Class A Units to maintain that the Company should not be treated as a "publicly traded partnership"
•Additional requirements include the execution of a Corn Delivery Agreement, compliance with the Securities Act of 1933, payment of costs by the transferring member.

The Proposed Operating Agreement would:
•Add to these transfer restrictions the requirement that if any of the holders of the Class A, Class B, Class C or Class D Units wishes to sell or transfer their Units, that they will not be able to transfer if it would result in the Company being required to re-register with the SEC.
•Remove the requirement to execute a Corn Delivery Agreement.

	See generally, Article 4 of the Existing Operating Agreement	See Sections 10.1 & 10.3 of the Proposed Operating Agreement.

Distribution Rights
The Existing Operating Agreement provides that:
•"Distributions shall be made to all members in proportion to their Ownership Percentages". "Ownership Percentages" means, "with respect to any Member, the percentage of ownership of a Member determined by taking the total [Class A] Units held by such Member divided by the aggregate total number of issued and outstanding [Class A] Units.
The Proposed Operating Agreement will not change this.
	See Section 6.2 of the Existing Operating Agreement.	See Section 9.2 of the Proposed Operating Agreement.
Limited Liability of members	The Existing Operating Agreement provides that the members have limited liability in regards to the Company, their liability is limited to their capital contributions.
The Proposed Operating Agreement provides that the members have limited liability in regards to the Company, their liability is limited to their initial capital contributions. This has not changed from the existing Operating Agreement.

	See Section 3.6 of the Existing Operating Agreement	See Section 4.8 of the Proposed Operating Agreement.

The proposal to adopt the Fourth Amended and Restated Operating Agreement is conditioned on the approval of Proposal 2, the Reclassification of a Portion of our Class A Units, at the Special Meeting.

Pursuant to Section 3.15 of our Existing Operating Agreement, ten percent (10%) of all members holding Class A Units, regardless of how many Class A Units such members hold, will constitute a quorum of the members for the Special Meeting. Since we had 1,064 members who held Class A Units as of the Record Date, at least 106 members need to be represented in person or by proxy at the Special Meeting in order for there to be a quorum.

Approval of the Proposed Existing Operating Agreement, including the provisions to effect the Reclassification, requires the affirmative vote of a majority of all members. Since we had 1,064 members who held Current Units as of the Record Date, at least 533 members would need to vote in favor of Proposed Existing Operating Agreement and the provisions to effect the Reclassification. If the Company does not obtain the consent of at least 533 members to approve the Proposed Operating Agreement and separately, the Reclassification, the Company will not amend the Existing Operating Agreement or effect the Reclassification.

Proxies marked to “ABSTAIN” will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted as votes cast for or against the proposals to be voted upon at the Special Meeting. Proxies which are submitted to the Company but are not marked as "FOR", "AGAINST" or "ABSTAIN" will be counted for the purposes of determining the presence of a quorum and will also be counted as a vote "FOR" Proposal No. (1) and (2).

Recommendation of the Lake Area Corn Processors, LLC Board

THE LAKE AREA CORN PROCESSORS, LLC BOARD RECOMMENDS THAT THE LAKE AREA CORN PROCESSORS, LLC MEMBERS VOTE “FOR” THE APPROVAL OF THE FOURTH AMENDED AND RESTATED OPERATING AGREEMENT.

PROPOSAL TWO (2) — RECLASSIFICATION OF A PORTION OF THE COMPANY'S UNITS

Overview

In conjunction with Proposal one (1), the Board would like to ask for your vote to reclassify a portion of our Class A Units into three (3) new classes of Units and change the voting rights of our current Class A Units.

Our Board is asking separately for the vote to approve the Fourth Amended and Restated Operating Agreement (the "Proposed Operating Agreement") which would amend our Existing Operating Agreement (Proposal 1) and the approval of the Reclassification of Units (Proposal 2), even though the approval of the Fourth Amended and Restated Operating Agreement and the Reclassification could be effected solely through the approval by the Board under our Existing Operating Agreement. The Board believes that the amendment and restatement to the Existing Operating Agreement and related Reclassification are important unit holder matters and deserve separate and distinct attention, given the impacts on our unit holders. The Board, in the interest of fairness, want to make the impacts that the Proposed Operating Agreement will have on the Company and its members explicitly clear. The Proposed Operating Agreement and the Reclassification are conditioned on one another, unless the unit holders vote in favor of both proposals, both will fail. For more information on the effect of the Reclassification of your units, please see the Section entitled "Effects of the Reclassification on Unit Holders of LACP."

Voting Requirements

Pursuant to Section 3.15 of our Existing Operating Agreement, ten percent (10%) of all members holding Class A Units, regardless of how many Class A Units such members hold, will constitute a quorum of the members for the Special Meeting. Since we had 1,064 members who held Class A Units as of the Record Date, at least 106 members need to be represented in person or by proxy at the Special Meeting in order for there to be a quorum.

Approval of the Reclassification of a Portion of our Class A Units, requires the affirmative vote of a majority of all members. Since we had 1,064 members who held Current Units as of the Record Date, at least 533 members would need to vote in favor of the Reclassification.

Proxies marked to “ABSTAIN” will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted as votes cast for or against the proposals to be voted upon at the Special Meeting. Proxies which are submitted to the Company but are not marked as "FOR", "AGAINST" or "ABSTAIN" will be counted for the purposes of determining the presence of a quorum and will also be counted as a vote "FOR" Proposal No. (1) and (2).

Recommendation of the Lake Area Corn Processors, LLC Board

THE LAKE AREA CORN PROCESSORS, LLC BOARD RECOMMENDS THAT THE LAKE AREA CORN PROCESSORS, LLC MEMBERS VOTE “FOR” THE APPROVAL TO RECLASSIFY A PORTION OF THE COMPANY'S CLASS A UNITS.

EXHIBITS INCORPORATED BY REFERENCE

The following exhibits are incorporated by reference as part of this proxy statement.

Exhibit No.	Exhibit
99.1	Third Amended and Restated Operating Agreement of LACP, as amended (the "Existing Operating Agreement").
99.2	Registrant's Form 10-K/A for the 2023 FYE filed with the commission on March 12, 2023.
99.3	Registrant's 10-Q for the fiscal quarter ended June 30, 2024, filed with the Commission on August 13, 2024.

APPENDIX A
FORM OF PROXY CARD
LAKE AREA CORN PROCESSORS, LLC

LAKE AREA CORN PROCESSORS, LLC
2024 Special Meeting - October 22, 2024, For Unit Holders as of August 28, 2024
Proxy Solicited on Behalf of the Board of Managers
1) Read the Proxy Statement
2) Check the boxes to indicate how you vote
3) Sign and date the proxy card
4) Proxy Cards must be RECEIVED by 11:59 p.m. local time on October 21, 2024. You may fax the Proxy Card to the Company at (605) 483-2681, mail it to us at P.O. Box 100, Wentworth, South Dakota 57075 or scan and e-mail the proxy card to investor-relations@dakotaethanol.com.
PROPOSAL ONE (1): APPROVE THE FOURTH AMENDED AND RESTATED OPERATING AGREEMENT. To amend and restate the Third Amended and Restated Operating Agreement of Lake Area Corn Processors, LLC dated as of March 15, 2007, as amended (our "Existing Operating Agreement") to, among other things, change the voting rights of our Class A Units and to provide for three (3) new separate and distinct classes of units: Class B Units, Class C Units and Class D Units. If Proposal two (2) is not approved, the Board will not implement Proposal one (1), even if it is approved by the members. THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PROPOSAL TWO (2): RECLASSIFICATION OF A PORTION OF THE COMPANY'S CLASS A UNITS. To effect the reclassification of some of our current Class A Units into the newly created Class B, Class C or Class D for the purpose of discontinuing the registration of our current Class A Units under the Exchange Act. Class A Units held by holders of 50,000 or more of our Units will remain Class A Units; Class A Units held by holders of between 49,999 and 20,001 of our Units into Class B Units; Class A Units held by holders of 20,000 of our Units into Class C Units; and Class A Units held by holders of less than 20,000 of our Units into Class D Units. If Proposal one (1) is not approved, the Board will not implement Proposal two (2), even if it is approved by the members. THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

FOR	AGAINST	ABSTAIN
☐	☐	☐

When signing as an attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give your full title. If membership units are jointly owned, such as joint ownership between a husband and wife, both joint owners must sign the proxy card for it to be valid. IF YOU SUBMIT A BLANK PROXY WITHOUT SPECIFYING "FOR", "AGAINST" OR "ABSTAIN" ON PROPOSALS (1) OR (2) YOUR VOTE WILL BE COUNTED AS "FOR" FOR PROPOSALS (1) AND (2) AND YOUR PROXY WILL BE COUNTED FOR THE PURPOSES OF DETERMINING A QUORUM. The Class A Units represented by this proxy card will be voted in accordance with the specifications indicated by you on the card.

Signature	Joint Owner Signature
Print Name	Print Joint Owner Name:
Title (if member is an entity)
Date	Date
Number of Units Held	Member Number

APPENDIX B
FORM OF

FOURTH AMENDED AND RESTATED OPERATING AGREEMENT

of

LAKE AREA CORN PROCESSORS, LLC

EFFECTIVE DATE: ___________, 2024

FOURTH AMENDED AND RESTATED OPERATING AGREEMENT
OF
LAKE AREA CORN PROCESSORS, LLC
    This FOURTH AMENDED AND RESTATED OPERATING AGREEMENT of Lake Area Corn Processors, LLC (the “Company”) is entered into effective [_____________], 2024 (the “Effective Date”) by and among, the Company, the Members and any other Persons that may from time-to-time be admitted as a Member, Additional Member or Substitute Member of the Company in accordance with the terms of this Agreement. Capitalized Terms used but not otherwise defined herein shall have the meaning set forth in Section 1.
    WHEREAS, the Managers of the Company adopted the Third Amended and Restated Operating Agreement of Lake Area Corn Processors, LLC on March 15, 2007 (the “Third A&R OA”), the First Amendment to the Third A&R OA on March 15, 2007 (the “First Amendment”), the Second Amendment to the Third A&R OA on July 12, 2011 (the “Second Amendment”) and the Third Amendment to the Third A&R OA on January 9, 2018 (the “Third Amendment”, and collectively with the Third A&R OA, the First Amendment and the Second Amendment, the “Previous Operating Agreement”);
    WHEREAS, the Company, in contemplation of its deregistration from the Securities and Exchange Commission (the “SEC”) wishes to re-classify a portion of its Class A Units, the only membership interests of the Company as contemplated by the Previous Operating Agreement, into several new classes of units, Class B Units, Class C Units, and Class D Units, with the rights, preferences and limitations set forth within this Fourth Amended and Restated Operating Agreement (the “Fourth A&R Operating Agreement” or the “Agreement”);
WHEREAS, the Previous Operating Agreement only contemplated that the Managers of the Company were required to approve any amendment to the Operating Agreement, however in contemplation of the deregistration transaction, the Managers have solicited and received the approval of at least a majority of the Members of the Company and such Members agree that this Agreement shall replace and supersede in all respects, the Previous Operating Agreement; and
WHEREAS, the Company is governed by the South Dakota Uniform Limited Liability Company Act, Chapter 47-34A, as amended from time to time (the “Act”).
    NOW, THEREFORE, the Members and Managers agree as follows:
1.Definitions
1.1.Definitions. Unless otherwise provided in this Operating Agreement, the following terms have the meanings stated:
a.“Act” has the meaning given to it in the Preamble.
b.“Additional Member” means any Person or Entity who or that is admitted to the Company as an Additional Member pursuant to Section 11.1.
Appendix B - Page 2

c.“Affiliate” of any Person shall mean any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person; or if such Person is a partnership, any general partner of such Person or a Person controlling any such general partner. For the purposes of this definition, “control”, including “controlled by” and “under common control with”, shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise.
d.“BBA” has the meaning set forth in Section 9.12(a).
e.“BBA Procedures” has the meaning set forth in Section 9.12(c).
f.“Board of Managers” means the Managers, acting as a group with the powers set forth in the Certificate and this Agreement.
g.“Capital Account” as of any given date means the Capital Contribution to the Company by a Member as adjusted up to the date in question pursuant to Section 8.
h.“Capital Contribution” means the capital contributed by a Member to the capital of the Company in the Reorganization or through the purchase of any Units of the Company.
i.“Certificate of Organization” means the certificate of organization of the Company, publicly filed with the Secretary of the State of South Dakota on April 2, 2001 to organize the Company.
j.“Chairman” has the meaning set forth in Section 6.2(c).
k.“Change of Control” means: (i) the sale of all or substantially all of the assets of the Company, (ii) a sale resulting in more than a majority of the then currently outstanding voting Units of the Company being held by persons other than the Members; or (iii) a merger, consolidation, recapitalization or reorganization of the Company with and into an Entity where after the consummation of such transaction, the Members of the Company are unable to elect a majority of the managers (or the board of directors or its equivalent) of the resulting entity or its parent company.
l.“Class A Members” if referenced singularly, means any member who holds Class A Units and, if referenced in the plural, all Members who hold Class A Units. A Class A Member includes any such Class A Members’ representative in the event of death, incapacity or liquidation of such Class A Member.
m.“Class A Units” means the class of Units of the Company that have the rights and privileges set forth in this Agreement attributed to the Class A Units. All Units which are held by a single Member which owns at least 50,000 Units on the Effective Date are Class A Units.
n.“Class B Members” if referenced singularly, means any member who holds Class B Units and, if referenced in the plural, all Members who hold Class B Units. A Class B Member includes any such Class B Members’ representative in the event of death, incapacity or liquidation of such Class B Member.
o.“Class B Units” means the class of Units of the Company that have the rights and privileges set forth in this Agreement attributed to the Class B Units. All Units which are held by a single Member which owns between 49,999 and 20,001 Units on the Effective Date are Class B Units.
Appendix B - Page 3

p.“Class C Member” if referenced singularly, means any member who holds Class C Units and, if referenced in the plural, all Members who hold Class C Units. A Class C Member includes any such Class C Members’ representative in the event of death, incapacity or liquidation of such Class C Member.
q.“Class C Units” means the class of Units of the Company that have the rights and privileges set forth in this Agreement attributed to the Class C Units. All Units which are held by a single Member which owns exactly 20,000 Units on the Effective Date are Class C Units.
r.“Class D Members” if referenced singularly, means any member who holds Class D Units and, if referenced in the plural, all Members who hold Class D Units. Class D Members include any such Class D Members’ representative in the event of death, incapacity or liquidation of such Class D Member.
s.“Class D Units” means the class of Units of the Company that have the rights and privileges set forth in this Agreement attributed to the Class D Units. All Units which are held by a single Member which owns less than 20,000 Units on the Effective Date are Class D Units.
t.“Code” means the Internal Revenue Code of 1986 or corresponding provisions of subsequent superseding federal revenue laws.
u.“Company” means Lake Area Corn Processors, LLC, a South Dakota limited liability company.
v.“Company Minimum Gain” means “partnership minimum gain” as defined in Treasury Regulations Section 1.704-2(b)(2), substituting the term “Company” for the term “partnership” as the context requires.
w.“Confidential Information” has the meaning stated in Section 12.1(a).
x.“Control” including the terms “controlled by” and “under common control with” means the power to direct the affairs of a Person by reason of ownership of voting securities, by contract, or otherwise.
y.“Dakota Ethanol” means Dakota Ethanol, LLC, a South Dakota limited liability company, a wholly owned subsidiary of the Company which owns an ethanol production facility near Wentworth, South Dakota.
z.“Discount Price” means a purchase price of 20% of the average price per Unit over the previous six (6) months from the date of redemption.
aa.“Dissolution Event” has the meaning in Section 15.1(a).
ab.“Disinterested Manager” has the meaning set forth in Section 6.8(c).
ac.“Effective Date” has the meaning set forth in the introductory paragraph to this Agreement.
ad.“Financial Quarter” means the three-month periods beginning January 1, April 1, July 1 and October 1, or such other dates as the Board of Managers shall determine in their sole discretion.
Appendix B - Page 4

ae.“First Amendment” has the meaning set forth in the Preamble.
af.“Fiscal Year” means the Company’s fiscal year, which is the calendar year.
ag.“Fourth A&R Operating Agreement” has the meaning given to it in the Preamble.
ah.“Interests” means an interest in the Company owned by a Member, including such Member’s right (based on the type and class of Unit held by such Member), as applicable, (a) to a distributive share of Net Cash from Operations, and other items of income, gain, loss, and deduction of the Company; (b) to a distributive share of the assets of the Company upon a Dissolution Event; (c) to vote on, consent to, or otherwise participate in any decision of the Members as provided in this Fourth A&R Agreement; and (d) to any and all other benefits to which such Member may be entitled as provided in this Agreement.
ai.“Joinder Agreement” means an agreement through which a Member agrees to become a party to and be bound by this Agreement, substantially in the form of Exhibit A attached hereto.
aj.“Manager” means one or more managers who is a member of the Board of Managers, elected by the Class A, Class B and Class C Members pursuant to this Agreement and the Act. References to a Manager in the singular or as him, her, it, itself, or other like references shall also, where the context so requires, be deemed to include the plural of the masculine or feminine reference.
ak.“Member(s)” means each of the Persons who own Units which are recorded on the books of the Company and have been admitted as Members, Additional Members, or Substitute Members in accordance with Section 11.
al.“Member Nonrecourse Debt” means “partner nonrecourse debt” as defined in Treasury Regulations Section 1.704-2(b)(4), substituting the term “Company” for the term “partnership” and the term “Member” for the term “partner” as the context require.
am.“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if the Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).
an.“Member Nonrecourse Deduction” means “partner nonrecourse deduction” as defined in Treasury Regulations Section 1.704-2(i), substituting the term “Member” for the term “partner” as the context requires.
ao.“Membership List” has the meaning set forth in Section 5.12.
ap.“Net Cash from Operations” means the gross cash proceeds from the Company’s investments, operations, sales and other dispositions of assets, including but not limited to, investment assets (but not including sales and other dispositions of all or substantially all of the assets of the Company), less the portion thereof used to pay, or set aside for, the established Reserves for all the Company’s expenses, debt payments, capital improvements, replacements and contingencies, all as determined by the Board of Managers. Net Cash from Operations shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reduction of Reserves previously established, but not expended, as authorized by the Board of Managers.
Appendix B - Page 5

aq.“Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).
ar.“Ownership Percentage” means with respect to any Member, the percentage of ownership of a Member determined by taking the total Units held by such Member divided by the total number of outstanding Units. Co-relative terms such as “Class A Ownership Percentage” shall mean the percentage of ownership of Class A Member, comparative to all other Class A Members, determined by dividing the total number of Class A Units held by such Class A Member divided by the total number of outstanding Class A Units.
as.“Partnership Representative” has the meaning set forth in Section 9.12(a).
at.“Person” includes an individual, partnership, limited partnership, limited liability company, foreign limited liability company, trust, estate, corporation, foreign corporation, cooperative, custodian, trustee, executor, administrator, nominee or entity in a representative capacity.
au.“Previous Operating Agreement” has the meaning given to it in the Preamble.
av.“Reclassification Date” means the date that the Board of Managers approves the reclassification of the Units which shall be the same date as the Effective Date.
aw.“Regulatory Allocations” has the meaning set forth in Section 9.5(h).
ax.“Reorganization” means the exchange of all of the assets and liabilities of Lake Area Corn Processors, a previous South Dakota cooperative corporation, for the outstanding Units of the Company, pursuant to the Plan of Reorganization of the Company, dated July 25, 2001, as described in the Previous Operating Agreement.
ay.“Reserves” means, with respect to any fiscal period, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by the Manager for working capital, to pay taxes, insurance, debt service, or other costs or expenses incident to the ownership or operation of the Company’s business, and to provide for future acquisitions or other investments.
az.“Second Amendment” has the meaning set forth in the Preamble.
ba.“Substitute Member” means any Person or Entity who or which is admitted to the Company as a Substitute Member pursuant to a Transfer of Units in accordance with Section 10 and Section 11.
bb.“Super Majority Vote of the Board of Managers” means the affirmative vote of at least seventy-five (75%) of the total number of Managers elected to the Board of Managers.
bc.“Taxing Authority” means any federal, state, local, or foreign taxing authority.
bd.“Third A&R OA” has the meaning set forth in the Preamble.
be.“Third Amendment” has the meaning set forth in the Preamble.
bf.“Transfer” means any sale, transfer, gift, assignment, testamentary disposition or any other transaction where the economic or governance rights connected to a Unit are transferred from one
Appendix B - Page 6

Person to another. However, “Transfer” shall not include the mortgage, pledge or grant of a security interest on any Units. The terms “Transferee,” “Transferred,” and other forms of the word “Transfer” shall have correlative meanings.
bg.“Transferee” has the meaning set forth in Section 10.2(d).
bh.“Transferor” has the meaning set forth in Section 10.2(d).
bi.“Treasury Regulations” means the Income Tax Regulations, including temporary regulations, promulgated under the Code, as amended from time to time.
bj.“Units” means a unit representing a fractional part of Interests of the Members. There are four (4) classes of Units authorized under this Agreement: (i) the Class A Units, the Class B Units, the Class C Units and the Class D Units. Unless a specific class is referenced, references to “Units” shall mean all classes of Units, collectively.
bk.“Unit Transfer System” means the procedures or systems adopted by the Board of Managers, governing all Transfers of Units.
2.Organization
2.1.Formation. The Company was formed as a South Dakota limited liability company pursuant to the Act by the filing of the Certificate of Organization with the office of the South Dakota Secretary of State on April 2, 2001.
2.2.Name. The name of the Company is “Lake Area Corn Processors, LLC” and all Company business must be conducted in that name or such other names that comply with applicable law as the Board of Managers may select from time to time.
2.3.Term. The duration of the Company shall be perpetual, unless the Company is earlier dissolved in accordance with the provisions of this Agreement or the Act.
2.4.Purpose; Powers. The Company’s purpose is to own Dakota Ethanol, which will produce and market ethanol and ethanol co-products from its ethanol production facility located near Wentworth, South Dakota, and any other purpose allowed under South Dakota law.
2.5.No State-Law Partnership. The Members intend that the Company is not a partnership (including, without limitation, a limited partnership) or a joint venture for any purposes other than federal income and state income tax purposes and this Agreement shall not be construed to suggest otherwise.
2.6.Agreement Controls. To the maximum extent permitted by the Act, this Agreement will govern and control if any term or condition of this Agreement, or any right or obligation of any Member, Manager, Additional Member, Substitute Member, Transferee, or the Company under this Agreement, conflicts with any term, condition, right or obligation under the Act.
3.Offices
3.1.Principal Office(s). The principal office of the Company in the United States shall be at such place as the Board of Managers may designate from time to time, which need not be in the State of South Dakota. The Company shall maintain records at such principal office as required by the Act and
Appendix B - Page 7

shall keep the street address of such principal office at the registered office of the Company in the State of South Dakota. The Company may have such other offices as the Board of Managers may designate from time to time. The principal office of the Company as of the Effective Date of this Agreement is located at 46269 SD-34, Wentworth, SD 57075.
3.2.Registered Office and Registered Agent. The registered office of the Company required by the Act to be maintained in the State of South Dakota shall be the office of the registered agent named in the Certificate, as amended from time to time, or such other office (which need not be a place of business of the Company) as the Board of Managers may designate from time to time in the manner provided by the Act. The registered agent of the Company in the State of South Dakota shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board of Managers may designate from time to time in the manner provided by law.
3.3.Foreign Qualification. Prior to the Company’s conducting business in any jurisdiction other than South Dakota, the Board of Managers shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Board of Managers, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Board of Managers, the Company’s officers (as specified in Section 7) shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.
4.Members
4.1.Reclassification of Units. Effective as of the Reclassification Date, there shall be four (4) classes of Units: Class A, Class B, Class C and Class D. There shall be no fractional Units. Solely by virtue of the adoption of this Agreement, as of the Reclassification Date:
a.Class A Units. Each Unit outstanding immediately prior to the Reclassification Date, owned by a Member who is the holder of record of 50,000 or more of such Units, by virtue of this Section 4.1(a), and without any action on the part of the holder thereof, shall be classified as a Class A Unit, with the new voting rights, preferences, limitations and restrictions set forth in this Agreement.
b.Class B Units. Each Unit outstanding immediately prior to the Reclassification Date, owned by a Member who is the holder of record of between 49,999 and 20,001 Units, by virtue of this Section 4.1(b), and without any action on the part of the holder thereof, shall be reclassified as a Class B Unit, with the new voting rights, preferences, limitations and restrictions set forth in this Agreement.
c.Class C Units. Each Unit outstanding immediately prior to the Reclassification Date, regardless of class owned by a Member who is the holder of record of exactly 20,000 Units, by virtue of this Section 4.1(c), and without any action on the part of the holder thereof, shall be reclassified as a Class C Unit, with the new voting rights, preferences, limitations and restrictions set forth in this Agreement.
d.Class D Units. Each Unit outstanding immediately prior to the Reclassification Date, regardless of class owned by a Member who is the holder of record of less than 20,000 Units, by virtue of this Section 4.1(d), and without any action on the part of the holder thereof, shall be reclassified as a Class D Unit, with the new voting rights, preferences, limitations and restrictions set forth in this Agreement.
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4.2.Voting Rights of Units. The Units will have limited voting rights under this Agreement. Each Member will have one (1) vote per Unit that they own. The Members will only have a right to vote on the matters stated below in the manner stated below:
a.Change of Control of the Company. A Change of Control of the Company shall only require the affirmative vote of the Members who hold a majority of the Class A Units, the Class B Units and the Class C Units, voting together as a single class.
b.Election or Removal of any Managers to the Board of Managers. The election or removal of any Managers to the Board of Managers will only require the affirmative vote of the Members who hold a majority of the Class A Units, the Class B Units and the Class C Units, voting together as a single class who are present at a duly called meeting of the Members where a quorum of the holders of at least 10% of all of the outstanding Class A Units, Class B Units and Class B Units are present as described in Section 5.7.
c.Voluntary Dissolution of the Company. The voluntary dissolution of the Company shall only require the affirmative vote of the Members who hold a majority of the Class A Units and the Class C Units, voting together as a single class.
d.Amendments to the Agreement. Any amendments to this Agreement will only require the affirmative vote of the Members who hold a majority of the Class A Units and Class B Units, voting together as a single class. However, if any such amendments would affect the Class C Members or Class C Units uniquely as a separate class, such amendment would require the vote of a majority of the Class A Units, the Class B Units and the Class C Units, voting as a single class.
e.Voting Rights of Class D Members. The Class D Members will not have a right to vote on any matter coming to the vote of the Members, unless required by applicable law which cannot be waived by this Agreement.
4.3.Additional Units. Additional classes of Units may be created and issued to new Members or to existing Members on such terms and conditions as the Board of Managers may determine at the time of admission and may include the creation of additional and different classes or groups of Members, represented by different classes of Units, which Units may have different rights, powers, and duties. If the Board of Managers creates additional Units, the Board of Managers must specify the terms of admission or issuance, including the amount of Capital Contributions required from the issuance of such Units. The Members of the Company will not have any right to vote on or to oppose such issuance of any additional Units.
4.4.Lack of Authority. No Member, other than a Member acting in his or her capacity as an officer of the Company, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company, except with the prior consent of the Board of Managers.
4.5.Representations and Warranties. Each Member represents and warrants to the Company and each other Member that:
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a.if that Member is a corporation, it is duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified and in good standing as a foreign corporation in the jurisdiction of its principal place of business (if not incorporated therein);
b.if that Member is a limited liability company, it is duly organized, validly existing, and (if applicable) in good standing under the laws of the state of its organization and is duly qualified and (if applicable) in good standing as a foreign limited liability company in the jurisdiction of its principal place of business (if not organized therein);
c.if that Member is a partnership, trust, or other entity, it is duly formed, validly existing, and (if applicable) in good standing under the laws of the state of its formation, and if required by law is duly qualified to do business and (if applicable) in good standing in the jurisdiction of its principal place of business (if not formed therein), and the representations and warranties in the subsections (a), (b) or (c), as applicable, of this Section 4.5 are true and correct with respect to each partner (other than limited partners), trustee or other member thereof;
d.that the Member has full corporate, limited liability company, partnership, trust, or other applicable power and authority to execute and agree to this Agreement and to perform its obligations hereunder and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries or other Persons necessary for the due authorization, execution, delivery and performance of this Agreement by that Member have been duly taken;
e.that the Member has duly executed and delivered this Agreement; and
f.that the Member’s authorization, execution, delivery and performance of this Agreement does not conflict with any other agreement or arrangement to which that Member is a party or by which it is bound.
4.6.Preemptive Rights; Redemption Rights. No Member has any preemptive rights to purchase or acquire any new Units issued by the Company, nor does any Member have any right to require the Company to redeem their Units at any time. The Company, at is option, may redeem Units of the Members in accordance with Section 10.3.
4.7.Information Rights of Members. In addition to the other rights specifically set forth in this Agreement, each Member is entitled to all information to which that Member is entitled to have access to pursuant to the Act under the circumstances and subject to the conditions therein stated. The Members agree, however, that, except as otherwise provided by law, the Board of Managers from time to time may determine, due to contractual obligations, business concerns, or other considerations, certain information regarding the business, affairs, properties and financial condition of the Company should be kept confidential and not provided to some or all other Members, and that it is not just or reasonable for those Members or their assignees or representatives to examine or copy any such confidential information.
4.8.Limitation of Liability. Except as otherwise expressly agreed in writing or required by law, no Member shall be liable for the debts, obligations or liabilities of the Company, including under a judgment, decree or order of a court.
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4.9.Withdrawal or Dissociation of a Member. A Member does not have the power or right to withdraw or dissociate from the Company. If any event occurs that terminates the membership of a Member, the Company shall continue without dissolution, and the Company’s affairs shall not be required to be wound-up. No Member who dissociates or whose membership otherwise terminates in accordance with this Agreement, nor any Transferee of such Member’s Units, shall have any right to demand or receive a return of such terminated Member’s Capital Contributions or to require the purchase or redemption of the Member’s Units. The other Members and the Company shall not be obligated to purchase or redeem the Units of any such terminated Member or such Member’s Transferee.
4.10.Waiver of Dissenters or Appraisal Rights. Each Member hereby waives and agrees, to the fullest extent permitted by law or the Act, not to assert dissenters’, appraisal, or similar rights.
5.Member Meetings
5.1.Annual Meeting. The annual meeting of the Members for the transaction of all business which may come before the meeting shall be held on a date determined by the Board of Managers. Failure to hold the annual meeting at the designated time shall not be grounds for dissolution of the Company. If the election of Managers shall not be held on the day designated herein for the annual meeting of the Members, or at any adjournment thereof, the Members shall cause the election to be held at a special meeting of the Members as soon as it may conveniently be held.
5.2.Regular Meetings. The Members may, by resolution, prescribe the time and place for the holding of regular meetings and may provide that the adoption of such resolution shall constitute notice of such regular meetings. If the Members do not prescribe the time and place for the holding of regular meetings, such regular meetings shall be held at the time and place specified by the Members in the notice of each such regular meeting.
5.3.Special Meetings. Special meetings of the Members may be called at any time by: (i) the Board of Managers, or (ii) Members holding at least ten percent (10%) of the Class A Units, Class B Units and Class C Units, as separate classes, provided that such persons calling the meeting abide by Section 5.6.
5.4.Place of Meeting. The persons calling the meeting of the Members may designate any place, either within or outside of the State of South Dakota, as the place of meeting for any annual meeting or for any special meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at the principal office of the Company.
5.5.Telephonic Meeting. Members may participate in any meeting of the Members by any means of remote communication if all Persons participating in such meeting can hear and speak to one another for the entire meeting. Participating in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a Member participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
5.6.Notice of Meeting. Notice must be given for each annual and special meeting to each Member stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called. Such notice must be given not less than ten (10) or more than
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sixty (60) days before the date of the meeting in writing (including by email or electronic delivery), unless oral notice is reasonable under the circumstances. If mailed, the notice will be deemed to be delivered when deposited in the United States mail, addressed to the Member’s address as it appears on the records of the Company. If the meeting is called for the purpose of voting on any of the events described in Section 4.2, the notice must state so and provide a summary of such transaction.
5.7.Quorum. Generally, Members holding at least ten percent (10%) of all outstanding Class A Units, Class B Units and Class C Units, treated as a single class, represented in person or by proxy, shall constitute a quorum at any meeting of the Members. However, if the only matter to be approved on at any member meeting is the voluntary dissolution of the Company, Members holding at least fifty percent (50%) of all outstanding Class A Units and Class C Units, treated as a single class, represented in person or by proxy, shall constitute a quorum at such meeting. Further, if the only matter to be approved on at any member meeting is an amendment to this Agreement which will not uniquely affect the Class C Units, Members holding at least fifty percent (50%) of all outstanding Class A Units and Class B Units, treated as a single class, represented in person or by proxy shall constitute a quorum at such meeting. In the absence of a quorum at any such meeting, a majority of the outstanding Units so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjournment meeting, a notice of the adjourned meeting shall be given to each Member of record at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of Members holding that number of Units whose absence would cause loss of a quorum. For the avoidance of doubt, the Class D Members shall be entitled to be present at any meeting of the Members.
5.8.Requirements for Member Approval. For each matter brought to the Members as contemplated by Section 4.2, such matters will require the approval of the Members as stated therein. For any other matters which are presented to the Members by the Board of Managers for Member consent, such matter shall require the affirmative consent of the Members holding a majority of the Class A Units, Class B Units and Class C Units, voting together as a single class who are present at a duly called meeting of the Members where a quorum is present as described in Section 5.7. If applicable law requires that the Class D Units vote on any matter brought to the Members, such matter shall require the affirmative consent of the Members holding a majority of the Class A Units, the Class B Units, Class C Units and Class D Units, voting as a single class, unless as otherwise required by applicable law.
5.9.Proxies. At all meetings of the Members, a Member may vote by a proxy executed in writing by the Member or by such Member’s duly authorized attorney-in-fact. Such proxy shall be filed with the Managers of the Company before or at the time of the meeting. No proxy is valid for more than eleven (11) months from date of execution, unless otherwise provided in the proxy.
5.10.Voting by Certain Members. Units held in the name of a Person who is an entity may be voted by such officer, partner, agent, manager or proxy as the governing documents of such entity may prescribe or, in the absence of such provision, as the Board of Directors or other governing body of such
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entity may determine. Units held by an executor, guardian, or conservator may be voted by such Person, either in person or by proxy, without a Transfer of the Units into the name of such Person.
5.11.Presumption of Assent. A Member present at a meeting of the Members at which action on any matter is taken shall be presumed to have assented to the action taken, unless the dissent of such Member shall be entered in the minutes of the meeting or such Member shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by certified mail to the secretary of the meeting immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Member who voted in favor of such action.
5.12.Member List. For each annual meeting and each special meeting called for by a representative of the Company, the Company shall prepare a complete list of the Members entitled to vote at any meeting of Member (provided, however, if the record date for determining the Members entitled to vote is less than ten days before the date of the meeting, the list shall reflect the Members entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each Member and the number Units of the Company registered in the name of each Member no later than the tenth day before each such meeting (the “Membership List”). Such list shall be open to the examination of any Member, for any purpose germane to the meeting for a period of ten days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list was provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the Company. Except as provided by applicable law, the Membership List will be the only evidence as to who are the Members entitled to examine the Membership List, the list of Members or to vote in person or by proxy at any meeting of the Members.
5.13.Informal Action of Members. Unless otherwise provided by law, any action required to be taken at a meeting of the Members, or any other action which may be taken at a meeting of the Members, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed (electronically or otherwise) by the Members required to have approved such action at a duly called meeting of the Members, where all of the Members are represented.
5.14.Record Date. For the purpose of determining the Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the Board of Managers may provide that the record transfer books of the Company shall be closed for a stated period. If the record books shall be closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such books shall be closed for a period immediately preceding such meeting. In lieu of closing the record books, the Board of Managers may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than 60 days and in the case of a meeting of Members, not less than 10 days prior to the date of which the particular action requiring such determination of Members is to be taken. If the record books are not closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members, the date on which notice of the meeting provided, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the
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determination has been made through the closing of record books and the stated period of closing has expired.
5.15.Waiver of Notice. When any notice is required to be given to any Member, a waiver in writing signed by the person entitled to such notice, whether before, at, or after the time stated, shall be equivalent to the giving of such notice. Further, presence at such meeting shall be deemed to be a waiver of such notice, unless the Member at the beginning of the meeting or promptly upon the Member’s arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
5.16.Activities with the Company. Any Member or Affiliate may be retained or engaged by the Company and may receive compensation for services provided to the Company with the consent of the Board of Managers. Neither the Company nor any of the Members shall have any rights to such compensation earned by such Member or Affiliate. If such compensation is earned by a Member, the Company and the Member agree to treat such compensation as “guaranteed payments” in accordance with the Code and such compensation will be based on the value of the services provided by such Member.
6.Management
6.1.Management. The business and affairs of the Company shall be managed by the Board of Managers. Except for situations in which the approval of the Members is expressly required by Section 4.2 or by nonwaivable provisions of the Act, the Board of Managers shall have full and complete authority, power, and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business, including, but in no way limited to:
a.To manage, supervise and conduct the day-to-day affairs of the Company.
b.To direct the expenditure of the capital and profits of the Company in furtherance of the Company’s purposes.
c.To direct the investment of Company funds in any manner deemed appropriate or convenient by the Board of Managers to be in the best interests of the Company.
d.To enter into operating agreements, joint participations, joint ventures, and partnerships with others containing such terms, provisions and conditions as the Board of Managers shall approve.
e.To cause the Company to borrow money from banks and other lending institutions for any Company purpose and in connection therewith to mortgage, grant a security interest in or hypothecate all of the assets of the Company.
f.To sell, dispose, abandon, trade or exchange any assets of the Company (but not a sale, disposition, abandonment, trade, or exchange of all or any substantial portion of the Company’s assets), upon such terms and conditions and for such consideration as the Board of Managers deems appropriate.
g.To enter into agreements and contracts with any Member or an Affiliate of any Member and to give receipts, releases and discharges with respect to all of the foregoing and any matters incident thereto as the Board of Managers may deem advisable or appropriate; provided, however, that any such
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agreement or contract shall be on terms as favorable to the Company as could be obtained from any third party.
h.To make distributions in accordance with and subject to the limitations set forth in this Agreement.
6.2.Number, Election, Tenure, and Qualifications.
a.Number & Election. The number of Managers on the Board of Directors shall be set from time to time as the current Board of Managers agree. The number of Managers on the Board of Managers as of the Effective Date is set at seven (7). The Managers shall be elected at the annual meeting of the Members in accordance with Section 4.2(b). The Managers need not be residents of the state of South Dakota or a Member.
b.Tenure, Staggered Board, Groups & Qualifications. Each Manager shall be elected to office by the Members for a term of three (3) years or until their earlier resignation or removal. The Managers will be elected in three (3) groups: (a) two groups of two (2) Managers and (b) one group of three (3) Managers. Each group of Managers will serve the same three (3) year term. The Members at each annual meeting will elect Managers for only that group of Managers whose term has ended, or if a Manager in any group has resigned or has been removed, creating a vacancy in the Board of Managers (provided that the Board of Managers has not lessened the number of Mangers in accordance with Section 6.2). If a Manager’s term expires, the Manager shall continue to serve until the Manager’s successor shall have been elected and qualified. A person does not need to be a Member to be elected to the Board of Managers.
c.Chairman of the Board. The Board of Managers shall elect annually one of its members to be its chair (the “Chairman”) and shall fill any vacancy in the position of Chairman at such time and in such manner as the Board of Managers shall determine. The Chairman shall preside at all meetings of the Board of Managers and the Members. The Chairman shall perform any duties and services as assigned to him or her by the Board of Managers.
6.3.Removal. Managers may be removed for any reason with: (i) the consent of the Members in accordance with Section 4.2(b) or (ii) the Super Majority Vote of the Board of Managers (not counting for any purpose the vote of the Manager to be removed). The notice calling such meeting of the Board of Managers or the Members, as applicable, shall give notice of the intention to act upon such matter, and if the notice so provides, the vacancy caused by such removal by the Members may be filled at such meeting in accordance with Section 4.2(b) or if the vacancy caused by such removal is due to the Board of Managers, the vacancy may be filled as provided in Section 6.5.
6.4.Resignations. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time is specified, then at the time of its receipt by the Chief Executive Officer or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.
6.5.Vacancies. Provided that the Members do not elect or are not given the opportunity to fill any vacancy in accordance with Section 6.3, any vacancy occurring in the Board of Managers (other than by reason of an increase in the number of Managers) may be filled by appointment through the Super
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Majority Vote of the Board of Managers (not counting for any purpose the vote of the Manager to be removed). A Manager appointed by the Board of Managers to fill a vacancy shall serve until the next annual meeting or special meeting of Members held for the purpose of electing Managers, at which time, the Class A Members, the Class B Members and the Class C Members shall elect a new Manager in accordance with Section 4.2(b) to serve for the remainder of the original unexpired term of the vacated position. Any Manager position to be filled by reason of an increase in the number of members on the Board of Managers shall be filled by election at an annual meeting or at a special meeting of Members called for that purpose in accordance with Section 4.2(b).
6.6.Actions by Managers; Committees, Delegation of Authority; Duties.
a.In managing the business and affairs of the Company and in exercising its powers, the Board of Managers shall act: (i) collectively through meetings and written consents consistent with or as may be provided or limited in other provisions of this Agreement; (ii) through committees pursuant to Section 6.6(b); and (iii) through Managers and officers to whom authority and duties have been delegated by the Board of Managers.
b.The Board of Managers may, from time to time, designate one or more committees, including but not limited to, an audit committee, a nominating committee and an executive compensation committee, each of which shall be comprised of one or more members of the Board of Managers, one or more members of the Company, and/or one or more non-members of the Board of Managers or of the Company. Any such committee, to the extent provided in such resolution shall have and may exercise such authority as is designated by the Board of Managers, subject to limitations set forth in the Act. At every meeting of such committee, unless otherwise provided by the Board of Managers, the presence of a majority of all the committee members shall constitute a quorum, and the affirmative vote of the majority of the committee members present shall be necessary for the adoption of any resolution or recommendation of any action. The Board of Managers may dissolve any committee at any time.
c.Any Person dealing with the Company, other than a Member or Manager, may rely on the authority of the Manager or any officer of the Company in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.
6.7.Managers Meetings. The Board of Managers shall meet from time to time as required to carry on the business and affairs of the Company. Except as provided in Section 6.9, all decisions of the Board of Managers shall be at a Board of Managers’ meeting. Meetings of the Board of Managers may be held for any purpose or purposes. A Managers’ meeting may be called by thirty percent (30%) of the Managers, per capita. For example, where the Board of Managers consists of seven (7) members, any three (3) Managers may call a meeting of the Board of Managers. Meetings of the Board of Managers may be held within or outside the state of South Dakota.
a.First Meeting After Election. The first meeting of the newly elected Managers shall be held without further notice within 60 days following the annual meeting of the Members, and at the same place, unless by unanimous consent of the Board of Managers then elected and serving, such time or place shall be changed.
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b.Regular Meetings. Regular meetings of the Board of Managers may be held at such time as shall be determined from time to time by resolution of the Board of Managers.
c.Special Meetings. The Secretary shall call a special meeting of the Board of Managers whenever requested to do so by the Chief Executive Officer, or by at least thirty percent (30%) of the Managers. Such special meeting shall be held at the time specified in the notice of the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.
d.Place of Meetings. The Managers calling a meeting (or the Secretary, if applicable) shall designate the place, either within or outside the State of South Dakota, as the place of meeting for any meeting of the Managers. Meetings of the Managers may be held in person or by use of any means of remote communication by which all Managers participating in the meeting may simultaneously hear and speak with each other for the entire meeting and participation in a meeting as provided herein shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
e.Notice of Meetings; Waiver of Notice. The Managers calling the meeting (or the Secretary, if applicable) will specify the time and location of the Managers’ meeting. Written notice stating the place, date, and time of the meeting shall be delivered to each Manager in person, by mail (regular or e-mail), or by facsimile transmission at least forty-eight (48) hours before the meeting. Whenever any notice is required to be given to a Manager under the provisions of this Agreement, a waiver thereof in writing signed by the Manager entitled to the notice, whether before, at, or after the time stated therein, shall be deemed equivalent to the giving of such notice. In addition, the attendance or participation of a Manager at any meeting of the Managers shall constitute waiver of notice of such meeting, unless the Manager at the beginning of the meeting or promptly upon the Manager’s arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
f.Quorum. At all meetings of the Board of Managers, a majority of the members of the Board of Managers shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Managers, the Managers present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
g.Procedure. The Board of Managers shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Company.
6.8.Voting of Managers. The affirmative vote of at least a majority of the Disinterested Managers will be the act of the Board of Managers, except for those actions outlined below which shall require a Super Majority Vote of the Board of Managers:
a.A decision to distribute Net Cash from Operations other than in accordance with the requirements of Section 9.2.
b.The removal of any officer or agent of the Company pursuant to Section 7.3.
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c.The change of the number of Managers on the Board of Mangers pursuant to Section 6.2.
d.The amendment of this Agreement in accordance with Section 16.
e.The removal of a Manager pursuant to Section 6.3, unless such removal is approved by the Members in accordance with Section 4.2(b), and in such case, just the approval of the requisite Members shall be sufficient to remove such Manager.
f.Notwithstanding the provisions of Sections 6.1 and 6.8 above, the Board of Managers may not cause the Company to take any action set forth in Section 4.2 without first obtaining the required approval of the Members as described therein.
For the purposes of this Agreement, a disinterested Manager shall be a Manager who does not have a material financial interest in any contract or agreement to be approved by the Board of Managers (a “Disinterested Manager”). A Manager who has a material financial interest in any contract or agreement shall not vote on such contract or agreement. If a Manager is an Affiliate or immediate family member (spouse, parent, child, or sibling) of a party with respect to which the Board of Managers intends to act, such Manager shall be deemed to be interested.
6.9.Action Without a Meeting. Any action required or permitted to be taken by the Managers may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the Managers. However, in the case of removal of a Manager pursuant to Section 6.3, such written action need only be signed by the remaining Managers approving the removal. Further, in the case of an election to fill a vacancy due to the removal of a Manager pursuant to Section 6.5, any such written action need only be signed by the Managers required to approve such election pursuant to Section 6.5.
6.10.Approval or Ratification of Acts or Contracts. The Board of Managers, in its discretion, may submit any act or contract for approval or ratification at any annual meeting of the Members, or at any special meeting of the Members called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the Members holding a majority of the Class A Units, Class B Units and Class C Units voting as a single class, shall be as valid and as binding upon the Company and upon all the Members as if it shall have been approved or ratified by every Member of the Company.
6.11.Interested Managers, Officers and Members. No contract or transaction between the Company and one or more of its Managers, officers, or Members, or any of their Affiliates, or between the Company and any other limited liability company, corporation, partnership, association or other organization in which one or more of its Managers or Members are managers or officers or have a financial interest, shall be void or voidable solely for this reason or solely because the Person is present at or participates in the meeting of the Board of Managers or of a committee formed by the Board of Managers which authorizes the contract or transaction. However, only Disinterested Managers, as defined and described in Section 6.8(c), may vote on any such particular matter or issue.
6.12.Limitations on the Power of the Managers. Notwithstanding the general power and authority of the Managers set forth in Section 6.1, the following actions shall require the approval of the Managers and, separately, the Members in accordance with Section 4.2:
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a.a Change of Control of the Company;
b.the voluntary dissolution of the Company;
c.amendments to this Agreement;
d.Any other acts for which the vote of the Members is expressly required under the Act, which cannot be varied, waived or altered by the provisions of an agreement of the Members. Such actions shall require a vote of the Members in accordance with Section 5.8.
6.13.Deadlocks. At any time that the management of the Company’s affairs can no longer be conducted to the advantage of the Company because of a deadlock among the Managers over an issue or issues to be resolved by the Board of Managers under this Agreement, then the resolution of such deadlock will be settled by the approval of the Members in accordance with Section 5.8.
6.14.Duty to Company; Business Opportunities. In general, the Managers shall not be required to manage the Company as their sole and exclusive function, and they may have other business interests and may engage in other activities in addition to those relating to the Company.
6.15.Compensation, Reimbursement, and Organization Expenses.
a.General and Administrative Expenses. All expenses of the Company shall be billed to and paid by the Company. The Managers may be reimbursed for the actual cost of goods and services used for or by the Company. The Managers may be reimbursed for the administrative services necessary to the prudent operation of the Company; provided, the reimbursement shall be the lower of the Manager’s actual cost or the amount the Company would be required to pay persons other than Affiliates for comparable administrative services in the same geographic location; and provided, further, that such costs are reasonably allocated to the Company on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles. No reimbursement shall be permitted for services for which the Manager is entitled to compensation by way of a separate fee. Notwithstanding any other provision hereof, the Company will pay and bear directly all legal, accounting and auditing expenses of the Company, taxes, if any, payable by the Company, interest costs of the Company, custodial fees, and extraordinary expenses, including litigation.
b.Compensation. The members of the Board of Managers shall receive per diem or other compensation for attending meetings and serving as a Manager as determined by the Board of Managers or any committee thereof. Managers who are Members of the Company shall receive the same membership benefits that all other Members receive. Managers may be reimbursed for reasonable expenses incurred in carrying out their duties as Managers.
6.16.Contracts With Managers or Their Affiliates. No contract or transaction between the Company or one of its Managers, or between the Company and any Person, in which one of its Managers is a director or officer, or has a financial interest, shall be void or voidable solely for this reason; or solely because such Manager is present at, or participates in, the meeting of the Managers at which the contract or transaction is authorized; or solely because such Manager’s vote is counted for such purpose, and such Manager will not be obligated to account to the Company for any profit or benefit derived by such
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Manager if the material facts as to such Manager’s relationship is known to the Managers, and if a majority of the Disinterested Managers authorize such contract or transaction.
6.17.Registration and Transfer of Securities. Securities and other property owned by the Company shall be registered in the Company’s name or in any nominee name, in any such case for the benefit of the Company. Any transfer agent called upon to transfer any securities to or from the name of the Company (or such other names) shall be entitled to rely on instructions or assignments signed by an officer of the Company, or by any agent or custodian so authorized by the Board of Managers, on its behalf, without inquiry as to the authority of the person signing such instructions or assignments or as to the validity of any transfer to or from the name of the Company. At the time of transfer, any transfer agent is entitled to assume, unless it has actual knowledge to the contrary:
a.that the Company is still in existence;
b.that this Agreement is in full force and effect and has not been amended, unless the transfer agent has received written notice to the contrary; and
c.that the person so signing is authorized to sign on behalf of the Company.
7.OFFICERS
7.1.Officers. The officers of the Company shall be a Chief Executive Officer, a Chief Financial Officer, one or more vice-presidents, and a Secretary, each of whom shall be appointed by the Board of Managers. Such other officers and assistant officers may be appointed by the Board of Managers as may be deemed necessary, including any vice-presidents. If specifically authorized by the Board of Managers, an officer may appoint one or more officers or assistant officers for the Company. The same individual may simultaneously hold more than one office in the Company. A Person does not need to be a member of the Board of Managers nor a Member of the Company to serve as an officer of the Company. Vacancies may be filled or new offices created and filled at any Board of Managers’ meeting. Appointment of an officer or agent shall not of itself create contract rights.
7.2.Appointment and Term of Office. The officers of the Company shall be appointed by the Board of Managers for a term as determined by the Board of Managers. If no term is specified, they shall hold office until the first meeting of the Board of Managers held after the next annual meeting of Members. If the appointment of officers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient. Each officer shall hold office until the officer’s successor shall have been duly appointed, until the officer’s death, or until the officer shall resign or shall have been removed in the manner provided in Section 7.3. The designation of a specified term does not grant to the officer any contract rights. The Board of Managers can remove any officer at any time prior to the termination of such term, and the officer shall be employed “at will,” unless otherwise provided by a signed contract with the Company.
7.3.Removal. Any officer or agent of the Company may be removed by a vote of the Board of Managers at any time, with or without cause, unless otherwise provided by a signed contract with the Company. Appointment of an officer or agent shall not of itself create contract rights.
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7.4.The Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Company. The Chief Executive Officer shall, when present, preside at all meetings of the Members and of the Board of Managers. The Chief Executive Officer may sign, with the Secretary or any other proper officer of the Company authorized by the Board of Managers, electronic certificates for Units of the Company and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Managers from time to time.
7.5.The Chief Financial Officer. The Chief Financial Officer shall be the principal financial and accounting officer of the Company. The Chief Financial Officer shall:
a.Have charge and custody of and be responsible for all funds and securities of the Company;
b.Receive and give receipts for moneys due and payable to the Company from any source whatsoever, and deposit all such moneys in the name of the Company in such banks, trust companies, or other depositaries as shall be selected by the Board of Managers; and
c.In general, perform all of the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to the Chief Financial Officer by the Board of Managers. If required by the Board of Managers, the Chief Financial Officer shall give a bond for the faithful discharge of the Chief Financial Officer’s duties in such sum and with such surety or sureties as the Board of Managers shall determine.
7.6.The Vice-Presidents. If appointed, in the absence of the Chief Executive Officer or in the event of the Chief Executive Officer’s death, inability or refusal to act, the Vice-President, or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. If there is no Vice-President, then any member of the Board of Managers shall perform such duties of the Chief Executive Officer. Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Company the issuance of which have been authorized by resolution of the Board of Managers; and shall perform such other duties as from time to time may be assigned to the Vice-President by the Chief Executive Officer or by the Board of Managers.
7.7.The Secretary. The Secretary shall:
a.Keep the minutes of the proceedings of the Members and of the Board of Managers in one or more books provided for that purpose;
b.See that all notices are duly given in accordance with the provisions of this Agreement or as required by law;
c.Be the custodian of the Company records and of any seal of the Company and if there is a seal of the Company, see that it is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized;
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d.When requested or required, authenticate any records of the Company;
e.Keep a register of the mailing address of each Member which shall be furnished to the Secretary by such Member;
f.Sign with the Chief Executive Officer, or a Vice-President, certificates for Units of the Company, the issuance of which shall have been authorized by resolution of the Board of Managers;
g.Have general charge of the Unit transfer books of the Company; and
h.In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer or by the Board of Managers.
i.Assistant Secretaries. The Assistant Secretaries, when authorized by the Board of Managers, may sign with the Chief Executive Officer or a Vice-President, electronic certificates for Units of the Company the issuance of which shall have been authorized by a resolution of the Board of Managers. The Assistant Secretaries, in general, shall perform such duties as shall be assigned to the Secretary, or by the Chief Executive Officer or the Board of Managers.
8.Capital Contributions and Capital Accounts
8.1.Capital Contribution. The initial Capital Contribution of each Member and the number of Units issued to each Member is contained within the books of the Company. A Member pledges the Units to the Company as security for, and the Company shall have a first lien upon, the Units of a Member for the amount of any Capital Contribution owing by such Member to the Company. No subsequent Capital Contributions shall be required of any Member. No Member shall be obligated to make additional Capital Contributions, other than any unpaid amounts on that Member’s initial Capital Contribution. Units shall not be subject to mandatory calls or demands for capital.
8.2.Interest on and Return of Capital Contributions. No Member shall be entitled to interest on its Capital Contribution or to a return of its Capital Contribution.
8.3.Loans by Members. Loans by Members to the Company shall not be Capital Contributions to the Company nor shall loans be credited to the Capital Account of the lending Member or entitle such lending Member to any increase in such Member’s share of the Company’s profits or of the distributions of the Company or subject such Member to any greater proportion of the losses which the Company may sustain. Loans in accordance with the foregoing sentence shall be a debt due from the Company to such lending Member and shall be, together with accrued interest thereon, reimbursed to the Member making such loan prior to any distribution to the Members in connection with the dissolution of the Company.
8.4.Capital Accounts.
a.A Capital Account shall be established and maintained for each Member pursuant to the requirements of applicable federal income tax regulations. Each Member’s Capital Account shall be increased and decreased as follows:
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i.Each Member’s Capital Account shall be increased by: (i) the amount of the initial Capital Contribution made by the Member, (ii) the amount of any additional Capital Contributions made by the Member, and (iii) any income and gains allocated to the Member pursuant to Section 9.
ii.Each Member’s Capital Account shall be decreased by: (i) any deductions and losses allocated to the Member pursuant to Section 9, and (ii) the amount of any distributions by the Company to the Member as of the time of the distribution.
a.A Member who has more than one Unit shall have a single Capital Account that reflects all of its Units, regardless of the Class of Units owned by that Member and regardless of the time or manner in which those Units were acquired. Upon the Transfer of any Units, that portion of the Capital Account of the Member effecting the Transfer that is attributable to the Unit(s) subject to the Transfer shall carry over to the Transferee.
b.The manner in which Capital Accounts are to be maintained pursuant to this Section 8.4 is intended, and shall be construed so as, to comply with the requirements of Code Section 704(b) and the Treasury Regulations promulgated thereunder, or in the event there exists any inconsistency, the Code and Treasury Regulations control.
9.Allocations and Income Tax
9.1.Allocations of Profits and Losses from Operations.
a.Except as may be required by Section 704(b) and 704(c) of the Code and the applicable Treasury Regulations, all items of income, gain, loss, deduction, and credit of the Company shall be allocated among the Members, and distributions shall be made, in accordance with this Section 9.
9.2.Distributions of Net Cash from Operations. Net Cash from Operations, if any, for any fiscal year, will be distributed to the Members on not less than an annual basis in an amount sufficient to reduce the Company’s cumulative Net Cash from Operations to $200,000.00, unless otherwise determined by a Super Majority Vote of the Board of Managers and provided that any such distribution does not violate or cause the Company to default under the terms of any of the Company’s credit facilities or debt instruments or violate Section 9.10 of this Agreement. Additional distributions, if any, may be made as the Board of Managers shall determine in their sole discretion. Distributions shall be made to all Members ratably in proportion to their Ownership Percentages.
9.3.Allocations of Income, Gain, Loss, Deductions, and Credits. Except as otherwise provided in this Section 9, all items of income, gain, loss, deductions, and credits for a fiscal year shall be allocated to the Members ratably in proportion to their Ownership Percentages.
9.4.Allocation of Gain or Loss Upon the Sale of All or Substantially All of the Company’s Assets.     Notwithstanding the provisions of Section 9.3:
a.Allocation of Gain. Any income or gain from the sale or exchange of all or substantially all of the Company’s assets shall be allocated, first, to those Members with capital account balances less than the amounts of their respective Capital Contributions that have not previously been distributed, that amount of income or gain, if any, necessary to increase their capital account balances to the amount of
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their Capital Contributions not previously distributed; and thereafter, the remaining income or gain, if any, shall be allocated to the Members, ratably in proportion to their Ownership Percentages.
b.Allocation of Loss. Any loss from the sale or exchange of all or substantially all of the Company’s assets shall be allocated first, so as to equalize the capital account balances of all Members holding the same number of Capital Units, and thereafter, the remaining losses shall be allocated to the Members, ratably in proportion to their Ownership Percentages.
9.5.Regulatory Allocations and Allocation Limitations. Notwithstanding the preceding provisions for allocating income, gains, losses, deductions and credits, the following limitations, regulatory allocations and contingent reallocations are intended to comply with applicable income tax Treasury Regulations under Section 704(b) of the Code and shall be so construed when applied.
a.Minimum Gain Chargeback. Notwithstanding any other provision of this Section 9.5, if there is a net decrease in Partnership Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in accordance with Section 1.704-2(f)(1) of the Treasury Regulations in an amount equal to such Member’s share of the net decrease in Partnership Minimum Gain (determined in accordance with Section 1.704-2(g)(2) of the Treasury Regulations). This Section 9.5(a) is intended to comply with the minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith.
b.Partner Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Section 9.5, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Company fiscal year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in an amount equal to such Member’s share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This Section 9.5(b) is intended to comply with the minimum gain chargeback requirements in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.
c.Qualified Income Offset. In the event a deficit balance in a Member’s Capital Account is in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to contribute pursuant to the penultimate sentences of Section 1.704-2(g)(1)(ii) and 1.704-2(i)(5) of the Treasury Regulations, is caused or increased because a Member receives an adjustment, allocation, or distribution described in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations, such Member will be allocated items of Company income and gain in an amount and manner sufficient to eliminate such deficit balance or such increase in the deficit balance, as quickly as possible, to the extent required in the
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Treasury Regulations. This Section 9.5(c) is intended, and shall be so construed, to provide a “qualified income offset” within the meaning of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.
d.Gross Income Allocations. In the event that a deficit balance in a Member’s capital account at the end of any fiscal year is in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company under this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations §§ 1.704-2(g)(1)(ii) and 1.704-2(i)(5), the Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 9.5(d) shall be made only if and to the extent that the Member would have a deficit balance in its capital account in excess of such sum after all other allocations provided for in this Section have been made as if Section 9.5(c) and this Section 9.5(d) were not in this Operating Agreement.
e.Nonrecourse Deductions. Nonrecourse Deductions shall be specially allocated to the Members in proportion to the allocation of losses under Section 9.3.
f.Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Treasury Regulations.
g.Members’ Shares of Excess Nonrecourse Debt. The Members’ shares of excess Partnership Nonrecourse Debt within the meaning of Section 1.752-3(a)(3) of the Treasury Regulations shall be determined in accordance with the manner in which it is reasonably expected that the deductions attributable to such Partnership Nonrecourse Debt will be allocated.
h.Curative Allocations. The allocations set forth in subsections (a), (b), (c), (d), (f) and (g) (the “Regulatory Allocations”) of this Section 9 are intended to comply with certain requirements of the Treasury Regulations under Section 704(b). Notwithstanding any other provision of this Section 9 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain or loss among the Members so that, to the extent possible, the net amount of allocations of such items of income, gain or loss and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred. For this purpose, future Regulatory Allocations under Sections 9.5(a) and 9.5(b) shall be taken into account that, although not yet made, are likely to offset other Regulatory Allocations made under Sections 9.5(f) and 9.5(g).
9.6.Proration of Allocations. All income, gains, losses, deductions and credits for a fiscal year allocable with respect to any Members whose Units may have been transferred, forfeited, reduced or changed during such year should be allocated based upon the varying interests of the Members throughout the year. The precise manner in which such allocations are made shall be determined by the Board of Managers in its sole discretion and shall be a manner of allocation, including an interim closing of the books, permitted to be used for federal income tax purposes.
9.7.Consent to Allocation. Each Member expressly consents to the methods provided herein for allocation of the Company’s income, gains, losses, deductions and credits.
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9.8.Distributions in Kind. Members, regardless of the form of the Member’s Capital Contribution, may not demand or receive a distribution from this Company in any form other than cash.
9.9.Right to Distributions. A Member who is entitled to receive a distribution that has not been paid by the Company when due has the status of, and is entitled to all remedies available to, a creditor of the Company with respect to such distribution.
9.10.Limitation Upon Distributions.
a.Notwithstanding anything to the contrary in this Agreement, the Company may not make a distribution to its Members to the extent that, immediately after giving effect to the distribution, all liabilities of the Company, other than liabilities to Members with respect to their interests and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of the Company’s assets, except that the fair value of property that is subject to a liability for which recourse of creditors is limited shall be included in the Company’s assets only to the extent that the fair value of that property exceeds that liability, or otherwise in violation of the Act.
b.A Member who receives a distribution that is not permitted under this Agreement has no liability to return the distribution unless the Member knew that the distribution was prohibited under the terms of this Agreement or the Act.
9.11.Returns and Other Elections. The Managers shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of the Company’s Fiscal Year.
9.12.Partnership Representative.
a.Appointment. The Members hereby appoint the Chairman as the “partnership representative” (the “Partnership Representative”) as provided in Code Section 6223(a) (as amended by the Bipartisan Budget Act (the “BBA”)). The Partnership Representative may resign at any time. The Partnership Representative may be removed at any time by the Board of Managers. Upon resignation, death, or removal of the Partnership Representative, the Board of Managers will select the successor Partnership Representative.
b.Tax Examinations and Audits. The Partnership Representative is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by any Taxing Authority, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees that such Member will not independently act with respect to tax audits or tax litigation of the Company, unless previously authorized to do so in writing by the Partnership Representative, which authorization may be withheld by the Partnership Representative in its sole discretion. The Partnership Representative has sole discretion to determine whether the Company (either on its own behalf or on behalf of the Members) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any Taxing Authority.
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c.BBA Elections. The Partnership Representative will have the sole authority to elect into or opt out of the partnership audit procedures enacted under Section 1101 of the BBA (the “BBA Procedures”) pursuant to Code Section 6221(b) (as amended by the BBA). For any year in which applicable law and regulations do not permit the Company to elect out of the BBA Procedures, then within forty-five (45) days of any notice of final partnership adjustment, the Company will elect the alternative procedure under Code Section 6226, as amended by Section 1101 of the BBA, and furnish to the Internal Revenue Service and each Member during the year or years to which the notice of final partnership adjustment relates a statement of the Member’s share of any adjustment set forth in the notice of final partnership adjustment.
d.Tax Returns and Tax Deficiencies. Each Member agrees that such Member will not treat any Company item inconsistently on such Member’s federal, state, foreign, or other income tax return with the treatment of the item on the Company’s return. Any deficiency for taxes imposed on a Member (including penalties, additions to tax or interest imposed with respect to such taxes, and any taxes imposed pursuant to Code Section 6226 as amended by the BBA) will be paid by such Member and if required to be paid (and actually paid) by the Company, will be recoverable from such Member. Any other deficiency for taxes imposed on the Company (including penalties, additions to tax or interest imposed with respect to such taxes, and any taxes imposed pursuant to Code Section 6226 as amended by the BBA) will be reimbursed by the Members (or withheld from distributions to the Members) in accordance with the Members’ Ownership Percentages.
e.Survival of Obligations; Indemnity from Former Partners. The obligations of each Member or former Member under this Section survive the Transfer or redemption by such Member of its Units and the termination of this Agreement or dissolution of the Company. To the extent that a portion of the tax liabilities imposed under Code Section 6225, as amended by the BBA, relates to a former Member, the Managers may require the former Member to indemnify the Company for its allocable portion of such tax. Each Member acknowledges and agrees that, notwithstanding the Transfer or redemption of all or a portion of its Interest in the Company, he or she may remain liable for tax liabilities with respect to its allocable share of income and gain of the Company for the Company’s taxable years (or portions thereof) prior to such Transfer or redemption.
f.Income Tax Elections. Except as otherwise provided herein, the Partnership Representative has the sole discretion to make any determination regarding income tax elections it deems advisable on behalf of the Company.
10.Transferability
10.1.General. Members shall not directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, Transfer any Units or interest therein other than in accordance with this Section 10. Any Person becoming the owner or holder of a Unit by any means which is not in compliance with this Section 10, will not be treated as a holder of Units or a Member until the provisions of this Section 10 are complied with.
10.2.Process for Transferring Units & Conditions Precedent. To be valid, a Transfer must be:
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a.A Transfer of at least 500 Units or in multiples of 500, however the Transferee and Transferor must own at least 5,000 Units after the Transfer;
b. approved by the Board of Managers, who may reject any Transfer within their sole discretion, including due to the fact that such Transfer would require the Company to register such class of Units with the SEC;
c.comply with the Company’s Units Transfer System as adopted or approved by the Board of Managers, as it may be amended from time to time. The Units Transfer System shall conform with Section 1.7704-1 et seq. of the Treasury Regulations as adopted or amended by the Internal Revenue Service from time to time, and it is the intent of this Agreement that: (i) the tax status of this Company be the same as for a partnership, (ii) this Company preserve its partnership tax status by complying with Section 1.7704-1, et seq., and any amendments thereto, and (iii) to the extent possible, this Agreement shall be read and interpreted to prohibit the free transferability of Units;
d.The Member wishing to transfer any Units (the “Transferor”) and the Person that they wish to transfer to (the “Transferee”), shall execute and deliver to the Company such documents and instruments that the Board of Managers deem necessary or appropriate to affect such Transfer or to admit the Transferee as a Substitute Member. If required by the Board of Managers, the Transferor or Transferee shall pay or reimburse the Company for all reasonable costs and expenses (including reasonable attorney’s fees) connected with the Transfer and the Company may charge interest for any fees invoiced to such Persons and not paid within thirteen (13) days;
e.The Transferor and Transferee shall furnish the Company with the Transferee’s taxpayer identification number, sufficient information to determine the Transferee’s initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file required federal and state tax returns and other information statements or returns;
f.Except in the case of a Transfer involuntarily by operation of law, either: (1) such Units shall be registered under the Securities Act of 1933, as amended, and any applicable state securities laws, or (2) the Transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Board of Managers, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the transfer of securities; and
g.The Transferee shall, by written instrument in form and substance reasonably satisfactory to the Board of Managers, accept and adopt this Agreement through a Joinder Agreement in the form acceptable to the Board of Managers and assume the Transferor’s obligations under this Agreement with respect to the transferred Units.
The Board of Managers may waive any condition of this Section 10.2.
10.3.Redemption Rights of Company. The Company shall have the right to redeem the Units of any Member, Transferor, Transferee or any other Person who beneficially holds Units upon any of the following occurrences:
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a.An attempt to Transfer any Units in a manner not in conformity with this Agreement, including, but not limited to, this Section 10.
b.The failure of a Person who becomes the beneficial holder of Units to comply with Section 10.2 and become a Member within a 12-month period following the date that the Person became a beneficial holder of the Units.
c.The failure of a Person who becomes the beneficial holder of less than 5,000 Units to acquire the minimum investment requirement of 5,000 Units within 240 days of becoming the holder of such Units.
d.Any Member becomes a Bankrupt Member, and such Bankrupt Member is not able to sell such Units within 240 days through the Units Transfer System.
If the Company exercises its right to redeem a Member’s or Person’s Units pursuant this Section 10.3, the Company shall notify such Member or Person of its choice to exercise such redemption right and pay to such Member or Person the Discount Price of such Unit in any means which is approved by the Board of Managers, including by executing a promissory note with such terms as approved by the Board of Managers within their sole discretion. Upon redemption, such Person or Member shall be deemed to have relinquished any right to the Units and such Units will be noted as cancelled on the records of the Company. Nothing in this section shall be interpreted to limit or prevent the Company from seeking any legal or equitable relief that would otherwise be available to the Company.
10.4.Bankruptcy of a Member. If any Member becomes a Bankrupt Member, the Bankrupt Member shall be required to offer their Units for sale through the Unit Transfer System, and if such a sale is not completed within 240 days after the Member becomes a Bankrupt Member and the Company’s notification by such Bankrupt Member that such Member has become bankrupt, the Company shall have the option, exercisable by notice from the Company to the Bankrupt Member (or its representative) at any time after expiration of the 240 day period, to redeem and cancel the Bankrupt Member’s Units at the Discount Price or the lowest amount which may be approved by the Bankruptcy Court, whichever is lower. The payment to be made to the Bankrupt Member or its representative pursuant to this Section 10.4 will be in complete liquidation and satisfaction of all the rights and interest of the Bankrupt Member and its representative (and of all Persons claiming by, through, or under the Bankrupt Member and its representative) and in respect of the Company, including, without limitation, any Units, any rights in specific Company property, and any rights against the Company and (insofar as the affairs of the Company are concerned) against the Members, and constitutes a compromise to which all Members have agreed.
10.5.Tax Elections. In the event of a Transfer of all or part of the Units of any Member, the Company, in the sole discretion of the Board of Managers, may elect pursuant to Section 754 of the Code (or any successor provisions) to adjust the basis of the assets of the Company.
10.6.Rights of Transferees; Effect of Transfer.
a.A Transfer does not entitle the Transferee of such Unit to: (1) vote such Unit(s) or to otherwise participate in the Company’s management (or to become a Member or exercise any voting or management rights of a Member under this Agreement or the Act), (2) inspect the Company’s books and
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records or receive any information regarding the Company, or (3) any other rights of a Member under this Agreement or the Act until such Transferee becomes a Substitute Member in accordance with Section 11. Rather, a Transfer only entitles the Transferee to receive the allocations of income, gain, losses, deductions, credits and distributions in accordance with Section 8 of this Operating Agreement, and if applicable, such Units may become subject to the Company’s right of redemption as described in Section 10.3.
b.A Transfer does not release the Transferor from any debts, liabilities, or obligations of the Transferor to the Company.
10.7.No Transfer after Dissolution Event. No Member may Transfer all or part of its Units after a Dissolution Event has occurred.
10.8.Legend. The Units may be evidenced by electronic certificates, as determined by the Board of Managers. The following legend, as may be amended by the Board of Managers in their sole discretion, must be placed upon any certificates or other documents or instruments evidencing ownership of Units hereafter authorized by the Managers:
THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS DOCUMENT IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE COMPANY’S FOURTH AMENDED AND RESTATED OPERATING AGREEMENT, AS AMENDED FROM TIME TO TIME.
THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND THE UNITS REPRESENTED BY THIS DOCUMENT MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR EXEMPTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.
11.Additional And Substitute Members
11.1.Admission of New Members. Persons acceptable to the Board of Managers may be admitted as Additional Members, by the sale of new Units, or as a Substitute Member by the Transfer of Units already outstanding, by the Board of Managers after such Persons have complied with the provisions of Section 10.2 (unless such requirements have been waived by the Board of Managers). Such Additional Members or Substitute Members, as applicable shall effectively become a Member on the first (1st) day of the Financial Quarter following the Board of Manager’s approval. No Person shall become a Member without the approval of the Board of Managers. The Board of Managers may refuse to admit any Person as a Member in its sole discretion.
12.CONFIDENTIALITY
12.1.Confidentiality.
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a.Each Member acknowledges that during the term of this Agreement, they will have access to and become acquainted with trade secrets, proprietary information, and confidential information belonging to the Company that is not generally known to the public, including, but not limited to, information concerning business plans, financial statements, financial information of customers, personal identifying information, operating practices and methods, expansion plans, strategic plans, marketing plans, contracts, customer lists, or other business documents which the Company treats as confidential (including oral, written, electronic, or any other form or medium) (collectively, “Confidential Information”). In addition, each Member acknowledges that: (i) the Company has invested, and continues to invest, substantial time, expense, and specialized knowledge in developing its Confidential Information; (ii) the Confidential Information provides the Company with a competitive advantage over others in the marketplace; and (iii) the Company would be irreparably harmed if the Confidential Information were disclosed to competitors or made available to the public. Without limiting the applicability of any other agreement to which any Member is subject, no Member shall, directly or indirectly, disclose or use (other than solely for the purposes of such Member monitoring and analyzing their investment in the Company or performing their duties as a Manager, Officer, employee, consultant, or other service provider of the Company) at any time, including use for personal, commercial, or proprietary advantage or profit, either during their association or employment with the Company or thereafter, any Confidential Information of which such Member is or becomes aware. Each Member in possession of Confidential Information shall take all appropriate steps to safeguard such information and to protect it against disclosure, misuse, espionage, loss, and theft.
b.Nothing contained in Section 12.1(a) prevents any Member from disclosing Confidential Information: (i) upon the order of any court or administrative agency; (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Member; (iii) to the extent compelled by legal process or required or requested pursuant to subpoena, interrogatories, or other discovery requests; (iv) to the extent necessary in connection with the exercise of any remedy hereunder or (v) to other Members; provided, that in the case of clause (i), (ii), (iii), or (iv) unless prohibited by law, such Member shall notify the Company and other Members of the proposed disclosure as far in advance of such disclosure as practicable (but in no event make any such disclosure before notifying the Company and other Members) and use reasonable efforts to ensure that any Confidential Information so disclosed is accorded confidential treatment satisfactory to the Company, when and if available.
c.The restrictions of Section 12.1(a) do not apply to Confidential Information that: (i) is or becomes generally available to the public other than as a result of a disclosure by a Member in violation of this Agreement; (ii) is or has been independently developed or conceived by such Member without use of Confidential Information; or (iii) becomes available to the receiving Member from a source other than the Company or anyone associated with the Company.
13.UNIT CERTIFICATES
13.1.Electronic Unit Certificates. Effective as of the Reclassification Date, any and all physical Unit Certificates will be effectively retired on the books of the Company and the Company will evidence each Member’s holdings of Units using a book entry account on the books of the Company. All Units of the Company shall be uncertificated on a go-forward basis from the Reclassification Date;
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however, the Board of Managers may elect, in their discretion, to issue electronic Unit certificates representing the evidence of the Units owned by each Member at the Board of Manager’s discretion.
13.2.Certificate Regulations. The Board of Managers shall have the power and authority to make such further rules and regulations not inconsistent with the statutes of the State of South Dakota as they may deem expedient concerning the issue, transfer, conversion and registration of certificates of the Company, including the appointment or designation of one or more transfer agents and one or more registrars. The Company may act as its own transfer agent and registrar.
13.3.Loss or Destruction of Certificates. In case of loss or destruction of any certificate issued before the Reclassification Date, a book entry representing such Units, or electronic certificate, in the discretion of the Board of Managers, may be issued in its place upon proof of such loss or destruction, and upon giving a satisfactory bond of indemnity to the Company in such sum as the Board of Managers may provide.
13.4.Member List. The Company shall keep at its offices a ledger of all of the Members of the Company, arranged in alphabetical order, showing the address of each Member and the number of Units registered in the name of each Member.
14.INDEMNIFICATION
14.1.Indemnification. The Company shall indemnify an officer, Member, Manager, former Member, a former officer or a former Manager of the Company against expenses actually and reasonably incurred by said person in connection with the defense of an action, suit or proceeding, civil or criminal, in which said person is made a party by reason of being or having been such officer, Member or Manager, except in relation to matters as to which such Person may be adjudged in the action, suit or proceeding to be liable to the Company under Section 14.2 of this Operating Agreement.
14.2.Liability of Company. To the full extent permitted by South Dakota law, no officer, Member or Manager shall be liable to the Company or its Members for monetary damages for an act or omission in such Person’s capacity as an officer, Member or Manager of the Company, except that this Section 14 does not eliminate or limit the liability of an officer, Member or Manager to the extent the officer, Member or Manager is found liable for:
a.If such Person is a Manager, a breach of the duty of loyalty to the Company or its Members;
b.an act or omission not in good faith that constitutes a breach of duty to the Company or its Members or an act or omission that involves gross negligence, intentional misconduct or a known violation of the law;
c.a transaction from which the officer, Member or Manager received an improper benefit whether or not the benefit resulted from an action taken within the scope of the officer’s, Member’s or Manager’s office; or
d.an act or omission for which the liability of an officer, Member or Manager is expressly provided for by applicable statute.
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14.3.Prospective Amendment of Liability and Indemnity. Any repeal or amendment of this Section 14 by the Board of Managers of the Company shall be prospective only and shall not adversely affect any right of an officer, Member or Manager to indemnification, or any limitation on the liability of an officer, Member or Manager of the Company existing at the time of such repeal or amendment.
14.4.Non-Exclusive Liability and Indemnity. The provisions of this Section 14 shall not be deemed exclusive of any other rights or limitations of liability or indemnity to which an officer, Member or Manager may be entitled under any other provision of this Agreement, or pursuant to any contract or agreement, the Act or otherwise.
15.DISSOLUTION AND TERMINATION
15.1.Dissolution.
a.The Company shall be dissolved upon the occurrence of any of the following events (each, a “Dissolution Event”):
i.upon affirmative vote of the Members holding a majority of the Class A and Class C Units, voting as a single class;
ii.upon the entry of a decree of dissolution by a court of competent jurisdiction; or
iii.an event that makes it unlawful for all or substantially all of the business of the Company to be continued, but any cure of illegality within 90 days after notice to the Company of the event is effective retroactively to the date of such event.
15.2.Continuation. Except upon the receipt of a judicial decree as provided in Section 15.1(a)(i), no Member has the right to dissociate from the Company. The death, expulsion, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company.
15.3.Distribution of Assets Upon Dissolution. In settling accounts after dissolution, the liabilities of the Company shall be entitled to payment in the following order with any payments due to a Member hereunder being offset by any amounts owed by the Member to the Company:
a.to the expenses of the dissolution;
b.to those creditors (including to Members who are creditors to the extent permitted by the South Dakota Act) in the order of priority as provided by law;
c.to the establishment of Reserves that are determined by the Managers to be reasonably necessary for any contingent unforeseen liabilities or obligations of the Company; and
d.to the Members ratably in proportion to the credit balances in their respective capital accounts in an amount equal to the aggregate credit balances in the capital accounts after and including all allocations to the Members under Section 9, including the allocation of any income, gain or loss from the sale, exchange or other disposition (including a deemed sale pursuant to Section 15.5) of the Company’s assets.
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15.4.Deficit Capital Account Balances. Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the capital account of any Member results from or is attributable to deductions and losses of the Company (including non-cash items such as depreciation), or distributions of money pursuant to this Agreement to all Members in proportion to their respective Ownership Percentages, upon dissolution of the Company such deficit shall not be an asset of the Company and such Members shall not be obligated to contribute such amount to the Company to bring the balance of such Member’s capital account to zero.
15.5.Character of Liquidating Distributions. All payments made in liquidation of the Units of a Member in the Company shall be made in exchange for the Units of such Member in Property under Code Section 736(b)(1), including the interest of such Member in Company goodwill. If any assets are distributed to a Member, rather than sold, the distribution shall be treated as a distribution equal to the fair market value of the asset at the time of the liquidation.
15.6.Articles of Termination. When all debts, liabilities, and obligations have been paid and discharged or adequate provisions have been made therefore and all of the remaining property and assets have been distributed to the Members, the Articles of Termination or any other necessary or appropriate documents, as determined by the Managers, shall be executed and filed with the South Dakota Secretary of State in accordance with Section 47-34A-805 of the Act. Thereafter, the existence of the Company shall cease, except for the purpose of suits, other proceedings, and appropriate action as provided in the South Dakota Act. The Board of Managers shall thereafter be a trustee for the Members and creditors of the Company and as such shall have authority to distribute any Company property discovered after dissolution and take such other action as may be necessary on behalf of and in the name of the Company. The Board of Managers may delegate such trustee power to an individual Member or any other Person.
15.7.Winding Up. Except as provided by law, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Contribution of each Member, such Member shall have no recourse against any other Member, any Manager or the Company. Further, no Member shall be required to restore any deficit in his or her Capital Account and such deficit shall not be treated as an asset of the Company. The winding up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Managers, or any person authorized to perform such actions by the Managers, who each are hereby authorized to take all actions necessary to accomplish such distribution, including without limitation, selling any Company assets the Managers deem necessary or appropriate to sell.
16.Amendments
16.1.Amendments. Any amendment to this Agreement may be proposed by any Manager or by Members holding not less than thirty percent (30%) of all Class A Units, Class B Units or Class C Units, as a single class. A proposed amendment shall become effective at such time as it has been approved by the Board of Managers in accordance with Section 6.8(iv) and the Class A Members, the Class B Members, and if applicable, the Class C Members, voting together as a single class in accordance with Section 4.2(d).
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17.Miscellaneous Provisions
17.1.Waiver of Action for Partition. Each Member irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to any real property of the Company.
17.2.Applicable Law/Jurisdiction. THIS AGREEMENT HAS BEEN EXECUTED IN SOUTH DAKOTA AND SHALL BE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF SOUTH DAKOTA. THE MEMBERS CONSENT TO THE JURISDICTION OF THE COURTS OF THE STATE OF SOUTH DAKOTA AND AGREE THAT ANY ACTION ARISING OUT OF OR TO ENFORCE THIS AGREEMENT MUST BE BROUGHT AND MAINTAINED IN THE STATE OF SOUTH DAKOTA.
17.3.Captions. Paragraphs, titles, or captions in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions.
17.4.Construction. Whenever the context so requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter, and the singular shall include the plural, and conversely. All references to Sections refer sections of this Agreement, and all references to Exhibits, if any, are to Exhibits attached hereto, if any, each of which is made a part hereof for all purposes.
17.5.Validity. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.
17.6.Binding Effect. This Agreement shall inure to and bind all Members, as well as their estates, heirs, legal representatives, successors, and assigns.
17.7.Counterparts. This Agreement or any certificate, Joinder Agreement, or amendment pursuant thereto may be executed in counterparts, all of which taken together shall be deemed one original agreement and shall be binding upon all parties hereto notwithstanding that all parties are not signatory to the same counterpart.
17.8.Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.
17.9.Notice to Members of Provisions of this Agreement. By becoming a Member or being a Member, each Member acknowledges that it has actual notice of (a) all of the provisions of this Agreement, including, without limitation, the restrictions on the Transfers of Units set forth in Section 10. Each Member agrees that this Agreement constitutes adequate notice of all such provisions, and each Member waives any requirement that any further notice thereunder be given.
17.10.Voting of Interests. Any interest issued by any other legal entity which is owned or controlled by the Company may be voted at any meeting of such other entity by the Board of Managers, or their duly authorized representative. Whenever it is desirable for the Company to execute a proxy or
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give a consent in respect to any legal interest issued by any other entity and owned by the Company, such proxy or consent shall be executed in the name of the Company by the Managers, without any need for authorization by the Members. Any Person or Persons designated in the manner above stated as the proxy or proxies of the Company shall have full right, power, and authority to vote the legal interest issued by such other entity and owned by the Company the same as if such legal interest might be voted by the Company.
17.11.Notices; Electronic Transmission. All notices under this Agreement shall be in writing and shall be effective by electronic transmission, personal delivery, or by registered or certified mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given. “Electronic transmission,” “electronically transmitted,” “electronically delivered” and similar terms shall mean any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval, and reproduction of information by the recipient, including email. Notice by electronic transmission is written notice. Notices and written consents may be given by electronic transmission. Each written consent given by electronic transmission shall contain an electronic signature of the person giving such written consent.
17.12.Effect of Waiver of Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.
17.13.Conflicting Provisions. To the extent that one or more provisions of this Agreement appear to be in conflict with one another, then the Board of Managers shall have the right to choose which of the conflicting provisions are to be enforced. Wide latitude is given to the Board of Managers in interpreting the provisions of this Agreement to accomplish the purposes and objectives of the Company, and the Board of Managers may apply this Agreement in such a manner as to be in the best interest of the Company, in its sole discretion, even if such interpretation or choice of conflicting provisions to enforce is detrimental to one or more Members.
17.14.Waiver of Notice. Whenever any notice is required to be given pursuant to the provisions of the Act, the Certificate of Organization of the Company, or this Agreement, a waiver thereof, in writing, signed by the Person or entity entitled to such notice, whether before or after the time stated therein, is deemed equivalent to the giving of such notice.
17.15.Acknowledgement. The parties acknowledge and agree that: (i) the law firm of BrownWinick has drafted this Agreement as counsel for the Company; (ii) the Members are hereby advised that they may wish and should seek the advice of independent legal counsel to represent and protect their individual interests prior to and in connection with the execution of this Agreement and (iii) the Members have carefully reviewed this Agreement and are executing the same with full knowledge of its legal significance and effect.

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EXHIBIT A

FORM OF JOINDER AGREEMENT

ADDENDUM TO THE
FOURTH AMENDED AND RESTATED OPERATING AGREEMENT OF
LAKE AREA CORN PROCESSORS, LLC

    As a condition to becoming a Member in Lake Area Corn Processors, LLC, I (the undersigned individual or entity) hereby represent and warrant that I have received a copy of the Fourth Amended and Restated Operating Agreement of Lake Area Corn Processors, LLC dated effective [_________, 2024] and, if applicable, any amendments and modifications thereto (the “Operating Agreement”). I acknowledge and agree that I am subject to and must comply with the Operating Agreement in all respects as if I had executed it on the Effective Date. Further, I acknowledge and agree I will be bound by the provisions Operating Agreement from and after the date that I execute this addendum.
I further represent and warrant that the representations and warranties required of all Members in the Operating Agreement are true and correct with respect to my person.
Dated: _____________________, 20______.
Individuals:                        Entities:

Name of Individual Member (Please Print)        Name of Entity (Please Print)

Signature of Individual                    Print Name and Title of Officer

Name of Joint Individual Member (Please Print)        Signature of Officer

Signature of Joint Individual Member

Agreed and Accepted on Behalf of the Company and its Members:
Lake Area Corn Processors, LLC
By:
Its:
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